SCHEDULE 14A INFORMATION

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Allergan, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2525 Dupont Drive, Irvine, CA 92612 (714) 246-4500

March 8, 2013

Dear Stockholder:

You are cordially invited to attend our 2013 annual meeting of stockholders, to be held on April 30, 2013 at 10:00 a.m., local time, at our headquarters located at 2525 Dupont Drive, Irvine, California 92612. We hope you will be present to hear management’s report to stockholders. The attached notice of meeting and proxy statement describe the matters to be acted upon at the annual meeting. We urge you to read this information carefully.

Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares of Allergan stock you own, it is important that your shares are represented at the annual meeting. We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials, which include the Notice of Annual Meeting, our Proxy Statement, our 2012 Annual Report and a proxy card or voting instruction form. The Notice contains instructions on how to access those documents on the internet and how to cast your vote via the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail. If you receive a paper copy of our proxy materials, you can cast your vote by completing the enclosed proxy card and returning it in the postage-prepaid envelope provided, or by utilizing the telephone or internet voting systems.

David E.I. Pyott

Chairman of the Board, President

and Chief Executive Officer

2525 Dupont Drive, Irvine, CA 92612

NOTICE OF ANNUAL MEETING OF ALLERGAN, INC. STOCKHOLDERS

TO BE HELD ON APRIL 30, 2013

TO OUR STOCKHOLDERS:

The 2013 annual meeting of stockholders of Allergan, Inc. will be held on Tuesday, April 30, 2013 at 10:00 a.m., local time, at our headquarters located at 2525 Dupont Drive, Irvine, California 92612. We will consider and act on the following items of business at the annual meeting:

1.	Election of nine directors for a term of office expiring at the 2014 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees for election to our board of directors are David E.I. Pyott, Deborah Dunsire, M.D., Michael R. Gallagher, Dawn Hudson, Trevor M. Jones, Ph.D., Louis J. Lavigne, Jr., Peter J. McDonnell, M.D., Timothy D. Proctor and Russell T. Ray.

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013;

3.	Conduct an advisory vote to approve the compensation of our named executive officers;

4.	Approve the amendment and restatement of our Amended and Restated Certificate of Incorporation to provide stockholders with the right to call special meetings;

5.	Consider two stockholder proposals, if properly presented at the annual meeting; and

6.	Such other business as may properly come before the annual meeting.

The Proxy Statement accompanying this notice describes each of these items of business in more detail. Our board of directors recommends: a vote “FOR” each of the nine nominees for director named in the Proxy Statement, a vote “FOR” items 2, 3 and 4 and a vote “AGAINST” each of the stockholder proposals, if properly presented at the annual meeting, in item 5.

If you were a holder of record of Allergan common stock at the close of business on March 6, 2013, you are entitled to notice of and to vote at the annual meeting.

By Order of the Board of Directors

Matthew J. Maletta

Vice President,

Associate General Counsel and Secretary

Irvine, California

March 8, 2013

ALLERGAN, INC.

2525 Dupont Drive, Irvine, CA 92612

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2013

i

ALLERGAN, INC.

2525 Dupont Drive, Irvine, CA 92612

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2013

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

Solicitation of Proxies is Made by Allergan’s Board of Directors

The board of directors of Allergan, Inc. (“Allergan,” the “Company,” “we,” “our” or “us”) is soliciting proxies to be used at the annual meeting of stockholders, to be held on Tuesday, April 30, 2013 at 10:00 a.m., local time, at our headquarters located at 2525 Dupont Drive, Irvine, California 92612, and at any continuation, adjournment or postponement thereof. Directions to attend the annual meeting can be found on our website at www.allergan.com. References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not incorporated into this Proxy Statement.

As permitted by the Securities and Exchange Commission (“SEC”), Allergan is providing most stockholders with access to our proxy materials over the internet rather than in paper form. Accordingly, on or about March 15, 2013, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials over the internet to most of our stockholders. We will mail printed copies of the full set of proxy materials to the rest of our stockholders. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you follow the instructions contained on the Notice for requesting such materials. The Notice instructs you on how to access and review all of the important information contained in our Proxy Statement and our 2012 Annual Report to Stockholders over the internet. The Notice also instructs you on how to submit your proxy via the internet.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 30, 2013:

Our Proxy Statement and 2012 Annual Report to Stockholders are Available at www.proxyvote.com. This website address contains the following documents: the Notice of the Annual Meeting, our Proxy Statement and our 2012 Annual Report to Stockholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Can Vote, Outstanding Shares

Record holders of our common stock as of March 6, 2013 may vote at the annual meeting. As of the record date, there were 297,690,478 shares of our common stock (exclusive of approximately 9,859,332 shares of common stock held in treasury) outstanding, each entitled to one vote. The shares of common stock held in our treasury will not be voted at the annual meeting. There were approximately 4,798 stockholders of record as of the record date.

How You Can Vote

You can vote by attending the annual meeting and voting in person or you can vote by submitting a proxy. If you are the record holder of your stock, you can vote by submitting your proxy via the internet, by telephone or through the mail.

To vote via the internet, follow the instructions on the Notice or go to the internet address stated on your proxy card. To vote by telephone, call the number on your proxy card. If you receive only the Notice, you may follow the procedures outlined in the Notice to vote via the internet or request a proxy card.

As an alternative to voting by telephone or via the internet, you may vote by mail. If you receive only the Notice, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you receive a paper copy of the proxy materials and wish to vote by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope. If you do not have the postage-prepaid envelope, please mail your completed proxy card to the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you hold your shares of common stock through a broker, bank or other nominee, then you will receive a notice from such institution or person that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions via the internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of our Proxy Statement and proxy card by following the instructions on the notice provided by your broker, bank or other nominee.

The internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on April 29, 2013. Stockholders who submit a proxy via the internet should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers and that these costs must be borne by such stockholders. Stockholders who submit a proxy via the internet or by telephone need not return a proxy card or the form forwarded by your broker, bank or other nominee by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the annual meeting. If you properly give your proxy and submit it to us in time to vote, the individuals named as your proxy holders will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted via the internet, by telephone and by mail) received before the polls are closed at the annual meeting, and not revoked or superseded, will be voted at the annual meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, such shares will be voted by the proxy holders named in the enclosed proxy according to the recommendation of our Board: “FOR” the election of all of the director nominees; “FOR” ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013; “FOR” approval of the compensation of our named executive officers; “FOR” approval of the amendment and restatement of our Amended and Restated Certificate of Incorporation; and “AGAINST” each of the stockholder proposals. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the annual meeting and at any continuation, postponement or adjournment of the annual meeting. As of the date of this Proxy Statement, our Board is not aware of any other items of business that will be presented for consideration at the annual meeting other than those described in this Proxy Statement.

Voting in Person

If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Even if you plan to attend the annual meeting, we encourage you to submit your proxy to vote your shares in advance of the annual meeting.

Stockholders who wish to attend the annual meeting will be required to present verification of ownership of our common stock, such as a bank or brokerage firm account statement and will be required to present a valid government-issued picture identification, such as a driver’s license or passport, to gain admittance to the annual meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

How You May Revoke or Change Your Vote

As a stockholder of record, you have the power to revoke your proxy at any time before it is voted. A proxy may be revoked by a stockholder of record by:

•	delivering a written notice of revocation to our Secretary at or before the annual meeting;

•	presenting to our Secretary, at or before the annual meeting, a later dated proxy executed by the person who executed the prior proxy;

•	submitting another proxy by telephone or via the internet (your latest telephone or internet voting instructions are followed); or

•	attending the annual meeting and voting in person.

Attendance at the annual meeting will not, by itself, revoke a proxy. Any written notice of revocation or delivery of a subsequent proxy by a stockholder of record may be sent to Allergan, Inc., Attn: Secretary, P.O. Box 19534, Irvine, CA 92623, or hand delivered to our Secretary at or before the voting at the annual meeting.

If you hold your shares through a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. If you wish to vote in person, you must obtain a legal proxy issued to you by your broker, bank or other nominee.

Quorum and Required Vote

The inspector of elections appointed for the annual meeting will tabulate votes cast by proxy or in person at the annual meeting. The inspector of elections will also determine whether a quorum is present. In order to constitute a quorum for the conduct of business at the annual meeting, a majority of the outstanding shares of our common stock entitled to vote at the annual meeting must be present or represented by proxy at the annual meeting. Shares that abstain from voting on any proposal, or that are represented by broker non-votes (as discussed below), will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum is present.

A broker holding shares of record for you is not entitled to vote on certain matters unless the broker receives voting instructions from you. Broker non-votes result when shares are held by a broker who has not received voting instructions from the beneficial owner and the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority.

Election of Directors: Item No. 1. Our Amended and Restated Bylaws provide for a majority voting standard in the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “for,” “against” or “abstain.” Cumulative voting is not permitted. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” the nominee. Abstentions and broker non-votes will not count as a vote “for” or “against” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

Our Board has adopted a policy under which, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to our Board. The Corporate Governance and Compliance Committee, or another duly authorized committee of our Board, will determine whether to accept or reject the tendered resignation generally within 90 days after certification of the election results. Allergan will publicly disclose the committee’s determination regarding the tendered resignation and the rationale behind the decision in a Current Report on Form 8-K filed with the SEC.

Ratification of Independent Registered Public Accounting Firm: Item No. 2. The approval of Item No. 2, ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013, requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions on Item No. 2 will have the same effect as a vote against Item No. 2. The approval of Item No. 2 is a routine proposal on which a broker or other nominee is generally empowered to vote. Accordingly, no broker non-votes will likely result from this proposal.

Advisory Vote to Approve the Compensation of our Named Executive Officers: Item No. 3. The approval of Item No. 3, regarding the compensation of our named executive officers, requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Approval of the Amendment and Restatement of Our Amended and Restated Certificate of Incorporation: Item No. 4. The approval of Item No. 4, regarding the amendment and restatement of our Amended and Restated Certificate of Incorporation, requires the affirmative vote of a majority of shares outstanding. Abstentions will have the same effect as votes against this proposal. The approval of Item No. 4 is a routine proposal on which a broker or other nominee is generally empowered to vote. Accordingly, no broker non-votes will likely result from this proposal.

Stockholder Proposals: Item No. 5. The approval of the non-binding stockholder proposals under Item No. 5, if properly presented at the annual meeting, requires the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the stockholder proposals. Abstentions will have the same effect as votes against the stockholder proposals. Broker non-votes will have no effect on these proposals as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Costs of Solicitation

The total cost of this solicitation, including preparing, printing and mailing this Proxy Statement, will be borne by us. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, by facsimile or in person. We have retained Georgeson Inc. to assist in the solicitation of proxies for a fee estimated to be approximately $9,000, plus the reimbursement of out-of-pocket expenses incurred on our behalf. We will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of our common stock.

Stockholder List

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during ordinary business hours at our corporate headquarters located at 2525 Dupont Drive, Irvine, CA 92612 for the ten days prior to the annual meeting, and also at the annual meeting.

Confidentiality

It is our policy that all proxies, ballots and voting materials that identify the particular vote of a stockholder be kept confidential, except in the following circumstances:

•	to allow the independent inspector of elections appointed for the annual meeting to certify the results of the vote;

•	as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action;

•

where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of the tabulation of such proxies, ballots or votes;

•	where a stockholder expressly requests disclosure or has made a written comment on a proxy card;

•

where contacting stockholders by us is necessary to obtain a quorum, the names of stockholders who have or have not voted (but not how they voted) may be disclosed to us by the independent inspector of elections appointed for the annual meeting;

•	aggregate vote totals may be disclosed to us from time to time and publicly announced at the meeting of stockholders at which they are relevant; and

•	in the event of any solicitation of proxies or written consents with respect to any of our securities by a person other than us of which solicitation we have actual notice.

Item No. 1

ELECTION OF DIRECTORS

Our Board currently consists of eleven members. The current term of office of each of our directors shall expire at the 2013 annual meeting of stockholders. As previously announced, effective immediately prior to the 2013 annual meeting of stockholders, Herbert W. Boyer, Ph.D. and Stephen J. Ryan, M.D. shall retire from our Board. Neither Dr. Boyer’s nor Dr. Ryan’s decision is the result of any disagreement with us or our Board. Also effective immediately prior to the 2013 annual meeting of stockholders, our Board has approved a reduction in the size of our Board from 11 to nine directors and, in connection with Dr. Boyer’s retirement, appointed Michael R. Gallagher to serve as our lead independent director. Each of the remaining nine directors are being nominated for a term expiring the date of our 2014 annual meeting of stockholders and until their successors are duly elected and qualified. Our Board appoints directors to fill vacancies on our Board, as they occur, as well as vacancies resulting from newly created directorships, in each instance upon the recommendation of the Corporate Governance and Compliance Committee. A director appointed to fill a vacancy shall serve a term that expires at the next annual meeting of stockholders.

Upon the recommendation of the Corporate Governance and Compliance Committee, our Board has nominated each of the following nine persons to be elected to serve for a one-year term expiring at the annual meeting of stockholders in 2014 and until his or her successor is duly elected and qualified. Each of the nominees for election currently serves as a director and has consented to serve for a new term. Each nominated director was elected by our stockholders to his or her present term of office, with the exception of Peter J. McDonnell, M.D. and Timothy D. Proctor, who were appointed to our Board effective as of January 31, 2013 and February 4, 2013, respectively. Effective immediately prior to the 2013 annual meeting of stockholders, the nominees will serve on the following committees:

Nominee	Position with Us	Audit and Finance	Corporate Governance and Compliance	Organization and Compensation	Science & Technology
David E.I. Pyott	Chairman of the Board,
President and Chief
Executive Officer
Michael R. Gallagher	Lead Independent Director		C	M
Deborah Dunsire, M.D.	Director		M		M
Dawn Hudson	Director	M		C
Trevor M. Jones, Ph.D.	Director		M		C
Louis J. Lavigne, Jr.	Director	M			M
Peter J. McDonnell, M.D.	Director		M		M
Timothy D. Proctor.	Director	M		M
Russell T. Ray	Director	C		M

“C” indicates Chair and “M” indicates Member of the respective committee.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NINE NAMED DIRECTOR NOMINEES.

Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares of our common stock represented by the proxies will be voted for such other person or persons as may be designated by our Board, unless our Board reduces the number of directors accordingly. As of the date of this Proxy Statement, our Board is not aware of any nominee who is unable or will decline to serve as a director.

Information About Director Nominees

Set forth below are descriptions of the backgrounds of each nominee and their principal occupations for at least the past five years and their public-company directorships as of the record date as well as those held during the past five years. There are no relationships among any of our directors or among any of our directors and executive officers.

DAVID E.I. PYOTT, 59, has been our Chief Executive Officer since January 1998 and in 2001 became Chairman of the Board. Mr. Pyott also served as our President from January 1998 until February 2006, and again beginning March 2011. Mr. Pyott has driven the growth of Allergan by fueling internal development through significant investment in Research & Development while also identifying and leveraging unique, synergistic external opportunities. Allergan’s investment in Research & Development has increased from less than $100 million in 1998 to an expected amount of over $1 billion in 2013. Allergan is currently the fastest growing and second largest global ophthalmic pharmaceutical company in other specialty areas including neurosciences, medical aesthetics and medical dermatology. In addition to internally driven innovation, Allergan acquired Inamed Corp. for over $3 billion in 2006 and Groupe Laboratories Cornéal in France in 2007 primarily for their breast implant and dermal filler technologies. In adding these products to BOTOX® Cosmetic, Allergan created a new global category: medical aesthetics, and is the world’s largest medical aesthetics company.

Before joining Allergan, Mr. Pyott served as the Head of the Novartis Nutrition Division and as a member of the Executive Committee of the Switzerland-based Novartis AG, working over 17 years in several positions in strategic planning, marketing and general management in 5 countries around the world.

Mr. Pyott is also the lead independent director of the board of Avery Dennison Corporation, a publicly-traded company focused on pressure-sensitive technology and self-adhesive solutions, where he serves as Chairman of its Compensation and Executive Personnel Committee and as a member of its Governance and Social Responsibility Committee, and a member of the board of directors of Edwards Lifesciences Corporation, a publicly-traded company focused on products and technologies to treat advanced cardiovascular diseases, where he serves on its Audit and Public Policy Committee. Mr. Pyott is a former member of the board of Pacific LifeCorp and Pacific Mutual Holding Company, the parent companies of Pacific Life Insurance Company. Mr. Pyott is a member of the Directors’ Board of The Paul Merage School of Business at the University of California, Irvine. Mr. Pyott serves on the board and Executive Committee of the Biotechnology Industry Organization and is Chairman of the board of the California Healthcare Institute. Mr. Pyott also serves as a member of the board of the Pan-American Ophthalmological Foundation, the International Council of Ophthalmology Foundation and as a member of the Advisory Board for the Foundation of The American Academy of Ophthalmology. Mr. Pyott also serves as Vice Chairman of the Board of Trustees of Chapman University. Mr. Pyott was recognized in the Queen’s Honors List and holds the title of Commander of the British Empire.

Mr. Pyott’s in-depth knowledge of our operations and the markets and industries in which we compete, combined with his entrepreneurial leadership experience in the healthcare industry, position him well to serve as our Chairman and Chief Executive Officer and provide a critical link between management and our Board, enabling our Board to provide its oversight function with the benefit of management’s perspective of the business. For these reasons, and given Mr. Pyott’s substantial public company governance experience from serving on the boards of several large public companies, our Board has concluded that Mr. Pyott should serve as one of our directors.

MICHAEL R. GALLAGHER, 67, was Chief Executive Officer and a Director of Playtex Products, Inc., a publicly-traded personal care and consumer products manufacturer, from July 1995 through his retirement in December 2004. Prior to that, Mr. Gallagher was Chief Executive Officer of North America for Reckitt & Colman plc, a consumer products company based in London. Mr. Gallagher was President and Chief Executive Officer of Eastman Kodak’s subsidiary L&F Products, a cleaning products company, from 1988 until the subsidiary was sold to Reckitt & Colman plc in 1994. Mr. Gallagher held various executive positions with the Lehn & Fink Products group of Sterling Drug, maker of Lysol® and other household cleaning products, from 1984 until its sale to Eastman Kodak in 1988. Mr. Gallagher held various general management and brand management positions with The Clorox Company and The Procter & Gamble Company.

Mr. Gallagher is a member of and past Chairman of the Board of Advisors of the Haas School of Business, University of California, Berkeley. Mr. Gallagher was elected to our Board in 1998, is Chairman of the Corporate Governance and Compliance Committee and is a member of the Organization and Compensation Committee. Effective immediately prior to the 2013 annual meeting of stockholders, Mr. Gallagher will serve as our Board’s lead independent director.

Our Board has concluded that, with more than three decades of experience in key leadership roles at public and private personal care and consumer products companies, including as the former Chief Executive Officer of Playtex Products, Mr. Gallagher provides our Board with a wealth of business and management experience, as well as invaluable broad-based personal care and consumer products experience and should serve as one of our directors and as our Board’s lead independent director.

DEBORAH DUNSIRE, M.D., 50, has served as President and Chief Executive Officer of Millennium Pharmaceuticals, Inc., The Takeda Oncology Company, focused on discovering, developing and commercializing medicines to improve the lives of patients with cancer, since July 2005. Since the acquisition of Millennium by Takeda Pharmaceuticals Company Limited of Osaka, Japan, Dr. Dunsire has served on the Management Committee for Takeda. Since June 2012, Dr. Dunsire has been a member of the board of directors of Takeda Pharmaceutical Company Limited in Japan. Prior to joining Millennium Pharmaceuticals, Dr. Dunsire was Senior Vice President, Head of North American Oncology Operations from July 2000 to July 2005, and Vice President, Oncology Business Unit from August 1996 to June 2000, of Novartis AG, a publicly-traded company focused on the research and development of products to protect and improve health and well-being. At Novartis, she helped increase the North American oncology revenues to over $2.1 billion from approximately $50 million in 10 years. From April 1988 to August 1996, Dr. Dunsire held various positions with Sandoz Laboratories, a pharmaceutical company, in the areas of product management, scientific development and clinical research.

Dr. Dunsire is a member of the board of the Biotechnology Industry Organization and numerous nonprofit organizations, such as Gabrielle’s Angels Foundation for Cancer Research, CancerCare, the Museum of Science, Boston, and the Massachusetts General Hospital Research Advisory Council. Dr. Dunsire was the 2001 recipient of the American Cancer Society’s Excalibur Award and was the 2009 recipient of The Healthcare Businesswomen’s Association’s “Woman of The Year.” Dr. Dunsire is a graduate of the medical school of the University of the Witwatersrand, South Africa. Dr. Dunsire was appointed to our Board in December 2006 and is a member of the Corporate Governance and Compliance Committee and the Science & Technology Committee.

Dr. Dunsire brings to our Board considerable pharmaceutical management and operations experience. Dr. Dunsire also brings to our Board valuable insights as both a clinical researcher and a physician. Our Board has concluded that, with over 22 years of leadership experience in the scientific, clinical, operational and commercial aspects of the biological/pharmaceutical business, including as President and Chief Executive Officer of Millennium Pharmaceuticals, Inc. and the head of the Novartis North American oncology operations, Dr. Dunsire should serve as one of our directors.

DAWN HUDSON, 55, has served as Vice Chairman of The Parthenon Group, an advisory firm focused on strategy consulting, since March 2009. Prior to that, Ms. Hudson served as President and Chief Executive Officer of Pepsi-Cola North America (“PCNA”), the multi-billion dollar refreshment beverage unit of PepsiCo, Inc. in the United States and Canada from March 2005 until November 2007. From May 2002 through March 2005, Ms. Hudson served as President of PCNA. In addition, Ms. Hudson served as Chief Executive Officer of PCNA and concurrently of the PepsiCo Foodservice Division from March 2005 to November 2007. Prior to joining PepsiCo, Ms. Hudson was Managing Director at D’Arcy Masius Benton & Bowles, a leading advertising agency based in New York.

In 2006 and 2007, Ms. Hudson was named among Fortune Magazine’s “50 Most Powerful Women in Business” and the Forbes “100 Most Powerful Women” globally. In 2002, she received the honor of “Advertising Woman of the Year” by Advertising Women of New York. Ms. Hudson was also inducted into the American Advertising Federation’s Advertising Hall of Achievement, and has been featured twice in Advertising Age’s “Top 50 Marketers.” Ms. Hudson is a director of Lowe’s Companies, Inc., a publicly-traded nationwide chain of home improvement superstores, where she serves on the Compensation Committee and the Governance

Committee, and Interpublic Group of Companies, a publicly-traded company, one of the world’s leading organizations of advertising agencies and marketing services companies where she serves on the Audit Committee and Corporate Governance committee. Ms. Hudson is a former director of P.F. Chang’s China Bistro, Inc. Ms. Hudson was appointed to our Board effective January 2008, is Chairman of the Organization and Compensation Committee and is a member of the Audit and Finance Committee.

Having served in key leadership roles at PepsiCo and previously as a Managing Director of a leading advertising agency, Ms. Hudson contributes considerable management experience to our Board as well as valuable expertise and insights in consumer brand management, business strategy and marketing. In addition, by serving on the boards of several large public companies, Ms. Hudson also brings to our Board considerable public company governance experience. For these reasons, our Board has concluded that Mr. Hudson should serve as one of our directors.

TREVOR M. JONES, PH.D., 70, served as the Director General of the Association of the British Pharmaceutical Industry, an association representing the interests of approximately 75 British and international pharmaceutical companies, from 1994 through his retirement in August 2004. From 1987 to 1994, Prof. Jones was a director at Wellcome plc, a major healthcare business that merged with GlaxoSmithKline plc, where he was responsible for all research and development activities. At Wellcome, Prof. Jones led the successful development of numerous pharmaceutical compounds, as well as a number of over-the-counter medicines. Prof. Jones received his bachelor of pharmacy degree and Ph.D. from the University of London and is currently a visiting professor at King’s College London. He has also gained an honorary doctorate from the University of Athens as well as honorary doctorates in science from the Universities of Strathclyde, Nottingham, Bath and Bradford in the United Kingdom. Prof. Jones was recognized in the Queen’s Honors List and holds the title of Commander of the British Empire. He is also a fellow of the Royal Society of Chemistry, a fellow of the Royal Society of Medicine, a fellow of the Royal Pharmaceutical Society, an honorary fellow of the Royal College of Physicians and of its Faculty of Pharmaceutical Medicine and an honorary fellow of the British Pharmacological Society.

Prof. Jones is a board member of Synexus Ltd., a clinical study recruitment and management specialist organization, Sigma-Tau Finanziaria S.p.A., an Italian pharmaceutical company, and Verona Pharma plc, a public biotechnology company dedicated to research in respiratory diseases. Prof. Jones is President and a former board member of Sigma-Tau Pharmaceuticals Inc., a pharmaceutical company focused on medicines for rare disorders. Prof. Jones is a founder of the Geneva-based public-private partnership, Medicines for Malaria Venture and a founder and board member of the UK Stem Cell Foundation. Prof. Jones is a former Chairman of the boards of ReNeuron Group plc and Synexus Ltd. Prof. Jones is also a former member of the boards of NextPharma Technologies Holdings Ltd., Sigma-Tau Industrie Farmaceutiche Riunite S.p.A, ReNeuron Group plc, and Tecnogen S.p.A. Prof. Jones was appointed to our Board in July 2004 and is a member of the Corporate Governance and Compliance Committee and the Science & Technology Committee.

With over 42 years of experience in research and development, and experience in the European and global pharmaceutical industry, Prof. Jones brings to our Board valuable insights in the area of global pharmaceutical management and operations, as well as drug development. Serving as a member of the UK Government Regulatory Agency-The Medicines Commission, a member of the Prime Minister’s Task Force on the Competitiveness of the Pharmaceutical Industry, and as Chair of the Government Advisory Group on Genetics Research, Prof. Jones also brings to our Board in-depth government relations experience. For these reasons, our Board has concluded that Prof. Jones should serve as one of our directors.

LOUIS J. LAVIGNE, JR., 64, is Managing Director of Lavrite, LLC, a management consulting firm in the areas of corporate finance, accounting, management and strategy since March 2005. Prior to these consulting activities, Mr. Lavigne served as Executive Vice President and Chief Financial Officer of Genentech, Inc., a publicly-traded biotechnology company, from March 1997 through his retirement in March 2005. Mr. Lavigne joined Genentech in July 1982, was named controller in 1983 and, in that position, built Genentech’s operating financial functions. In 1986, he was promoted to Vice President and assumed the position of Chief Financial Officer in September of

1988. Mr. Lavigne was named Senior Vice President in 1994 and was promoted to Executive Vice President in 1997. Prior to joining Genentech, he held various financial management positions with Pennwalt Corporation, a pharmaceutical and chemical company.

Mr. Lavigne serves on the board of BMC Software, Inc., a publicly-traded provider of enterprise management software and is Chairman of its Audit Committee, and Accuray Incorporated, a publicly-traded company specialized in the design, development and sale of the CyberKnife System, an image-guided robotic radiosurgery system used for the treatment of solid tumors, where he serves as Chairman of the Board and its Organization and Compensation Committee. Mr. Lavigne also serves on the boards of SafeNet Inc., a privately-held computer security company, and Novocure Limited, a privately-held oncology company, where he serves as Chairman of the Audit Committee. Mr. Lavigne is a trustee of Children’s Hospital Oakland, where he serves as a member of its Finance and Compensation Committee. Mr. Lavigne is a faculty member of the Babson College Executive Education’s Bio-Pharma: Mastering the Business of Science program. Mr. Lavigne is also a trustee of Babson College and Babson Global and the Seven Hills School. Mr. Lavigne is a former member of the board and Chairman of the Audit Committees of Arena Pharmaceuticals, Equinix, Inc. and Kyphon, Inc. Mr. Lavigne is also a former Trustee of the California Institute of Technology. Mr. Lavigne was appointed to our Board in July 2005 and is a member of the Audit and Finance Committee and the Science & Technology Committee.

As the former Executive Vice President and Chief Financial Officer of Genentech, where Mr. Lavigne was a member of Genentech’s Executive Committee and was responsible for Genentech’s financial, corporate relations and information technology functions, Mr. Lavigne brings to our Board a wealth of management, business operations, finance and accounting and business strategy experience in the biotechnology and pharmaceutical industries, which has led our Board to conclude that Mr. Lavigne should serve as one of our directors. Serving on the boards of several large public companies and as a member of the West Audit Committee Chair Networks, Mr. Lavigne also brings to our Board substantial public company corporate governance experience. Given his expertise in finance and accounting, Mr. Lavigne has been determined to be an “audit committee financial expert” by our Board.

PETER J. MCDONNELL, M.D., 54, has served as the Director and William Holland Wilmer Professor of the Wilmer Eye Institute of the Johns Hopkins University School of Medicine since 2003, where he leads the Wilmer Eye Institute, the largest academic ophthalmology department in the country. Dr. McDonnell has also served as the Chief Medical Editor of Ophthalmology Times since 2004, and has served on the editorial boards of numerous ophthalmology journals. He served as a consultant to the United States Department of Health and Human Services in 1996 and also served as the Assistant Chief of Service at the Wilmer Institute from 1987 to 1988.

Dr. McDonnell is a Member of the American Academy of Ophthalmology, American University Professors of Ophthalmology, Association for Research in Vision and Ophthalmology, Maryland Society of Eye Physicians and Surgeons, and Pan American Association of Ophthalmology. In 1999, Dr. McDonnell was named the Irving H. Leopold Professor and Chair of the Department of Ophthalmology at the University of California — Irvine. He is the recipient of research grants from the National Eye Institute, Research to Prevent Blindness, and other funding agencies. The American Academy of Ophthalmology honored him with the Honor Award in 1991 and the Senior Achievement Award in 2001. Dr. McDonnell serves as a board member of the National Alliance for Eye and Vision Research and the Doheny Eye Institute, and is a former member of the board of Tissue Banks International. Dr. McDonnell was appointed to our Board in January 2013, is a member of the Corporate Governance and Compliance Committee and Science & Technology Committee.

Our Board has concluded that Dr. McDonnell should serve as one of our directors because he provides our Board with wide-ranging expertise in ophthalmology and is widely recognized as an international leader in corneal transplantation, laser refractive surgery and the treatment of dry eye. Dr. McDonnell’s depth of expertise in one of our most important specialty areas and the foundation of our success will benefit our Board and Allergan.

TIMOTHY D. PROCTOR, 63, has served as General Counsel of Diageo plc, the world’s leading premium drinks business with an outstanding range of beverage alcohol brands across spirits, beer and wine, since January 2000. Prior to joining Diageo, Mr. Proctor served as the Director, Worldwide Human Resources, of Glaxo Wellcome,

plc (now GlaxoSmithKline plc), a British multinational pharmaceutical company, from 1998 to 1999. From 1993 to 1998, Mr. Proctor held various roles with the United States operation subsidiary of Glaxo Wellcome, plc, including Senior Vice President Human Resources, General Counsel and Secretary. Prior to that, Mr. Proctor served in senior legal roles at Merck & Co., a publicly-traded pharmaceutical company, from 1980 to 1993.

Mr. Proctor is a member of the several notable legal associations, including the American Bar Association, Association of Corporate Counsel, International Bar Association, European General Counsel Association, and FTSE 100 General Counsel Group. Mr. Proctor has previously served on the Boards of Directors of Wachovia Corporation and Northwestern Mutual Life and on the charitable boards for the Association of Corporate Counsel, CARE USA, Duke Law School, and the North Carolina Symphony Orchestra. Mr. Proctor was appointed to our Board in February 2013 and is a member of the Audit and Finance Committee and the Organization and Compensation Committee.

Mr. Proctor brings to our Board a depth of international expertise and is a well-respected leader in the area of international law. Our Board has concluded that, with more than 35 years of domestic and international corporate legal experience, Mr. Proctor should serve as one of our directors.

RUSSELL T. RAY, 65, has served as a Partner of HLM Venture Partners, a private equity firm that provides venture capital to health care information technology, health care services and medical technology companies, since September 2003. Mr. Ray was Founder, Managing Director and President of Chesapeake Strategic Advisors, a firm specializing in providing advisory services to health care and life sciences companies, from April 2002 to August 2003. From June 1999 to March 2002, Mr. Ray was Managing Director and Global Co-Head of the Credit Suisse First Boston Health Care Investment Banking Group, where he focused on providing strategic and financial advice to life sciences, health care services and medical device companies. Prior to joining Credit Suisse First Boston, Mr. Ray spent 12 years at Deutsche Bank, and its predecessor entities BT Alex. Brown and Alex. Brown & Sons, Inc., most recently as Global Head of Health Care Investment Banking.

During Mr. Ray’s investment banking career he successfully completed over 175 acquisitions and financing transactions for health care companies in the United States, Europe and Israel. Mr. Ray is a Director of Prism Education Group, Inc., a closely-held post secondary career education company and SWP Media, Inc., a closely-held distributor of digital content. Mr. Ray served as a director of InfoMedics, Inc., a closely-held healthcare information technology company, from December 2009 through December 2012 when the company was acquired. Mr. Ray is also a director of the Midwest Peregrine Society. Mr. Ray is a former director of Socios Mayores en Salud. Mr. Ray was elected to our Board in April 2003, is Chairman of the Audit and Finance Committee and is a member of the Organization and Compensation Committee.

Mr. Ray is a leading expert with extensive knowledge and experience in the banking and health care industries. He contributes to our Board over 30 years of business strategy, finance and investment banking experience for life sciences, health care services and medical device companies. For these reasons, our Board has concluded that Mr. Ray should serve as one of our directors. Given his expertise in finance and accounting, Mr. Ray has been determined to be an “audit committee financial expert” by our Board.

Item No. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of our Board is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit and Finance Committee has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for fiscal year 2013 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the annual meeting. Ernst & Young has audited our financial statements since June 24, 2005.

Although ratification by our stockholders is not a prerequisite to the Audit and Finance Committee’s ability to select Ernst & Young as our independent registered public accounting firm, the Audit and Finance Committee believes such ratification is advisable and in the best interests of our stockholders. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of Ernst & Young as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and our internal controls over financial reporting for fiscal year 2013. If the stockholders do not ratify the selection of Ernst & Young, the selection of our independent registered public accounting firm will be reconsidered by the Audit and Finance Committee; provided, however, the Audit and Finance Committee may select Ernst & Young notwithstanding the failure of our stockholders to ratify its selection. If the appointment of Ernst & Young is ratified, the Audit and Finance Committee will continue to conduct an ongoing review of Ernst & Young’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Ernst & Young at any time.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013.

Audit Matters

Independent Registered Public Accounting Firm’s Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2012 and December 31, 2011 by our independent registered public accounting firm, Ernst & Young, are as follows:

Type of Fees	2012	2011
Audit Fees(1)	$5,040,053	$4,890,651
Audit-Related Fees(2)	14,950	60,244
Tax Fees(3)	133,815	140,665
All Other Fees(4)	440,650	610,000

Total	5,629,468	5,701,560

(1)	Represents the aggregate fees billed to us by Ernst & Young for professional services rendered for the audit of our annual consolidated financial statements and our internal controls over financial reporting, for the reviews of our consolidated financial statements included in our Form 10-Q filings for each fiscal quarter, for statutory audits of our international operations, and procedures with respect to registration statements.

(2)	Represents the aggregate fees billed to us by Ernst & Young for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already reported in Audit Fees. These services include accounting consultations and attestation services that are not required by statute.

(3)	Represents the aggregate fees billed to us by Ernst & Young for professional services relating to tax compliance and tax advice.

(4)	Represents the aggregate fees billed to us by Ernst & Young for other professional services primarily relating to procedures performed in the role of independent review organization as required by our Corporate Integrity Agreement.

Independent Registered Public Accounting Firm’s Independence and Attendance at the Annual Meeting

The Audit and Finance Committee has considered whether the provision of the above noted services by Ernst & Young is compatible with maintaining the independent registered public accounting firm’s independence and has determined that the provision of such services by Ernst & Young has not adversely affected the independent registered public accounting firm’s independence.

Representatives of Ernst & Young are expected to be present at the annual meeting, will have the opportunity to make a statement if they so request, and will be available to respond to appropriate questions.

Policy on Audit and Finance Committee Pre-Approval

As part of its required duties, the Audit and Finance Committee pre-approves audit and non-audit services performed by our independent registered public accounting firm to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. The Audit and Finance Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally provides that services are to be pre-approved, up to specified amounts, in the defined categories of audit services, audit-related services, tax services and other related services, and sets requirements for specific case-by-case pre-approval of discrete projects that are not otherwise pre-approved or for services over the pre-approved amounts. Pre-approval may be given as part of the Audit and Finance Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The pre-approval of services may be delegated to one or more of the Audit and Finance Committee’s members, but the decision must be presented to the full Audit and Finance Committee at its next scheduled meeting. The policy prohibits retention of the independent registered public accounting firm to perform the prohibited non-audit functions defined in Section 201 of the Sarbanes-Oxley Act of 2002 or the rules of the SEC and also considers whether proposed services are compatible with the independence of the independent registered public accounting firm. All services provided by our independent registered public accounting firm in 2012 were pre-approved in accordance with the Audit and Finance Committee’s pre-approval requirements.

Item No. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

(“SAY-ON-PAY VOTE”)

Summary

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers (which consist of our Chief Executive Officer, Chief Financial Officer, and our other three highest paid executive officers), as such compensation is described in the “Compensation Disclosure” section of this Proxy Statement, beginning on page 37. In 2012, our stockholders approved the compensation of our named executive officers with a 89.1% approval rating. The following is a summary of some of the key points of our 2012 executive compensation program. We urge our stockholders to review the “Compensation Disclosure — Compensation Discussion and Analysis” section of this Proxy Statement on page 37.

2012 Company Financial Performance and Total Stockholder Return. Our positive financial and operating results continued during 2012:

•	Adjusted diluted earnings per share increased 13.4% to $4.14.

•	Annual sales revenues increased 6.8% to $5,708.8 million.

•	Research and development reinvestment was 17.3% of sales revenue, or $989.6 million.

•	Our total stockholder return (stock price appreciation plus dividends) (“TSR”) for the one-, three- and five-year periods ending in 2012 was 4.8%, 13.6% and 7.7%, respectively.

We emphasize pay-for-performance and tie a significant amount of our named executive officers’ pay to our performance. Consistent with our performance-based compensation philosophy, approximately 80% of our named executive officers’ potential compensation for 2012 was based on performance- and equity-based programs. The performance goals under our bonus program are key drivers of performance in our business, in order to ensure quality earnings per share while continuing to reinvest in the long-term growth of our business through R&D. In 2012, we also awarded our Chief Executive Officer a one-time special recognition and retention restricted stock unit award that vests subject to the achievement of rigorous performance goals and will be forfeited in full if Mr. Pyott terminates his employment prior to the end of the five-year performance period. For Mr. Pyott to earn 100% of this special performance award, approximately $14.4 billion in new stockholder value will have been created, for which Mr. Pyott’s award will represent approximately 0.15% of the new stockholder value added. This award is designed to reinforce our pay-for-performance philosophy and ensure retention of Mr. Pyott, who has served as our Chief Executive Officer for the past 15 years, during which time our annual revenues have grown from approximately $1.15 billion to approximately $5.7 billion, and our market capitalization has grown from approximately $2 billion to over $30 billion today. Furthermore, Mr. Pyott’s tenure as our Chief Executive Officer is twice as long as the average Chief Executive Officer in our peer group and the Organization and Compensation Committee (the “Compensation Committee”) wanted to recognize Mr. Pyott’s consistently high performance over his tenure at the Company.

We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. We believe that equity awards coupled with our stock ownership guidelines serve to align the interests of our executives with those of our long-term stockholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. In 2012, equity awards represented approximately 66% of our named executive officers’ aggregate cash and equity compensation. Stock options closely align the interests of our executives with those of our stockholders because our executives will only realize a return on the option if our stock price increases over the term of the option. In addition, awards of stock options align with our growth strategy and provide significant leverage if our growth objectives are achieved; they also place a significant portion of compensation at risk if our objectives are not achieved and provide no guaranteed value.

We provide competitive pay opportunities that reflect best practices. The Compensation Committee consistently reviews our executive compensation program to ensure that it not only provides competitive pay opportunities, but also reflects best practices. Our named executive officers’ total cash compensation for 2012 is targeted at the median, and their 2012 annual long-term incentive awards target the 75th percentile, in each case of our market composite, which consists of a 50/50 blend of peer group and pharmaceutical industry published survey data.

We are committed to having strong governance standards in place with respect to our compensation program, procedures and practices. As part of its commitment to strong corporate governance and best practices, the Compensation Committee has retained an external, independent compensation consultant and has incorporated compensation analytical tools such as market surveys, tally sheets, compensation history for each executive and termination analyses as part of its annual executive compensation review. In addition, the Compensation Committee has implemented claw-back provisions in our incentive plans, stock ownership guidelines, prohibitions on hedging, short-selling and trading derivative company securities, equity compensation grant procedures and an annual process to assess the risks related to our company-wide compensation programs.

Board Recommendation

Our Board believes that the information provided above and within the “Compensation Disclosure” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests and support long-term value creation.

The Board has approved holding a “say-on-pay” advisory vote every year. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the annual meeting:

RESOLVED, that the stockholders of Allergan approve, on an advisory basis, the compensation of Allergan’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.

The “say-on-pay” vote is advisory, and therefore not binding on the Company, Compensation Committee or our Board. Although non-binding, the board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the Board modifies its policy on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2014 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION SET FORTH IN THIS PROXY STATEMENT.

Item No. 4

APPROVE THE AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Board recommends that our stockholders approve a further amendment and restatement of our Amended and Restated Certificate of Incorporation (the “Certificate”) that would permit holders of record of at least 25% of the voting power of our outstanding common stock to request a special meeting of stockholders. Consistent with the General Corporation Law of the State of Delaware, the Certificate currently provides that only the Board, the Chairman of the Board and the Chief Executive Officer of the Company may call a special meeting of stockholders.

The annual meeting of stockholders is sufficient to handle all ordinary course business on which stockholders must act. A special meeting of stockholders should only be held to cover extraordinary events when fiduciary, strategic, significant transactional or similar considerations dictate that the matter be addressed on an expedited basis. Providing holders that represent a small minority of our outstanding common stock the unfettered right to call a special meeting carries a risk of frequent special meeting demands to vote on agenda items relevant to only particular minority stockholder constituencies, resulting in the unnecessary diversion of management attention and significant financial resources. The Board believes that requiring holders of at least 25% of the voting power of our outstanding common stock to request a special meeting of stockholders provides our stockholders with a meaningful right to request a special meeting, while mitigating the risk that corporate resources are wasted to serve the narrow self-interests of a few minority stockholders. The Company also reminds stockholders that the power to call a special meeting of stockholders has historically been a tool for acquirers in the hostile merger and acquisition context. Potential acquirers seeking to take over the Company for an inadequate price could use a special meeting of stockholders to increase their negotiating leverage or to avoid negotiating at all with the Board, which has the legal duty to protect the interests of all stockholders. This concern is heightened when certain hedge funds and others who wish to promote their special interests could also borrow shares from other stockholders for the sole purpose of meeting the required threshold necessary to call a special meeting of stockholders.

To combat the ability for minority stockholders to use special meetings as a weapon against the Company and the majority of stockholders, the Board proposes to adopt a corresponding further amendment and restatement of our Amended and Restated Bylaws (the “Bylaws”), which would be effective upon the approval by stockholders of the Company’s proposal to amend the Certificate. The proposed further amendment and restatement of our Bylaws contains procedural and informational requirements for stockholders to call a special meeting of stockholders, including that: no business may be conducted at the special meeting except as set forth in the Company’s notice of meeting; no stockholder special meeting request may be made during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the final adjournment of the next annual meeting; a special meeting request cannot cover business substantially similar to what was covered at an annual or special meeting held within one year, subject to certain exceptions; a special meeting will not be held if similar business is to be covered at an annual or special meeting called by the Board but not yet held; and the requesting stockholder’s notice must provide certain information regarding the business proposed to be conducted, and as to the stockholder giving notice and any person or entity acting in concert with the stockholder giving notice.

In addition, our proposed amendments to the Certificate include certain administrative changes to remove historical references to the transition from a classified to a de-classified board. Furthermore, our proposed amendments to the Bylaws include conforming changes to the advance notice provisions in order to make the requirements thereunder consistent with the proposed special meeting requirements.

This summary does not contain all the information that may be important to you. The complete text of our proposed further amendment and restatement of the Certificate (the “Revised Certificate”) is attached to this Proxy Statement as Annex A, and the complete text of our proposed further amendment and restatement of the Bylaws is attached to this Proxy Statement as Annex B. To illustrate the proposed amendments in Annexes A and B, language that is struck through is proposed to be deleted from our current Certificate and Bylaws, respectively, and language that is underlined is proposed to be added to our current Certificate and Bylaws, respectively. You are urged to read Annexes A and B in their entirety.

An affirmative vote of a majority of outstanding shares entitled to vote generally in the election of directors is required to adopt the Revised Certificate. If approved by the stockholders, the Revised Certificate would become effective upon the filing of a certificate setting forth the amendment and restatement with the Secretary of State of the State of Delaware, which we would file promptly after the annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

Item No. 5

STOCKHOLDER PROPOSALS

Certain stockholders have informed the Company that they intend to present the non-binding proposals set forth below at the annual meeting. If the stockholders (or their respective qualified representatives) are present at the annual meeting and properly submit their proposals for a vote, then each such properly submitted stockholder proposal will be voted upon at the annual meeting.

In accordance with the federal securities laws, the stockholder proposals and supporting statements are presented below as submitted by the stockholders and are quoted verbatim in italics. The Company disclaims all responsibility for the content of the proposals and the supporting statements, including websites and other sources referenced in the supporting statements. The Company has identified certain factually inaccurate statements in Stockholder Proposal #1, which are described in the Board of Directors’ response to Stockholder Proposal #1. The stock holdings of the proponents will be provided upon request to the Secretary of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THE STOCKHOLDER PROPOSALS FOR THE REASONS STATED IN THE BOARD’S RESPONSES, WHICH FOLLOW EACH RESPECTIVE STOCKHOLDER PROPOSAL.

Stockholder Proposal #1

Mr. John Chevedden with an address of 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has notified the Company that he intends to submit the following proposal at the annual meeting:

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent includes all issues that shareholders may propose. This written consent is to be consistent with applicable law and consistent with our board and management having the least possible involvement with shareholders acting by written consent.

Adoption of this proposal can best be accomplished in a simple and straight-forward manner with clear and concise text of less than 100-words.

This proposal topic won majority shareholder support at 13 major companies in 2010. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, said there is ongoing concern regarding our company’s executive pay practices. Despite being CEO for less than a year, Michael Ball received 2011 total summary pay of $12 million. The bulk of this ($8.5 million) consisted of stock options and restricted stock, both of which simply vest over time without performance-contingent criteria.

Equity pay for our highest-paid executives should have performance-vesting criteria in order to assure alignment with shareholder interests. Plus market-priced stock options can reward highly-paid executives due to a rising market alone, regardless of an executive’s performance. In addition, our highest-paid executives received performance share units that pay out for sub-median Total Shareholder Return — 25% is given to our executives even if our company underperforms 75% of its peers. Underperforming industry peers should not result in extra pay for our highest-paid executives.

Shareholder returns were negative 32% (-) over one-year compared to positive returns for the S&P 500 and our industry peers. Our company still had a poison pill with a 15% trigger and transition to annual election of each director was delayed until 2015.

Our CEO David Pyott was on the Edwards Lifesciences board with Robert Ingram. Such intra-board relationships can compromise a director’s independence. Mr. Ingram was also on our executive pay committee and nomination committee and received our highest negative votes.

The 2012 shareholder proposal for shareholders to have the right to call a special meeting received 55% support. It might have received greater support had its title not been erased from our annual meeting ballots.

Please encourage our board to respond positively to this proposal to strengthen our corporate governance:

Right to Act by Written Consent — Proposal 5

BOARD OF DIRECTORS’ RESPONSE TO STOCKHOLDER PROPOSAL #1

The Board Recommends a Vote “AGAINST” Stockholder Proposal #1 for the following reasons:

The Board has considered this proposal and has concluded that it is not in the best interests of all stockholders or the Company to permit stockholders to act by written consent.

The proponent states that the proposal should “be evaluated in the context of our Company’s overall corporate governance as reported in 2012.” The Board agrees. In 2012, we received the best possible score for our corporate governance practices — “Low Concern” — in each of Institutional Shareholder Service’s four GRId Risk Concerns categories: Audit, Board Structure, Compensation, and Shareholder Rights. This score reflects our commitment to, and public recognition for, adopting and maintaining corporate governance best practices, as further illustrated by the following recent actions:

•	Adoption of a majority vote standard for the election of directors;

•	Elimination of the supermajority voting standards in our Amended and Restated Certificate of Incorporation, which provides stockholders with a greater ability to effect fundamental corporate changes;

•	Expiration of our “poison pill” without renewal; and

•	Declassification of the Board — requiring the annual election of all directors.

The Board continuously evaluates our corporate governance profile to ensure that it is designed to best serve the interests of all stockholders and the Company. With rare exceptions, the annual meeting of stockholders is sufficient to handle all business on which stockholders must act. Where action is required outside of the annual meeting, the Board, Chairman of the Board or the Chief Executive Officer may call a special meeting of stockholders. Further, in an effort to promote stockholder access, the Board has recommended in Item No. 4 that stockholders approve amendments to our Amended and Restated Certificate of Incorporation to give our stockholders the right to request special stockholder meetings. This recommendation is yet another example of our commitment to corporate governance best practices and, if approved, will further strengthen our corporate governance profile.

Permitting stockholders to request a special stockholder meeting gives our stockholders a powerful means to consider and approve stockholder-sponsored action and timely effect changes, while retaining the processes that ensure that stockholders act in a deliberate and fully informed manner. In contrast, stockholder action by written consent permits fundamental corporate action to be taken in secrecy by stockholders that do not owe a fiduciary duty to all stockholders, without deliberation and comment from our management or the Board. Depriving stockholders of this important deliberative process, whereby stockholders can consider the advice of directors who owe a fiduciary duty to all stockholders, is contrary to our culture of open communication and good corporate governance.

In addition to the potential risks of implementing the ability of stockholders to act by written consent, certain statements of the proponent included in support of the proposal are materially false and misleading. The following statements should not be attributed to our corporate governance practices because they are objectively false, as is extensively documented in our no-action request submitted to the SEC, available at http://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2012/johnchevedden111912-14a8.pdf: (1) F. Michael Ball served as the Company’s Chief Executive Officer and has been compensated by the Company in such capacity; (2) the Company’s executives received “performance share units” that pay out for a sub-median Total Shareholder Return; (3) shareholder returns were negative 32% over a one-year period; (4) the Company retains a poison pill with a 15% trigger; and (5) the transition by the Company to an annual election of each director was delayed until 2015. In fact: (A) David E.I. Pyott has continuously served as our Chief Executive Officer since 1998 and F. Michael Ball, formerly our President and since March 2011 the Chief Executive Officer of Hospira, Inc., has never served as our Chief Executive Officer (and the proponent’s statements relating to Mr. Ball’s compensation appear to relate to compensation paid to Mr. Ball by Hospira, Inc. instead of us); (B) we do not pay, and have never paid, “performance share units”; (C) our one-year Total Shareholder Return as of December 31, 2011 and 2012 was positive 28.1% and 4.8%, respectively; (D) we allowed our poison pill to expire, without renewal, on February 18, 2010; and (E) as of our 2012 annual meeting of stockholders, each of our directors are elected on an annual basis.

The proponent does not present a discussion of the substantive merits of his proposal. Instead, the proponent has cited inaccurate facts in a deliberate attempt to mislead stockholders to conclude that the stockholder right to act by written consent is in the best interests of all stockholders and the Company. The proponent’s inability to describe any stockholder benefit associated with the adoption of the proposal and his repeated references to blatantly inaccurate information about the Company demonstrate his lack of interest in the long-term growth of the Company and highlight his desire to promote his own narrow agenda.

The Board, in the exercise of its fiduciary duties, has evaluated the proposal in light of our corporate governance framework and determined that permitting stockholders to act by written consent is not in the best interests of the Company or its stockholders.

THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF ALL STOCKHOLDERS OR THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” STOCKHOLDER PROPOSAL #1.

Stockholder Proposal #2

Dignity Health with an address of 185 Berry Street, Suite 300, San Francisco, California 94107, has notified the Company that it intends to submit the following proposal at the annual meeting:

Whereas, corporate lobbying exposes our company to risks that could affect the company’s stated goals, objectives, and ultimately stockholder value, and

Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company’s lobbying to assess whether our company’s lobbying is consistent with its expressed goals and in the best interests of stockholders and long-term value.

Resolved, the stockholders of Allergan, Inc. (“Allergan”) request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Allergan used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Allergan’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 above

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation.

“Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Allergan is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees of the Board and posted on the company’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly. We believe such disclosure is in stockholders’ best interests. Allergan is a member of the Biotechnology Industry Organization (“BIO”). In 2010 and 2011, BIO spent more than $16 million on lobbying. Allergan does not fully disclose its trade association memberships, nor payments and the portions used for lobbying on its website. Absent a system of accountability, company assets could be used for objectives contrary to Allergan’s long-term interests.

Allergan spent approximately $3.2 million in 2010 and 2011 on direct federal lobbying activities (Senate reports). These figures do not include lobbying expenditures to influence legislation in states. And Allergan does not disclose its payments to tax-exempt organizations that write and endorse model legislation, such as making a $50,000 donation to the American Legislative Exchange Council in 2011.

We encourage our Board to require comprehensive disclosure related to direct, indirect and grassroots lobbying.

BOARD OF DIRECTORS’ RESPONSE TO STOCKHOLDER PROPOSAL #2

The Board Recommends a Vote “AGAINST” Stockholder Proposal #2 for the following reasons:

The Board has carefully considered this proposal and has concluded that the proposal is unnecessary and not in the best interests of the Company or our stockholders.

As a participant in the highly-regulated health care industry, we recognize that informed public policy is a critical factor in achieving our goal of pursuing medical advances to help patients live life to their fullest potential. We are committed to the transparency of our participation in the political process and our contributions and expenditures are well documented as required by law and our internal policies. Given the significant disclosures made pursuant to our current policies, the Board believes that producing and maintaining the additional disclosures requested would create an undue administrative burden, put us at a competitive disadvantage and unnecessarily divert management’s time and our resources from items that create significant stockholder value without a commensurate benefit.

We are dedicated to the highest standard of legal compliance, ethical behavior and accurate public disclosure. As such, we currently disclose extensive information regarding our political contributions and lobbying activities on our website at www.allergan.com/responsibility/political_contributions. In fact, in recognition of our commitment to political disclosure transparency, the 2012 Political Accountability-Zicklin Index of Corporate Political Disclosure and Accountability ranked us among the top 10% of the 200 largest corporations.

In order to provide our stockholders with clear view into our political contributions and lobbying activities, each year we post a list of the trade associations and industry groups of which we are a member that engage in lobbying and other political activity. Although lobbying is not the primary focus of these trade associations and industry groups, a portion of the dues that we and other members pay may be part of the funds they use, in their sole discretion, to engage in certain lobbying activities. We do not direct how these funds are used and we may not agree with all positions adopted by these organizations. As a result, disclosure of our dues to these organizations, as called for in the proposal, may misrepresent our position on various legislative and political issues, and in those cases, would result in the publication of misleading information.

The Board believes that our extensive voluntary disclosures and the ample, legally-mandated public disclosures are sufficient to address the concerns cited in the proposal and provide the appropriate balance of providing information about our political contributions and lobbying activities without creating an undue administrative burden, putting us at a competitive disadvantage, potentially chilling speech or involving stockholders in our day-to-day operations. The additional disclosure requested by this proposal would unnecessarily divert management’s time and our corporate resources while providing little, if any, value to our stockholders. Accordingly, the Board believes the proposal is unnecessary and not in the best interests of the Company or our stockholders.

THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF ALL STOCKHOLDERS OR THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” STOCKHOLDER PROPOSAL #2.

CORPORATE GOVERNANCE

Director Independence

Our Amended and Restated Bylaws and our Board of Directors Guidelines on Significant Corporate Governance Issues require that a majority of our directors meet the criteria for independence set forth under applicable securities laws, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable rules and regulations of the SEC and applicable rules and regulations of the New York Stock Exchange (the “NYSE”). The NYSE Listed Company Manual and corresponding listing standards provide that, in order to be considered independent, our Board must determine that a director has no material relationship with us other than as a director. Our Board has reviewed the relationships between us, including our subsidiaries or affiliates, and each board member (and each such director’s immediate family members).

Based on its review, our Board has affirmatively determined that none of Drs. Dunsire or McDonnell, Messrs. Gallagher, Lavigne, Proctor or Ray, Ms. Hudson or Prof. Jones currently have any material relationship with us other than as a director and each is “independent” within the foregoing independence standards. Mr. Pyott was determined to not be independent based on his service as our President and Chief Executive Officer. Our Board’s independence determinations included reviewing Prof. Jones’s and Mr. Ray’s service as directors on the boards of companies with which Allergan has done business as well as Dr. McDonnell’s service as a member of Allergan’s ocular surface focus group.

Our Board has also determined that each member of the Audit and Finance Committee, the Corporate Governance and Compliance Committee, the Organization and Compensation Committee and the Science & Technology Committee, respectively, is “independent” under the applicable listing standards of the NYSE and, with respect to members of the Audit and Finance Committee, the audit committee requirements of the SEC. None of the members of these committees is an officer, employee or former employee of us or any of our subsidiaries.

Our Board of Directors Guidelines on Significant Corporate Governance Issues are available on the Corporate Governance & Certificates section of our website at www.allergan.com.

Board Meetings

Our business and affairs are managed under the direction of our Board. Our Board held six (6) full meetings during 2012 and each incumbent director attended at least 75% of those meetings when he or she was a member of our Board. Directors are also kept informed of our business through personal meetings and other communications, including considerable telephone contact with our Chairman of the Board, lead independent director and others regarding matters of interest and concern to us and our stockholders.

Executive Sessions

Our independent directors meet regularly in executive sessions without management. It is our Board’s policy that our lead independent director preside over the executive sessions. If not present, a different independent director is selected by the independent directors to chair the executive session. Dr. Boyer served as our lead independent director in 2012 and, effective upon Dr. Boyer’s retirement immediately prior to the 2013 annual meeting of stockholders, our Board has appointed Mr. Gallagher to serve as our lead independent director. Executive sessions of our independent directors are typically held in conjunction with each regularly scheduled board meeting; however, our lead independent director possesses the authority to call a meeting of our independent directors that is not in conjunction with a regularly scheduled board meeting.

Board Committees

Our Board has a standing Audit and Finance Committee, Corporate Governance and Compliance Committee, Organization and Compensation Committee and Science & Technology Committee. Our Board has reviewed, assessed the adequacy of, and approved a formal written charter for each of these committees, each of which is available on the Corporate Governance & Certificates section of our website at www.allergan.com.

Audit and Finance Committee

The Audit and Finance Committee is currently composed of Mr. Ray (chairperson), Dr. Ryan, Messrs. Lavigne and Proctor and Ms. Hudson. Effective immediately prior to the 2013 annual meeting of stockholders, the Audit and Finance Committee will be composed of Mr. Ray (chairperson), Messrs. Lavigne and Proctor and Ms. Hudson. Our Board has determined that Messrs. Ray and Lavigne meet the definition of an audit committee financial expert, as set forth in Item 407(d)(5)(ii) of SEC Regulation S-K. The Audit and Finance Committee held ten (10) meetings during 2012 and each incumbent member of the Audit and Finance Committee attended at least 75% of the total meetings of the committee held when he or she was a member.

Pursuant to the charter adopted for the Audit and Finance Committee, the primary role of the Audit and Finance Committee is to assist our Board in its oversight of our financial reporting process. Our management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles as well as auditing our internal controls over financial reporting and expressing an opinion as to their effectiveness. The Audit and Finance Committee:

•	reviews the integrity of our financial statements, financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	assists our Board in its oversight of our compliance with legal and regulatory requirements;

•	assists our Board in its oversight of enterprise-wide risk management;

•	reviews the independence, qualifications and performance of our independent registered public accounting firm and internal audit department;

•	provides an avenue of communication among the independent registered public accounting firm, management, the internal audit department and our Board;

•	prepares the report that SEC rules require be included in our annual proxy statement;

•

reviews and discusses with management and our independent registered public accounting firm our annual audited consolidated financial statements, audit of internal controls over financial reporting and quarterly unaudited financial statements;

•	retains, terminates and annually reconfirms our independent registered public accounting firm for the fiscal year;

•	meets with our independent registered public accounting firm to discuss the scope and results of their audit examination and the fees related to such work;

•	meets with our internal audit department and financial management to:

•	review the internal audit department’s activities and to discuss our accounting practices and procedures;

•	review the adequacy of our accounting and control systems; and

•	report to our Board any considerations or recommendations the Audit and Finance Committee may have with respect to such matters;

•

reviews the audit schedule and considers any issues raised by members of the Audit and Finance Committee, our independent registered public accounting firm, the internal audit staff, the legal staff or management;

•

reviews the independence of our independent registered public accounting firm, and the range of audit and non-audit services provided and fees charged by our independent registered public accounting firm;

•

manages the receipt, retention and treatment of complaints we may receive regarding accounting, internal accounting controls or audit matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	performs an annual self-evaluation;

•

pre-approves audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence;

•	reviews, approves or modifies management recommendations on corporate financial strategy and policy and, where appropriate, makes recommendations to our Board; and

•	discusses with our management the certification of our financial reports by our principal executive officer and principal financial officer.

The report of the Audit and Finance Committee is on page 73 of this Proxy Statement.

Corporate Governance and Compliance Committee

The Corporate Governance and Compliance Committee is currently composed of Mr. Gallagher (chairperson), Drs. Boyer, Dunsire and McDonnell and Prof. Jones. Effective immediately prior to the 2013 annual meeting of stockholders, the Corporate Governance and Compliance Committee will be composed of Mr. Gallagher (chairperson), Drs. Dunsire and McDonnell and Prof. Jones. The Corporate Governance and Compliance Committee held six (6) meetings during 2012 and each incumbent member of the Corporate Governance and Compliance Committee attended at least 75% of the total meetings of the committee held when he or she was a member. The Corporate Governance and Compliance Committee:

•	receives reports from management regarding compliance-related matters and provides general compliance oversight;

•	reviews and oversees compliance programs related to our Corporate Integrity Agreement;

•	considers the performance of incumbent directors;

•	considers and makes recommendations to our Board concerning the size and composition of our Board;

•	develops and recommends to our Board guidelines and criteria to determine the qualifications of directors;

•	considers and reports to our Board concerning its assessment of our Board’s performance;

•	performs an annual self-evaluation;

•	considers, from time to time, our current board committee structure and membership;

•	recommends changes to the amount and type of compensation of board members as appropriate;

•	makes recommendations to our Board from time to time as to matters of corporate governance, and reviews and assesses our Guidelines on Significant Corporate Governance Issues;

•	reviews and updates our Code of Business Conduct and Ethics and ensures that management has established a system to enforce the Code of Business Conduct and Ethics; and

•	reviews political spending by the Company and any affiliated political action committees.

The Corporate Governance and Compliance Committee is responsible for recommending qualified candidates for election as directors, including the slate of directors that our Board proposes for election by our stockholders at the annual meeting. In identifying, evaluating and selecting potential director nominees, including nominees recommended by our stockholders, the Corporate Governance and Compliance Committee generally engages in the following selection process:

•

the Corporate Governance and Compliance Committee, our Chief Executive Officer or any other board member identifies the need to add a new member to our Board with specific criteria or to fill a vacancy on our Board. Alternatively, stockholders may recommend a nominee for election to fill a vacancy or as an addition to our Board;

•

the Corporate Governance and Compliance Committee initiates a search, working with support staff and seeking input from board members and senior management, and considering stockholder recommendations. The Corporate Governance and Compliance Committee may hire a search firm if deemed appropriate;

•

the initial slate of candidates that satisfy specific criteria and otherwise qualify for membership on our Board are identified and presented to the chairperson of the Corporate Governance and Compliance Committee, or in the chairperson’s absence, any member of the Corporate Governance and Compliance Committee delegated to initially review director candidates;

•

the appropriate Corporate Governance and Compliance Committee member makes an initial determination in his or her own independent business judgment as to the qualification and fit of such director candidate(s) and whether there is a need for additional directors to join our Board at that time;

•

if the reviewing Corporate Governance and Compliance Committee member determines that it is appropriate to proceed, our Chief Executive Officer and several members of the Corporate Governance and Compliance Committee interview prospective director candidate(s);

•	the Corporate Governance and Compliance Committee provides informal progress updates to our Board;

•	the Corporate Governance and Compliance Committee meets to consider and approve the final director candidate(s); and

•	if approved by the Corporate Governance and Compliance Committee, the Corporate Governance and Compliance Committee seeks board approval of the director candidate(s).

Among other things, when assessing a candidate’s qualifications, the Corporate Governance and Compliance Committee looks for the following qualities and skills:

•	directors should be of the highest ethical character and share our values;

•	directors should have reputations, both personal and professional, that are consistent with our image and reputation;

•	directors should be highly accomplished in their respective fields, having achieved superior credentials and recognition;

•

in selecting directors, the Corporate Governance and Compliance Committee will generally seek leaders affiliated or formerly affiliated with major organizations, including scientific, business, government, educational and other non-profit institutions;

•

the Corporate Governance and Compliance Committee will also seek directors who are widely recognized as leaders in the fields of medicine or the biological sciences, including those who have received the most prestigious awards and honors in those fields;

•	each director should have relevant expertise and experience, and be able to offer advice and guidance to our management based on that expertise and experience; and

•

directors should be independent of any particular constituency and be able to represent all of our stockholders, should have the ability to exercise sound business judgment, and should be selected so that our Board is a diverse body, with diversity reflecting gender, ethnic background, country of citizenship and professional experience.

The Corporate Governance and Compliance Committee considers all of the qualities mentioned above when considering a candidate for director, without regard to whether such candidate was nominated by the Chairman of the Board, another director or a stockholder. Stockholders can suggest qualified candidates for director by submitting to us any recommendations for director candidates in accordance with our Amended and Restated Bylaws. All submissions should be sent to the Corporate Governance and Compliance Committee of Allergan, Inc.’s Board of Directors, c/o Allergan, Inc., Attn: Secretary, P.O. Box 19534, Irvine, CA 92623. We may request from the recommending stockholder or recommending stockholder group such other information as may reasonably be required to determine whether each person recommended by a stockholder or stockholder group as a nominee meets the minimum director qualifications established by our Board and is independent based on applicable laws and regulations. Submissions that meet the criteria outlined above will be forwarded to the chairperson of the Corporate Governance and Compliance Committee or such other member of the Corporate Governance and Compliance Committee delegated to review and consider candidates for director nominees.

Organization and Compensation Committee

The Organization and Compensation Committee (the “Compensation Committee”) is currently composed of Ms. Hudson (chairperson) and Messrs. Gallagher, Proctor and Ray. Effective immediately prior to the 2013 annual meeting of stockholders, the Compensation Committee will be composed of Ms. Hudson (chairperson) and Messrs. Gallagher, Proctor and Ray. The Compensation Committee held six (6) meetings during 2012 and each incumbent member of the Compensation Committee attended at least 75% of the total meetings of the committee held when he or she was a member. The Compensation Committee:

•	reviews and approves the compensation of executive officers, including salary and bonus awards;

•	establishes, and approves for submission to our Board when required, overall employee compensation plans and policies;

•	reviews and assesses risks relating to overall employee compensation plans and policies;

•	reviews and approves the corporate organizational structure;

•	reviews and approves the election of executive officers for submission to our Board;

•	reviews the performance of corporate officers;

•	performs an annual self-evaluation;

•	recommends to our Board major compensation programs; and

•	administers our various compensation and stock option plans.

The Compensation Committee works with an external compensation consultant to assist the Compensation Committee in its duties. Frederick W. Cook & Co. was engaged for 2012 as the compensation consultant for the Compensation Committee. The compensation consultant performs no work for us other than its work providing executive compensation consulting services to the Compensation Committee and reports directly to the Compensation Committee through its chairperson. For 2012, the compensation consultant provided the Compensation Committee with:

•	market survey data;

•	advice regarding competitive levels of executive base salaries, annual and special performance incentive awards, annual and special equity awards and executive benefits;

•

a comprehensive review of our executive compensation strategy, including reviewing our peer group companies and the criteria for selecting peers, as well as advising on our short- and long-term compensation incentives, our equity compensation strategy and preparation of our annual stock-based compensation guidelines;

•	tally sheets disclosing our executive officers’ total compensation (including severance benefits and the value of outstanding equity awards); and

•	support for the preparation of our disclosure in this Proxy Statement.

For more information on the processes and procedures followed by the Compensation Committee for the consideration and determination of executive compensation and the role of our Chief Executive Officer in recommending compensation amounts, see the “Compensation Disclosure” section beginning on page 37 of this Proxy Statement.

Science & Technology Committee

The Science & Technology Committee is currently composed of Dr. Ryan (chairperson), Drs. Boyer, Dunsire and McDonnell, Mr. Lavigne and Prof. Jones. Effective immediately prior to the 2013 annual meeting of stockholders, the Science & Technology Committee will be composed of Prof. Jones (chairperson), Drs. Dunsire and McDonnell and Mr. Lavigne. The Science & Technology Committee held six (6) meetings during 2012 and each incumbent member of the Science & Technology Committee attended at least 75% of the total meetings of the committee held when he or she was a member. The Science & Technology Committee:

•	reviews our discovery and development research portfolio, including the relevant underlying science;

•	reviews the staffing of key scientific and management positions, including significant changes, within our research and development organization;

•	evaluates the investment allocation for our research and development portfolio, including project expenditures;

•	reviews the major strategic priorities within our research and development organization and the competitive environment surrounding those priorities;

•	reviews variances to our operating plan for major research and development projects;

•	monitors the progress of our research and development projects, including milestones;

•	reviews the process for research and development patents and our strategic patent portfolio; and

•	reviews our major technology-based collaborations, in-licensing and out-licensing agreements.

Board Leadership Structure

Our Board has carefully considered our board leadership structure and determined that it is in the best interests of the Company and our stockholders to have our Chief Executive Officer lead our Board as Chairman, together with a lead independent director. Our Board believes our leadership structure, with its emphasis on board independence together with strong board and committee involvement, provides sound and robust oversight of management.

Board Independence

In determining the most appropriate board leadership structure for the Company, our Board closely considered our current system for ensuring significant independent oversight of management, including the following, effective immediately prior to the annual meeting:

•	eight of our nine director nominees (88%) are independent as defined by the applicable listing standards of the NYSE and requirements of the SEC, with Mr. Pyott being the sole exception;

•	each director serving on our Audit and Finance Committee, Compensation Committee, Corporate Governance and Compliance Committee, and Science & Technology Committee is independent;

•	the Compensation Committee annually evaluates the Chief Executive Officer’s performance and has the sole authority to retain and to terminate compensation advisors; and

•	our Board’s ongoing practice of regularly holding executive sessions without management and under the direction of our lead independent director.

Furthermore, upon the retirement of Dr. Boyer, Mr. Gallagher will hold a critical role in assuring effective corporate governance and in managing the affairs of our Board as lead independent director. Among other responsibilities, Mr. Gallagher will:

•	preside over executive sessions of the Board and over board meetings when the Chairman of the Board is not in attendance;

•

consult with the Chairman of the Board and other board members on corporate governance practices and policies, and assuming the primary leadership role in addressing issues of this nature if, under the circumstances, it is inappropriate for the Chairman of the Board to assume such leadership;

•	meet informally with other outside directors between board meetings to assure free and open communication within the group of outside directors;

•	assist the Chairman of the Board in preparing the board agenda so that the agenda includes items requested by the independent members of our Board;

•	administer the annual board evaluation and reporting the results to the Corporate Governance and Compliance Committee; and

•	assume other responsibilities that the non-management directors might designate from time to time.

Benefits of a Combined Leadership Structure

Our governing documents permit the roles of the Chief Executive Officer and Chairman to be filled by the same or different individuals. This flexibility permits the Board to choose a leadership structure that best addresses the Company’s evolving and highly complex business based on the individuals available and circumstances present at the time. In determining that we are best served by having Mr. Pyott serve as Chief Executive Officer and Chairman of the Board, our Board considered the following benefits:

•

Mr. Pyott possesses unique knowledge regarding our operations and the industries and markets in which we compete. This understanding of the challenges our Company faces positions Mr. Pyott to set the Board’s agenda and lead effective discussions on important matters related to our business.

•

Mr. Pyott is best situated to act as a bridge between management and the Board by promoting communication and coordinating the strategic objectives of both groups. The Board believes that having Mr. Pyott serve as the Chairman and the leader of the management team optimizes the Company’s ability to execute its initiatives to maximize stockholder value.

•

The combined role of Chief Executive Officer and Chairman unifies the message of the Company’s leadership and facilitates centralized responsibility in one person so that there is no ambiguity about accountability.

•	The strength and effectiveness of the communications between Mr. Pyott and the Board’s lead independent director results in effective board oversight over issues, plans and prospects of the Company.

Board Risk Oversight

Our Board oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us. Our Board meets with management at least quarterly to receive updates with respect to our operations, business strategies and the monitoring of related risks.

While our Board has the ultimate oversight responsibility for the risk management process, various committees of our Board also have responsibility for risk management. The Audit and Finance Committee oversees our financial risk exposures, including monitoring the integrity of our financial statements, financial reporting process and systems of internal controls, accounting and legal compliance and the independence and qualifications of our independent registered public accounting firm. The Audit and Finance Committee receives an annual risk and internal controls assessment report from our internal audit department. The Audit and Finance Committee meets at least quarterly with our financial management, independent registered public accounting firm and legal advisors for updates on risks related to our financial reporting function and also assists our Board in its oversight of our compliance with legal and regulatory requirements.

Risks related to our company-wide compensation programs are reviewed by the Compensation Committee. For more information on the Compensation Committee’s compensation risk assessment see “Compensation Disclosure — Compensation Risk Management.” Our Corporate Governance and Compliance Committee provides compliance oversight and reports to the full Board on compliance matters, including issues arising under our Code of Business Conduct and Ethics, and makes recommendations to our Board on corporate governance matters, including director nominees, the determination of director independence, board and committee structure and membership. Our Science & Technology Committee helps evaluate the investment allocation for our research and development portfolio, reviews the major strategic priorities within our research and development organization, and reviews risks associated with potential acquisitions and partners.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics applies to all directors, consultants and employees, including our principal executive officer and our principal financial officer and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Business Conduct and Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. A copy of the Code of Business Conduct and Ethics is available on the Corporate Governance & Certificates section of our website at www.allergan.com. We may post amendments to or waivers of the provisions of the Code of Business Conduct and Ethics, if any, made with respect to any directors and employees on that website.

Contacting our Board of Directors

Any interested person, including any stockholder, who desires to contact the current director presiding over the executive sessions or the other board members may do so by writing to the Allergan, Inc. Board of Directors, Attn: Secretary, P.O. Box 19534, Irvine, CA 92623. Communications received will be distributed by our Secretary to the director presiding over the executive sessions or such other board member or members as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls or auditing matters are received, they will be forwarded by our Secretary to the chairperson of the Audit and Finance Committee for review.

Director Attendance at Annual Meetings

Although we have no policy with regard to board members’ attendance at our annual meeting of stockholders, it is customary for, and we encourage, all board members to attend. All of the directors then in office attended our 2012 annual meeting of stockholders.

Non-Employee Directors’ Compensation

Our Board believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. The key elements of director compensation are a cash retainer, committee chair fees, meeting fees and equity-based grants. It is our Board’s practice to provide a mix of cash and equity-based compensation that it believes aligns the interests of our Board and our stockholders. As an employee director, Mr. Pyott does not receive additional compensation for board service. Our non-employee directors are also subject to certain stock ownership guidelines. For more information on non-employee director compensation and stock ownership guidelines, see the Director Compensation section beginning on page 70 of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of March 6, 2013, regarding the beneficial ownership of our common stock by (i) each director, (ii) our Chief Executive Officer, Chief Financial Officer, each of our three other most highly compensated executive officers for the year ended December 31, 2012 and (iii) all of our current directors and executive officers as a group.

	Vested Shares of Common Stock Owned(1)	Rights to Acquire Shares of Common Stock(2)	Unvested Shares of Restricted Stock	Total Shares of Common Stock Beneficially Owned	Percent of Class(3)
Directors:
Herbert W. Boyer, Ph.D.	9,600	22,746	0	32,346	*
Deborah Dunsire, M.D.	29,111	57,287	0	86,398	*
Michael R. Gallagher	31,600	53,483	4,800	89,883	*
Dawn Hudson	14,000	34,200	4,800	53,000	*
Trevor M. Jones, Ph.D.	7,527	59,558	0	67,085	*
Louis J. Lavigne, Jr.	15,011	59,400	0	74,411	*
Peter J. McDonnell, M.D(4).	0	0	0	0	*
Timothy D. Proctor(4)	0	0	0	0	*
David E.I. Pyott	234,157	2,164,100	0	2,398,257	*
Russell T. Ray	18,000	59,400	0	77,400	*
Stephen J. Ryan, M.D.	42,782	15,680	4,800	63,262	*
Other Named Executive Officers:
Jeffrey L. Edwards	19,997	426,800	535	447,332	*
Scott M. Whitcup, M.D.	20,226	663,300	544	684,070	*
Douglas S. Ingram	29,583	536,300	0	565,883	*
David J. Endicott	13,668	63,000	5,378	82,046	*
All current directors and executive officers as a group (20 persons, including those named above)	526,217	4,719,779	41,832	5,287,828	1.75%

*	Beneficially owns less than 1% of our outstanding common stock.

(1)	In addition to shares held in the individual’s sole name, this column includes: (1) shares held by the spouse of the named person and shares held in various trusts; and (2) for executive officers, shares held in trust for the benefit of the named employee in our Savings and Investment Plan and Employee Stock Ownership Plan as of March 6, 2013.

(2)	This column also includes shares which the person or group has the right to acquire within sixty (60) days of March 6, 2013 as follows: (1) for executive officers, these shares may be acquired upon the exercise of stock options; and (2) for non-employee directors, these shares include shares that may be acquired upon the exercise of stock options and vesting of restricted stock units, as well as shares accrued under our Deferred Directors’ Fee program as of March 6, 2013. Under our Deferred Directors’ Fee program, participants may elect to defer all or a portion of their retainer and meeting fees until termination of their status as a director. Deferred amounts are treated as having been invested in our common stock such that on the date of deferral the director is credited with a number of phantom shares of our common stock equal to the amount of fees deferred divided by the market price of a share of our common stock as of the date of deferral. Upon termination of the director’s service on our Board, the director will receive shares of our common stock equal to the number of phantom shares of our common stock credited to such director under the Deferred Directors’ Fee program.

(3)	Based on 297,690,478 shares of our common stock outstanding as of March 6, 2013 (exclusive of approximately 9,859,332 shares of our common stock held in treasury). Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors and nominees, named executive officers and executive officers has sole voting and/or investment power with respect to such shares.

(4)	Dr. McDonnell and Mr. Proctor were appointed to our Board, effective January 31, 2013 and February 4, 2013, respectively.

Stockholders Holding 5% or More

Except as set forth below, our management is not aware of any person who is the beneficial owner of more than 5% of our issued and outstanding common stock.

Name and Address of Beneficial Owners	Shares Beneficially Owned		Percent of Class(1)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	18,321,166	(2)	6.15%

(1)	Based on 297,690,478 shares of our common stock outstanding as of March 6, 2013 (exclusive of approximately 9,859,332 shares of our common stock held in treasury).

(2)	Based on information provided pursuant to a statement on a Schedule 13G filed with the SEC on January 30, 2013 by BlackRock, Inc. BlackRock reported that it has sole voting power with respect to 18,321,166 shares and sole dispositive power with respect to 18,321,166 shares.

Equity Compensation Plan Information

The following table summarizes information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans, as of December 31, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	22,003,908	(1)	$65.00	(2)	23,327,711	(3)
Equity compensation plans not approved by security holders	65,880	(4)	$47.63		709,150

Total	22,069,788		$64.96		24,036,861

(1)	Represents 21,567,073 shares to be issued upon exercise of outstanding options and 436,835 shares of common stock subject to outstanding restricted stock units under the Allergan, Inc. 2011 Incentive Award Plan, the Allergan 2008 Incentive Award Plan and the Allergan, Inc. 1989 Incentive Compensation Plan.

(2)	Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the 436,835 shares of common stock subject to outstanding restricted stock units that become issuable as those units vest and following any applicable deferral, without any cash consideration or other payment required for such shares.

(3)	Represents the number of securities remaining available for issuance under the Allergan, Inc. 2011 Incentive Award Plan. The Allergan, Inc. 2011 Incentive Award Plan superseded the 2008 Incentive Award Plan.

(4)	Represents 53,592 shares credited to the accounts of participants under the Allergan, Inc. Deferred Directors’ Fee Program and 12,288 options outstanding under the Allergan Irish Share Participation Scheme (“ISPS”).

The following compensation plans under which our common stock may be issued upon the exercise of options, warrants and rights have not been approved by our stockholders:

Allergan Pharmaceuticals (Ireland) Ltd., Inc. Savings Related Share Option Scheme (2000)

The purpose of the Allergan Pharmaceuticals (Ireland) Ltd., Inc. Savings Related Share Option Scheme (2000) (the “SRSOS”) is to enable our wholly-owned subsidiary, now known as Allergan Pharmaceuticals

Ireland, to attract, retain and motivate its employees and directors, and to further align its employees’ and full-time directors’ interests with those of our stockholders by providing for or increasing their proprietary interests in us. The SRSOS is not subject to the provisions of the United States Employee Retirement Income Security Act of 1974 and is not required to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The SRSOS authorizes the board of Allergan Pharmaceuticals Ireland to invite eligible employees to apply for a grant of an option to acquire an estimated number of shares of our common stock with the proceeds of a savings account established under a special savings contract with a bank. Employees make monthly contributions to the account and interest in the form of a bonus payment is paid by the bank at the end of the savings period, which is three years from the date of the first monthly contribution. Provided that the option does not lapse, at the end of the savings period, and in special circumstances before that date, each employee may decide whether they wish to use all of their savings and bonus to buy the maximum number of option shares possible, to take all of their savings and bonus in cash and allow the option to lapse, or to choose some combination of the foregoing. The right to choose to buy shares of our common stock lapses six months after completion of each employee’s savings contract, except in special circumstances. All eligible employees may participate in the SRSOS on similar terms. No invitation may be made to an eligible employee after the tenth anniversary of the date that the board of directors of Allergan Pharmaceuticals Ireland adopted the SRSOS. The SRSOS was approved by our Board and Allergan Pharmaceuticals Ireland’s board in January 2000. The SRSOS expired in January 2010 and as a result no shares remain available for issuance under this plan.

Allergan Irish Share Participation Scheme

The Allergan Irish Share Participation Scheme (the “ISPS”) enables eligible employees to elect to receive a portion of their bonuses in our common stock. Our eligible employees and eligible employees of our subsidiary, Allergan Pharmaceuticals Ireland, can elect to participate in the ISPS.

Under the terms of the ISPS, an eligible employee is given the opportunity each year to purchase shares of our common stock. An eligible employee who has agreed to participate may invest an amount equal to up to 8% of their salary from his or her bonus and a further 7.5% of their basic salary (total 15.5%) in the ISPS. Upon receipt of a signed “Form of Acceptance and Contract of Participation” from the eligible employee, the trustees of the ISPS will purchase shares of our common stock on behalf of all participants. Shares of our common stock are then allocated to each participant based on the amount of bonus and salary invested by the participant. For a period of two years, the shares of our common stock are held by the trustees on the participant’s behalf. After this two-year time period, the participant may instruct the trustees to sell his or her shares of our common stock or to transfer them into the participant’s own name; however, the participant will lose the benefit of income tax relief. If a participant allows the trustee to hold the shares of our common stock for an additional year, i.e. three years in total, the participant can sell or transfer the shares of our common stock free of income tax. The ISPS was modified and readopted by our Board in November 1989 to reflect the effects of the spin-off of us from SmithKline Beckman Corporation in July 1989. Our Board has reserved a total of 664,000 shares of our common stock for issuance to ISPS participants. As of December 31, 2012, 651,712 shares of our common stock have been issued under the ISPS and 12,288 shares remain available for issuance.

Allergan, Inc. Deferred Directors’ Fee Program

The purpose of the Allergan, Inc. Deferred Directors’ Fee Program (the “DDF Program”) is to provide non-employee members of our Board with a means to defer all or a portion of their retainer and meeting fees received from us until termination of their status as a director. Deferred amounts are treated as having been invested in our common stock, such that on the date of deferral the director is credited with a number of phantom shares of our common stock equal to the amount of fees deferred divided by the market price of a share of our common stock as of the date of deferral. Upon termination of the director’s service on our Board, the director will receive shares of our common stock equal to the number of phantom shares of our common stock credited to such director under the DDF Program. The DDF Program initially became effective as of March 1, 1994, was amended and restated effective as of November 15, 1999, was amended and restated effective as of July 30, 2007 and restated effective as of December 1, 2010. A total of 1,038,012 shares of our common stock have been authorized for issuance to DDF Program participants. As of December 31, 2012, 275,270 shares of our common stock have been issued and participants are entitled to receive an additional 53,592 shares of our common stock under the DDF Program upon termination of their status as director. Excluding the 53,592 shares that participants are entitled to receive under the DDF Program upon termination of their status as director, 709,150 shares remain available for issuance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required, we believe that during the fiscal year ended December 31, 2012, all executive officers, directors and greater than ten-percent beneficial owners complied with the reporting requirements of Section 16(a), except with respect to Dr. Deborah Dunsire, Mr. Michael R. Gallagher and Prof. Trevor M. Jones, members of our Board, and Mr. David J. Endicott, our Corporate Vice President and President, Allergan Medical, Asia Pacific and Latin America. Dr. Dunsire, Mr. Gallagher and Prof. Jones each filed a late Form 4 on December 21, 2012 reporting the acquisition of phantom stock units on December 14, 2012 under the Allergan, Inc. Deferred Directors’ Fee Program. An amended Form 4 reporting the exercise of additional stock options and the sale of the underlying stock by Mr. Endicott, due December 3, 2012, was filed on January 23, 2013 due to the broker’s failure to timely notify Mr. Endicott of such exercise and sale. We were notified of the additional transactions on January 22, 2013 and filed an amended Form 4 reporting the transaction on January 23, 2013, one day after we received notification.

COMPENSATION DISCLOSURE

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section discusses our executive compensation policies and programs and the compensation decisions made in 2012 for our named executive officers who are generally defined under the SEC’s proxy rules as a company’s chief executive officer, chief financial officer, and the other three most highly compensated employees who were serving as executive officers at year-end. For 2012, our named executive officers were:

•	David E.I. Pyott, Chairman of the Board, President and Chief Executive Officer;

•	Jeffrey L. Edwards, Executive Vice President, Finance and Business Development, Chief Financial Officer;

•	Scott M. Whitcup, M.D., Executive Vice President, Research and Development, Chief Scientific Officer;

•	Douglas S. Ingram, Executive Vice President and President, Europe, Africa and Middle East; and

•	David J. Endicott, Corporate Vice President and President, Allergan Medical, Asia Pacific and Latin America.

The Board of Directors’ Organization and Compensation Committee (the “Compensation Committee”) administers the compensation policies and programs for our senior executives, as well as our equity-based incentive compensation plans and rewards strategies for all employees. A summary of this year’s highlights follows below.

2012 Company Performance and Link to Pay Decisions

Company Financial Performance

Our executive compensation programs are designed to reward superior company performance and provide consequences for underperformance. Our positive financial and operating results continued during 2012:

•

Adjusted diluted earnings per share increased 13.4% to $4.14; however, in order to ensure our annual bonus plan participants were not adversely impacted by the delayed adoption of the U.S. Research and Development tax credit (the “R&D Tax Credit”), the adjusted EPS number used to calculate our annual bonus awards was further adjusted to give effect to the impact of the R&D Tax Credit. After giving effect to the R&D Tax Credit, the adjusted EPS number used to calculate our annual bonus awards was $4.20, an increase of 15.1%.

•	Annual sales revenues increased 6.8% to $5,708.8 million.

•	Research and development reinvestment was 17.3% of sales revenue, or $989.6 million.

Total Stockholder Return

Our executive compensation program is designed to have a significant portion of our executives’ compensation opportunity delivered in the form of equity-based compensation to tie our executives’ long-term interests to those of our stockholders. Our total stockholder return (stock price appreciation plus dividends) (“TSR”), for the one, three and five year periods ending in 2012 as compared to our peers is shown below. We believe the longer-term TSR is more relevant, as the one-year period is impacted by short-term share price movements. For example, our 13-month TSR as of 1/31/13 would have been 20.0%, a 416.6% increase over our 12-month TSR. In addition, our one year TSR for 2011 of 28.1% significantly exceeded that of the 50th percentile of our peers which was at 16.2%. We believe that our three and five year TSRs are a more relevant indication of long-term, sustained value creation for our stockholders — we realized a three year TSR of 13.6% and five year TSR of 7.7%, exceeding the 50th percentile of our peers.

(a)	Medicis Pharmaceuticals Corporation was acquired by Valeant Pharmaceuticals International, Inc. prior to December 31, 2012 and was therefore excluded from our peer group. A listing of our peer group can be found beginning on page 41.

2012 Compensation Highlights and Key Decisions

•

Base Salaries and Target Bonus Opportunities. Our Chief Executive Officer’s 2012 base salary was not increased and, at his request, has remained at the level established in January 2007. In addition, each named executive officer’s target bonus for 2012 remained at the same level as in 2011. Base salaries were adjusted for our named executive officers other than our Chief Executive Officer in 2012 as needed to bring their salaries closer to the market median. Following these adjustments, the total salary levels for our named executive officers were within 5% of the market median overall.

•

Cash Bonuses Reflected Positive 2012 Company Performance. We use annual performance-based cash incentive awards to motivate our executives to achieve our company-wide short-term performance objectives. For our executives, we generally target the market median for our annual target cash compensation levels, which provides focus on the importance of achieving our annual corporate goals. We used the following three performance measures for the 2012 calendar year: (i) adjusted earnings per share, (ii) sales revenue growth and (iii) R&D reinvestment rate. These three measures provide focus on key drivers of performance in our business, in order to ensure quality earnings per share while continuing to reinvest in the long-term growth of our business through R&D.

For 2012, we achieved 100.45% of the adjusted earnings per share target. The goal set was challenging and the target adjusted earnings per share were set at a level that would require the Company to achieve an adjusted earnings per share in 2012 that was 14.5% higher than 2011. Additionally, we attained 78.45% of the revenue growth target and 99.39% of the R&D reinvestment target. These targets were also ambitious and set at levels that would require the Company to achieve significant revenue growth and record R&D reinvestment in 2012. As a result of our performance and in accordance with the bonus structure approved at the beginning of 2012, the bonus payout under our Executive Bonus Plan to our Chief Executive Officer was approximately 97.25% of his target bonus opportunity. The bonus pool for our other named executive officers under our Management Bonus Plan was funded at approximately 97.25% of their aggregate target bonus opportunities.

•

Stock Options as a Key Component of Compensation. Stock options align the interests of our executives with those of our stockholders and are the primary long-term compensation vehicle for our named executive officers. Options closely align the interests of our executives with those of our stockholders because our executives will only realize a return on the option if our stock price increases over the term of the option. In addition, awards of stock options align with our growth strategy and provide significant leverage if our growth objectives are achieved; they also place a significant portion of compensation at risk if our objectives are not achieved and provide no guaranteed value. For additional information on our use of stock options please see page 48.

Equity awards, mainly in the form of stock options, represented approximately 66% of our named executive officers’ aggregate cash and equity compensation in 2012. While we generally target the market median for our base salary and annual target cash compensation levels, we continue to target the market 75th percentile for equity compensation. This positioning places greater emphasis on long-term at-risk pay, offers exceptional alignment with stockholder interests, and drives long-term performance and retention.

•

Special CEO Performance-Based Recognition and Retention Award. In January 2012, we granted a special one-time performance-based recognition and retention restricted stock unit award to Mr. Pyott that vests subject to the achievement of rigorous performance goals and will be forfeited in full if Mr. Pyott terminates his employment prior to the end of the five-year performance period. For Mr. Pyott to earn 100% of this special performance award, $14.4 billion in new stockholder value will have been created, for which Mr. Pyott’s award will represent 0.15% of the new stockholder value added. This award is intended to recognize over a decade of outstanding performance by Mr. Pyott on behalf of the Company and our stockholders, to help ensure Mr. Pyott’s retention over a five-year performance period and to reinforce our pay-for-performance philosophy to our stockholders. For more information on this award see “Components of Compensation — Long-Term Equity Incentives.”

Comparison of CEO’s Compensation to Peer Group

Our Chief Executive Officer has served in his capacity since January 1998 and in that span of 15 years, has delivered exceptional value to our stockholders. Mr. Pyott’s tenure as our Chief Executive Officer is twice as long as the average Chief Executive Officer in our peer group and the Compensation Committee wanted to recognize Mr. Pyott’s consistently high performance over his tenure at the Company. Under Mr. Pyott’s leadership, our annual revenues have grown from approximately $1.15 billion in 1998 to approximately $5.7 billion in 2012, and our market capitalization has grown from approximately $2 billion when Mr. Pyott joined us to over $30 billion today. Mr. Pyott’s total direct compensation for 2012 (base salary, annual cash incentive award and the grant date fair value of equity awards granted in 2012, other than Mr. Pyott’s one-time special performance-based RSU) is between the median and the seventy-fifth percentile of our peer group and the market composite (consisting of a 50/50 blend of peer group and pharmaceutical industry published survey data). For more information on our peer group, please see page 41.

The Compensation Committee’s independent compensation consultant analyzed the total compensation of our Chief Executive Officer and our TSR over the past one and three year periods relative to the compensation of Chief Executive Officers at the Allergan-defined peer group and their TSRs over the same periods. Following this analysis, the Board believed that the compensation decisions made during 2012 regarding Mr. Pyott were reasonable and appropriate.

Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. The Compensation Committee has, among other things, taken the following actions:

•	retained an external, independent compensation consultant who reports directly to the Compensation Committee and does not provide any other services to management or the Company;

•

incorporated compensation analytical tools such as market data for all compensation components, tally sheets, compensation history for each executive and walk-away analyses as part of its annual executive compensation review;

•	implemented clawback provisions for all incentive compensation under defined circumstances;

•	implemented stock ownership guidelines that align our executives’ and our directors’ long-term interests with those of our stockholders and discourage excessive risk-taking;

•	implemented equity compensation grant date and formula procedures that comply with evolving best practices; and

•	implemented an annual process to review our global incentive compensation and benefit programs, and assess the risks related to our company-wide compensation structure, policies and programs.

Fiscal 2012 Compensation Details

Compensation Objectives

The Compensation Committee evaluates and sets executive compensation consistent with our stated philosophy to provide a compensation package that ensures the focus, motivation and retention of a superior senior management team, and delivers significant rewards for superior performance and consequences for underperformance. Specifically, the Compensation Committee’s philosophy is to:

•	provide a total compensation program that is competitive with other companies in the pharmaceutical, biotechnology and medical device industries with which we compete for executive talent;

•

place a significant portion of executive compensation at risk by linking cash incentive compensation to the achievement of pre-established corporate financial performance objectives and other key objectives within the executive’s area of responsibility, and by using equity as a key component of our compensation program;

•	provide long-term incentive compensation that focuses executives’ efforts on building stockholder value by aligning their interests with those of our stockholders; and

•	promote stability and retention of our senior management team.

Consistent with our performance-based philosophy, approximately 80% of our named executive officers’ potential 2012 compensation was delivered in the form of performance- and equity-based compensation programs. These programs include annual cash incentive awards based on our short-term financial performance and our equity awards, typically in the form of stock options, which primarily reward long-term performance. These, coupled with mandatory stock ownership guidelines, further align the interests of management with those of our stockholders.

At our annual meeting of stockholders last year, our stockholders expressed strong support for our compensation programs and the compensation of our named executive officers, with an approval rate of approximately 89.1% for our management Say-on-Pay resolution. In light of this support, the Company’s continued strong performance and the continuing success of our compensation programs, the Compensation Committee made no significant changes to the overall design of our compensation program during 2012, other than to grant Mr. Pyott a one-time special performance-based RSU award, which we believe emphasizes a commitment to our pay-for-performance philosophy. The Compensation Committee continuously endeavors to ensure that management’s interests are aligned with those of our stockholders and support long-term value creation.

Approach for Determining Form and Amount of Compensation

The Compensation Committee annually determines the compensation levels for our executive officers by considering several factors, including competitive market practices, each executive officer’s role and responsibilities, the executive officer’s performance of those responsibilities and our current and historical financial performance.

Use of External Compensation Consultant

The Compensation Committee works with an external, independent compensation consultant to assist the Compensation Committee in its duties, including providing advice regarding market trends relating to the form and amount of compensation. Frederic W. Cook & Co., Inc. (“Cook & Co.”) was engaged for 2012 as the compensation consultant for the Compensation Committee. The Compensation Committee has taken great care to ensure that the advice provided by its external compensation consultant is objective and unbiased. Cook & Co. performs no work for us other than its work providing executive compensation consulting services to the Compensation Committee and reports directly to the Compensation Committee through its chairperson. In addition, Cook & Co. annually provides a certification to the Compensation Committee regarding its independence and provision of services. The Compensation Committee has assessed the independence of Cook & Co. and concluded that no conflict of interest exist that would prevent Cook & Co. from providing independent and objective advice to the Compensation Committee.

Cook & Co. provides the Compensation Committee with third-party data and analyses, advice and expertise on competitive practices and trends, executive compensation plan design and proposed compensation forms and levels. For more information on the services provided by the compensation consultant and the compensation consultant’s fees, please see the “Corporate Governance — Board Committees — Organization and Compensation Committee” section beginning on page 27.

Comparison to Market Practices

The Compensation Committee annually compares the levels and elements of compensation that we provide to our executive officers with the levels and elements of compensation provided to their counterparts in the pharmaceutical, biotechnology and medical device industries with which we compete for executive talent. The Compensation Committee uses this comparison data as a guideline in its review and determination of base salaries, annual performance incentive awards and long-term incentive compensation. We strongly believe in retaining the best talent available on our senior management team. To retain and motivate these key individuals, the Compensation Committee may determine that it is in our best interests to provide compensation packages to one or more members that may deviate from the general principle of targeting compensation at specified levels.

The levels and elements of cash compensation that we provide are compared to a “market composite” of data that includes, where available, proxy information for all of the companies in our peer group as well as industry-specific published survey data. The survey data and the peer group data are complementary to one another. The survey data provides a broader industry-wide component and matches are made based on job and functional responsibility, while the peer group data provides information regarding companies most directly comparable to us. For its 2011 year-end market analysis, which the Compensation Committee reviewed in making compensation decisions for 2012, Cook & Co. generally used a 50/50 blend of peer group and pharmaceutical survey data. The pharmaceutical survey data was collected from the following published compensation surveys: Towers Watson 2011 U.S. CDB Pharmaceutical Executive Compensation Survey, and Mercer 2011 U.S. SIRS Executive Survey — Life Sciences Industry. Long-term incentive award guidelines were constructed based on a 50/50 blend of pharmaceutical and general industry survey data from the Towers Watson 2011 U.S. CDB Pharmaceutical and General Industry Executive Compensation Databases. Equity awards to our executive officers are based on these guidelines as well as peer group company data where available.

The peer group that the Compensation Committee used to compare the levels and elements of compensation that we provided to our executive officers in 2012 consisted of the following companies: Johnson & Johnson, Abbott Laboratories, Eli Lilly and Company, Bristol-Myers Squibb Company, Amgen Inc., Gilead Sciences, Inc.,

Stryker Corporation, Inc., St. Jude Medical, Inc., Biogen Idec Inc., Forest Laboratories, Inc., Celgene Corporation, Cephalon, Inc., Endo Health Solutions Inc., Valeant Pharmaceuticals and Medicis Pharmaceutical Corporation. Full year 2012 revenue and market capitalization data for Cephalon, Inc. and Medicis Pharmaceutical Corporation is not available due to their acquisitions by Teva Pharmaceuticals Industries, Ltd. and Valeant Pharmaceuticals, respectively, and therefore not considered in the range or calculation of peer group medians, but the companies in the peer group for whom public data is available have the following profile:

	Allergan, Inc.	Peer Group
Revenue(1)	$5.70 billion	Range:	$3.03 billion – $67.22 billion
		Median:	$8.66 billion
Market Capitalization(2)	$32.06 billion	Range:	$3.52 billion – $206.90 billion
		Median:	$41.90 billion

(1)	Revenue reflects the most recent four quarters available as of February 5, 2013.

(2)	As of February 5, 2013.

The Compensation Committee, with the help of Cook & Co., periodically reviews the composition of the peer group and the criteria used for selection, considering modifications where needed. We believe that company size should not be the only factor in determining our peer group. Instead, we also look to whether a company competes directly with us in the pharmaceutical, biotechnology and medical device markets, in terms of products and services, reinvestment capital or key talent. In recent years there has been significant consolidation in our industry through mergers and acquisitions, thereby limiting the number of companies available as appropriate peers. As a result, some of our peer companies fall outside of the target revenue range of one-half to two times our size that might be considered optimal. However, we believe that it is important to include in our peer group companies that may be outside this range, but with which we compete for products, capital and executive talent, rather than select peer companies that may be engaged in entirely different and unrelated businesses such as pharmaceutical generics, pharmaceutical distribution or medical insurance companies. We are a branded pharmaceutical and medical device company with an innovative high growth, high margin business model requiring significant R&D reinvestment annually. We do not compete with low margin generic manufacturers which have significantly different R&D and operating models. The companies in our 2012 primary peer group represented our primary competitors for executive talent and operate in a similarly complex regulatory and research-driven environment.

For our market comparisons in 2013 we removed Cephalon, Inc. and Medicis Pharmaceutical Corporation from the peer group used in 2012, due to their acquisitions in 2012. For its 2012 year-end market analysis, which the Compensation Committee reviewed in making compensation decisions for 2013, the pharmaceutical survey data was collected from the following published compensation surveys: Towers Watson 2012 U.S. CDB Pharmaceutical Executive Compensation Survey, and Mercer 2012 U.S. SIRS Executive Survey — Life Sciences Industry.

Emphasis on Equity Compensation and “At Risk” Compensation

The Compensation Committee sets total compensation in a fashion that ensures a significant percentage of annual compensation is delivered in the form of “at risk” pay, with the majority being in equity-based compensation in order to provide the greatest emphasis on long-term performance, thus promoting alignment with long-term stockholder interests. The following charts reflect the average compensation mix of our named executive officers as compared to the pay mix at our peer group companies.

(1)	Allergan target pay reflects 2012 salary, target bonus and actual stock option and restricted stock/RSU grants (based on the awards’ grant date fair value under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718).

(2)	Peer group data reflects 2012 salary, target bonus when available (or the three-year average bonus when not available) and all long-term incentive values for the peer group companies’ four next most highly compensated executive officers after their chief executive officers. Peer group data for cash compensation has been updated to July 31, 2013 at a 3.0% annual growth rate.

Compensation History and Tally Sheets

At least annually, with the help of the external, independent compensation consultant, the Compensation Committee reviews the form of tally sheet and each named executive officer’s compensation history for the past three years, including each component of compensation and how it compared to market data, as well as each named executive officer’s level of stock ownership. The Compensation Committee also reviews tally sheets setting forth the expected value of annual compensation and benefits for each named executive officer, including base salaries, potential annual cash incentive payouts at minimum, target and maximum levels, long-term incentive compensation, including the number of stock options and restricted stock/RSU awards granted and their grant date fair values, and the annualized cost of other benefits and perquisites. The tally sheets also set forth the accumulated value of benefits and compensation to each named executive officer, including the accumulated value of equity grants, the accumulated value of benefits under our retirement and savings and investment plans, and the accumulated value of potential payouts under different separation scenarios, including under our severance and change in control arrangements.

The Role of Our Chief Executive Officer

While the Compensation Committee has overall responsibility for establishing the elements, level and administration of our executive compensation programs, our Chief Executive Officer and members of our Human Resources Department routinely participate in this process, as does the Compensation Committee’s external, independent compensation consultant. Our Chief Executive Officer conducts in-depth performance reviews of each of the other executive officers and provides a summary of this review to the Compensation Committee. Our Chief Executive Officer also makes recommendations to the Compensation Committee regarding adjustments to these executives’ base salaries, target bonus opportunities, equity awards and perquisites, as required and based on their performance and market considerations. Subject to the Compensation Committee’s approval, our Chief Executive Officer allocates the Management Bonus Plan pool to our businesses and/or functions based on each business’ and/or function’s results, and recommends any adjustments to the other named executive officers’ awards based on his evaluation of their performance. Our Chief Executive Officer’s recommendations are one of several important factors considered by the Compensation Committee in making its determinations regarding our executive compensation programs. The Chief Executive Officer also prepares a detailed assessment of his own performance, and submits such self-assessment to the Compensation Committee and full board for their review and consideration.

Components of Compensation

The major compensation elements for our named executive officers are base salaries, annual performance-based bonuses, equity grants primarily in the form of stock options, and retirement and other benefits. In designing and administering our executive compensation programs, we attempt to strike an appropriate balance among each of these key elements of compensation. Each of these elements is an integral part of, and supports, our overall compensation objectives.

Base Salaries

Base salaries provide our executive officers with a reasonable degree of financial certainty and stability. The Compensation Committee annually reviews and determines the base salaries of our executive officers. Salaries are also reviewed in the case of executive promotions or other significant changes in responsibilities and, in the case of new-hires, are evaluated at the time of hire.

In setting an executive’s base salary in a particular year, the Compensation Committee takes into account competitive salary practices, the executive’s scope of responsibilities, the results previously achieved by the executive, the executive’s development potential and the executive’s historical base salary level. In order to attract and retain highly qualified executives, base salaries paid to our executive officers are generally targeted at the market median.

In January 2012, the Compensation Committee approved salary increases, effective February 2012, of 4% for each of Messrs. Edwards, Ingram and Endicott, and 3% for Dr. Whitcup. Mr. Pyott’s 2012 base salary did not increase from its 2011 level and has remained at the level established in January 2007 at his request. Each salary adjustment was intended to recognize the executive’s contributions and provide our executives with market-competitive base pay.

As depicted in the following table, our named executive officers’ base salaries are at approximately the market median. The market position of the named executive officers’ 2012 base salaries based on our 2011 year-end market study are shown in the table below:

Named Executive Officer	2012 Annualized Base Salary(1)	% of Market Median
David E.I. Pyott	$1,300,000	98%
Chairman of the Board, President and Chief Executive Officer
Jeffrey L. Edwards	$ 615,000	93%
Executive Vice President, Finance and Business Development, Chief Financial Officer
Scott M. Whitcup, M.D.	$ 620,000	95%
Executive Vice President, Research and Development, Chief Scientific Officer
Douglas S. Ingram	$ 590,000	106%
Executive Vice President and President, Europe, Africa and Middle East
David J. Endicott	$ 540,000	106%
Corporate Vice President and President, Allergan Medical, Asia Pacific and Latin America

(1)	For all of the named executive officers represents 2012 base salaries effective as of February 2012.

Annual Performance-Based Cash Incentive Awards

The primary purpose of our annual performance-based cash incentive awards is to motivate our executives to meet or exceed our company-wide short-term performance objectives. We maintain two annual bonus plans, each designed to reward management-level employees for their contributions to corporate objectives. Our Chief Executive Officer participates in our Executive Bonus Plan, while our other named executive officers and management employees participate in our Management Bonus Plan. Our Executive Bonus Plan was approved by our stockholders in 2011. Our two annual bonus plans generally have the same structure, as described below.

At the beginning of each year, the Compensation Committee establishes the performance objectives and approves the bonus structure under the annual bonus plans. In the beginning of the following year, the Compensation Committee determines the amount of bonuses to be paid out under our Executive Bonus Plan and the size of the bonus pool to be paid to employees participating in our Management Bonus Plan based upon our prior year’s performance against the pre-established objectives. In the case of executives that are required to own stock under our stock ownership guidelines (currently our Chief Executive Officer, executive vice presidents and corporate vice presidents), as a risk management best practice, payment for above-target performance is made in restricted stock (in the case of U.S.-based executives) or RSUs (in the case of U.S. expats overseas or international executives) subject to two-year cliff vesting.

Under both plans, our performance continues to be measured by our achievement of three key performance objectives: adjusted earnings per share, sales revenue growth in local currency and R&D reinvestment rate of annual sales. These performance objectives are based on our corporate strategies and objectives established as part of our annual operating plan process. For 2012, these performance objectives for the threshold, target and maximum levels of performance were as follows:

	Threshold	Target	Maximum
Adjusted earnings per share	$3.98	$4.18	$4.31
Sales revenue growth in local currency	4.6%	11.6%	17.2%
R&D reinvestment rate (of annual sales)	15.1%	16.3%	17.3%

We refer to the adjusted earnings per share, the sales revenue growth in local currency and R&D reinvestment rate of annual sales targets as our EPS Target, Revenue Target and R&D Reinvestment Target, respectively.

The Compensation Committee determined that the EPS Target, the Revenue Target and the R&D Reinvestment Target were appropriate performance objectives for the purpose of establishing bonus payments because they focus on achieving quality earnings per share while continuing to reinvest in the long-term growth of our business through R&D.

Adjusted earnings per share is not defined under GAAP. We use adjusted EPS for judging the core operating performance of our business. Adjusted EPS excludes: cash expenditures or future requirements for expenditures relating to restructurings, certain licensing transactions and acquisitions; the tax benefit or tax expense associated with the items indicated; and the impact on earnings of charges resulting from certain matters that we consider not to be indicative of our on-going operations. Historically, we have used the same adjusted EPS number reported in our earnings releases for our bonus plans. For 2012, we continued to use the same adjusted EPS number reported in our earnings release except that the adjusted EPS number under our annual bonus plans was further adjusted to give effect to the impact of the R&D Tax Credit, which was signed into law on January 2, 2013 and retroactively reinstated to January 1, 2012, so that our annual bonus plan participants were not adversely impacted by the delayed adoption of the R&D Tax Credit. This further adjustment for the R&D Tax Credit, which was included in our operating results in the first quarter of 2013, will be excluded from our 2013 adjusted EPS number and will not be included for bonus calculations under our 2013 annual bonus plans.

The funding level of the bonus pool as determined by our results for each of the three Company performance objectives is shown in the table below. For any bonus to be payable, adjusted EPS had to be greater than $3.98 or approximately 95.2% of the EPS Target. Once this threshold adjusted EPS amount was reached, the bonus pool would be funded based on linear interpolations for performance above and below the target amounts.

Performance Metric	Bonus Pool Funding at Threshold Performance	Bonus Pool Funding at Target Performance(1)	Bonus Pool Funding at Maximum Performance(1)
EPS Target	0% of target pool	80%	96%
Revenue Target	0%	10%	25%
R&D Reinvestment Target	0%	10%	25%

Total	0%	100%	146%

(1)	No funding for the Revenue Target or R&D Reinvestment Target would be made unless adjusted EPS exceeded the threshold of $3.98.

Once the aggregate bonus pool under the Management Bonus Plan is established, our Chief Executive Officer allocates the bonus pool to our businesses and/or functions based on the performance of each versus defined objectives that contributed to the results in 2012. This allocation of the bonus pool among our businesses and/or functions reinforces our pay-for-performance philosophy. The objectives of the businesses and functions are reviewed and approved annually by our Chief Executive Officer and, in the case of our executive officers, the Compensation Committee.

Under the Management Bonus Plan, within each business and/or function (including with respect to our named executive officer participants within the Management Bonus Plan), each participant’s bonus could be further modified down to 0% or up to 150% based upon the participant’s individual evaluation by his or her supervisor.

The bonus payable to our Chief Executive Officer under our Executive Bonus Plan for 2012 was based on the same formula as under our Management Bonus Plan, described above. The Compensation Committee, in its discretion, may reduce but not increase the bonus amount otherwise payable to the Chief Executive Officer under the Executive Bonus Plan.

Target Bonuses and Payouts. In determining target bonus amounts (defined as percent of base salary), the Compensation Committee compares each executive officer’s proposed target annual cash compensation (base salary and target bonus based on 100% achievement of each of the EPS Target, the Revenue Target and the R&D

Reinvestment Target) against the 50th percentile of the market. Each of our named executive officer’s target bonus for 2012 remained at the same respective level as in 2011. The target bonus opportunities for the named executive officers are shown in the table below.

The table below illustrates potential bonus payouts to our named executive officers as a percent of base salary if: (i) all three of the pre-established corporate performance objectives were met at the target level and (ii) all three of the pre-established corporate performance objectives were met at the maximum level. For the named executive officers participating in the Management Bonus Plan, the table below represents potential bonus payouts based solely on Company performance, prior to any adjustments for business function or individual performance.

Named Executive Officer	Objectives Met at Target Level (Bonus as % of Salary)	Objectives Met at Maximum Level (Bonus as % of Salary)
David E.I. Pyott	130	190
Chairman of the Board, President and Chief Executive Officer
Jeffrey L. Edwards	75	109.5
Executive Vice President, Finance and Business Development, Chief Financial Officer
Scott M. Whitcup, M.D.	75	109.5
Executive Vice President, Research and Development, Chief Scientific Officer
Douglas S. Ingram	75	109.5
Executive Vice President and President, Europe, Africa and Middle East
David J. Endicott	60	87.6
Corporate Vice President and President, Allergan Medical, Asia Pacific and Latin America

As a result of our achievement of 100.45% of the EPS Target, 78.45% of the Revenue Target and 99.39% of the R&D Reinvestment Target, and in accordance with the bonus structure approved at the beginning of 2012, the Compensation Committee approved a bonus payout to Mr. Pyott of approximately 97.25% of his target bonus. Also in accordance with the bonus structure approved at the beginning of 2012 and following the further adjustment to adjusted EPS to give effect to the impact of the R&D Tax Credit, described above, the Compensation Committee established the 2012 bonus pool for participants in our Management Bonus Plan at approximately 97.25% of targeted bonus funding level resulting in an aggregate bonus pool under the Management Bonus Plan of approximately $54.9 million for approximately 1,355 participants. For 2012, our Chief Executive Officer recommended that the baseline bonus for employees be set at 97.25% of their target bonuses and that our business functions (and the executive officers responsible for those business functions) would receive adjustments to the baseline bonus based on each function’s performance separate from our corporate financial performance. The bonus payouts for Messrs. Edwards, Ingram and Endicott and Dr. Whitcup were approximately 100%, 96%, 92% and 97.25%, respectively of each individual’s target bonus. These bonuses reflect the above-described allocation of our bonus pool as a function of the executive and their teams’ performance versus defined objectives that contributed to the results in 2012.

The actual 2012 cash compensation (salary plus actual annual performance awards) for each of the named executive officers as compared to the 50th percentile of the market based on Cook & Co.’s 2011 year-end market study are shown in the table below.

Named Executive Officer	2012 Actual Salary(1)	Actual Bonus	Actual Total Cash Compensation	% of 50th Percentile of Market
David E.I. Pyott	$1,300,000	$1,643,500	$2,943,500	108%
Chairman of the Board, President and Chief Executive Officer
Jeffrey L. Edwards	$615,000	$461,300	$1,076,300	104%
Executive Vice President, Finance and Business Development, Chief Financial Officer
Scott M. Whitcup, M.D.	$620,000	$452,200	$1,072,200	103%
Executive Vice President, Research and Development, Chief Scientific Officer
Douglas S. Ingram	$590,000	$424,800	$1,014,800	109%
Executive Vice President and President, Europe, Africa and Middle East
David J. Endicott	$540,000	$298,100	$838,100	100%
Corporate Vice President and President, Allergan Medical, Asia Pacific and Latin America

(1)	Represents base salary earned during fiscal 2012.

For 2013, the Compensation Committee approved a similar bonus structure to the one used in 2012.

Long-Term Equity Incentives

For 2012, the Compensation Committee determined that our executive officers should receive long-term incentive awards in the form of non-qualified stock options, with a limited pool of restricted stock and RSU awards being awarded for that portion of bonuses to be paid in shares of restricted stock and RSUs under our Executive Bonus Plan and Management Bonus Plan, as per the design of those plans, and in limited cases for high performers. The Committee believes that stock options align the interests of our executives with those of our stockholders because they:

•

align the interests and compensation opportunity of our executives with those of our stockholders because the recipient will only realize a return on the option if our stock price increases over its term and, unlike time-vested stock awards, do not provide any value unless stockholder value increases;

•	reinforce our long-term growth strategy with compensation awards tied to the successful execution of that strategy; and

•

provide significant leverage if our growth objectives are achieved, and place a significant portion of compensation opportunity at risk if our objectives are not achieved and effectively balance risk and reward.

The Compensation Committee recognizes that most of our peer group companies deliver long-term incentives using a combination of two or more long-term incentive vehicles. While our stockholders permit the use of other equity-based vehicles via their approval of our 2011 Incentive Award Plan, the Compensation Committee believes time-vested stock options remain the most appropriate long-term incentive vehicle for our leadership. The Compensation Committee carefully reviewed peer group market data, stockholder advisory comments, and our 2012 say-on-pay stockholder vote in reaching this conclusion. In some cases, public companies have evolved to a combination of long-term incentive vehicles to ensure delivery of equity-based awards to executives during periods of limited share price appreciation. We believe that our comprehensive business planning, bias for execution, governance and compensation processes are the best mechanisms to reinforce our position as a growth company and maintain our industry-leading Price-Earnings ratio. While the Compensation Committee expects to continue to use stock options as its primary long-term incentive, it will continue to judiciously use the other vehicles approved by the Company’s stockholders.

Early in 2012, the Compensation Committee considered and approved a set of guidelines for long-term incentive awards for eligible participants based on the participants’ grade level in the organization. Actual equity awards to the named executive officers are based on these guidelines as well as specific peer group company position data. The guidelines for each position are set by the Compensation Committee based on an annual survey of competitive market practices and input from Cook & Co. The guidelines target the annual grants of long-term incentive awards for each position (as a multiple of the base salary midpoint for the grade level) at the approximate 75th percentile of the market, based on both pharmaceutical survey and general industry data, with each component weighted equally. We believe an emphasis on long-term incentive awards is appropriate for an innovative growth company in a variable business (such as ours) and the purpose of this higher market positioning for equity-based compensation is to:

•	provide a total compensation program that maintains a significant amount of at-risk compensation and provides the opportunity to deliver above-market pay when our stockholders do well;

•	place greater overall emphasis on long-term performance;

•	encourage retention of key employees and stability; and

•	more closely align executive compensation with the interests of our stockholders, which we believe is better achieved through the use of stock options during the annual process.

In February 2012, the Compensation Committee reviewed its guidelines for long-term incentive awards for all eligible participants. The Compensation Committee considered the rate of share usage for proposed equity awards (which represents shares granted divided by common shares outstanding). The rate of share usage for proposed equity awards for 2012 represented approximately 4.9 million shares, or 1.6% of the common shares outstanding. The Compensation Committee also considered our 2011 rate of share usage of 1.75%, which approximated the 75th percentile of the market, and our three-year (2008-2010) average rate of share usage of 1.83% of the common shares outstanding, which was between the median and the 75th percentile of the market. This positioning is due to the fact that the Company’s equity awards are primarily in the form of stock options, which requires more shares than stock awards (such as restricted stock) to deliver equivalent economic value. On the other hand, the Company’s stockholder value transfer for the same three-year period (which represents the cost or expense of shares granted divided by the Company’s market capitalization at the time of grant) approximated the market median. We believe that stockholder value transfer is a more relevant measure as it takes into account differences in cost between options and stock awards.

The options granted to the named executive officers generally corresponded to the 2012 equity grant guidelines for each executive’s position. Mr. Edward’s award was approximately 12% higher than the guideline in order to recognize the increased complexity of the Chief Financial Officer role subsequent to the elimination of the separate President’s position, and in consideration of an increasingly competitive market for chief financial officers in our industry. In addition to the guideline, Dr. Whitcup and Mr. Endicott received grants of 25,000 and 15,000 four-year cliff vested stock options, respectively, in recognition of their substantial contributions and to encourage retention. Specifically, Dr. Whitcup’s award was designed to recognize his performance in securing regulatory approvals for new products by the FDA as well as other key regulatory agencies around the world in 2011. Mr. Endicott’s award was designed to recognize his contributions to our 2011 performance across multiple business and geographic regions in an increasingly competitive environment.

Named Executive Officer	Number of Stock Options Granted in 2012	Value of Stock Options per Guideline Modeling(1)
David E.I. Pyott	312,000	$8,303,400
Chairman of the Board, President and Chief Executive Officer
Jeffrey L. Edwards	75,000	$1,996,000
Executive Vice President, Finance and Business Development, Chief Financial Officer
Scott M. Whitcup, M.D.	92,000	$2,448,400
Executive Vice President, Research and Development, Chief Scientific Officer
Douglas S. Ingram	67,000	$1,783,100
Executive Vice President and President, Europe, Africa and Middle East
David J. Endicott	53,000	$1,410,500
Corporate Vice President and President, Allergan Medical, Asia Pacific and Latin America

(1)	The values shown in this table are based on the guideline modeling price of $85.85 share price (our average 30 days closing price as of January 13, 2012) and a 31% Black-Scholes percent.

Mr. Pyott has served as our Chief Executive Officer since January 1998 and during those 15 years, Mr. Pyott has delivered exceptional value to our stockholders. Mr. Pyott’s tenure as our Chief Executive Officer is twice as long as the average Chief Executive Officer in our peer group and the Committee wanted to recognize Mr. Pyott’s consistently high performance over his tenure at the Company. Under Mr. Pyott’s leadership, our annual revenues have grown from approximately $1.15 billion in 1998 to approximately $5.7 billion in 2012, and our market capitalization has grown from approximately $2 billion when Mr. Pyott joined us to over $30 billion today. Mr. Pyott was also recognized by Harvard Business Review as one of “The 100 Best CEOs in the World” in both 2009 (ranked #50) and 2013 (ranked #26), one of three pharmaceutical CEO’s selected, was recognized as the “#1 CEO in Specialty Pharmaceuticals” by Institutional Investor magazine in 2005 and 2007, and the “Best CEO Healthcare — Pharmaceuticals” in 2012 and 2013. In recognition of Mr. Pyott’s substantial contributions, on January 31, 2012, the Compensation Committee approved a special one-time performance-based recognition and retention award of RSUs to Mr. Pyott. This retention award represents the opportunity to earn up to a total of 165,000 shares of the Company’s common stock and is intended to recognize over a decade of outstanding performance by Mr. Pyott on behalf of the Company and its stockholders, to help ensure Mr. Pyott’s retention for a five (5) year performance period beginning on the grant date, and to reinforce the Company’s pay-for-performance philosophy to our stockholders.

The award generally will vest, if at all, only if Mr. Pyott remains continuously employed with the Company throughout the performance period. In addition, the portion of the award that vests at the end of the performance period is based on whether the Company’s common stock exceeds three distinct stock price performance thresholds, based on the highest consecutive 20-day average closing price of the Company’s common stock during the performance period, as follows: (i) one-third of the award will qualify to vest upon achievement of the minimum performance threshold; (ii) two-thirds of the award will qualify to vest upon achievement of the second performance threshold; and (iii) the entire award will qualify to vest upon achievement of the highest performance threshold. Among the Company’s peer group used for pay and performance purposes, the minimum performance threshold is set at a level achieved approximately half of the time by the peer group based on a review of five-year performance periods during the past ten years. As of December 31, 2012, no portion of the award had vested. The award is also subject to accelerated vesting in connection with a qualifying termination of employment, as further described beginning on page 65 under Potential Payments Upon Termination or Change in Control Table.

Equity Grant Policies

During 2012, options were granted to current executive officers on one occasion only, during a regularly scheduled meeting of the Compensation Committee held on January 30, 2012, with a grant date of February 17, 2012. For the 2012 fiscal year and the current fiscal year, the grant date is 11 trading days after the earnings release for the prior fiscal year. Where awards of bonus amounts payable under our Executive Bonus Plan and our Management Bonus Plan in excess of 100% of the target bonus are issued in restricted stock and RSUs, they are expressed in dollar valuations when approved by the Compensation Committee and the number of shares is determined two trading days after the full year earnings release based on the closing price of our common stock on that date. Other awards of stock options, restricted stock and RSUs are expressed in a number of shares when approved by the Compensation Committee.

Compensation Clawback Policy

The Compensation Committee has adopted a clawback policy, whereby in the case of fraud or other intentional misconduct involving our executive officers or vice presidents that necessitates a restatement of our financial results, we are required to recover any bonus awards or other incentive compensation paid or issued to our executive officers or vice presidents in excess of the amount that would have been paid or issued based on the restated financial results. The Compensation Committee approved this policy after consideration of market practices and to further align the interests of our executive officers and vice presidents with our stockholders.

Stock Ownership Guidelines

Our board has approved a stock ownership policy for our most senior executives. Under this policy, the stock ownership level for our Chief Executive Officer is six times base salary and for our executive vice-presidents and corporate vice presidents is three and two times base salary, respectively.

Ownership is determined based on the combined value of the following executive holdings: (i) shares owned outright; (ii) restricted shares; (iii) shares held in benefit plans; and (iv) shares held by spouse or children or in family trusts for estate planning purposes. Executives have five years from the time of appointment to comply with the ownership policy.

The Compensation Committee annually reviews our executive officers’ stock ownership status and the timeline for compliance in connection with our annual meeting of stockholders. Under the policy, executives who are not in compliance with the stock ownership levels must hold 25% of after-tax post-exercise shares upon any stock option exercise event until compliance with his or her respective stock ownership level is reached. As of December 5, 2012, all of our executive officers were in compliance with the policy. As described in further detail under Director Compensation, starting on page 70, the Company also maintains stock ownership guidelines for our non-employee directors.

The Company has also implemented a prohibition applicable to all of our directors and employees worldwide, including our executive officers, on the short selling or hedging of Company securities and the purchase or sale of derivative securities of the Company, as well as on pledging Company securities.

Perquisites and Other Benefits

Beginning in 2007, all major perquisite programs, other than tax and financial planning reimbursements were eliminated by the Compensation Committee in order to streamline the administration of the program. The Compensation Committee kept the tax and financial planning allowance in order to support effective use of our compensation programs and good financial management. In lieu of the terminated perquisites, the Compensation Committee determined to provide a flat annual perquisite allowance for each named executive officer. For 2012, the Compensation Committee approved a flat perquisite allowance of $20,000 for our Chief Executive Officer and $10,000 for each other named executive officer and, in addition, provided for reimbursements for tax and financial planning of up to $20,000 for our Chief Executive Officer and $10,000 for each other named executive officer. The flat perquisite allowance is taxable income to the executives, paid in equal bi-weekly installments during the course of the year and is not grossed-up. Reimbursements for tax and financially planning are also taxable income and are paid up to the maximum amounts described above, based on invoices submitted.

As pursuant to our expatriate policy and in connection with Mr. Ingram’s appointment to serve as Executive Vice President and President, Europe, Africa and Middle East in August 2010, we provide Mr. Ingram with certain benefits related to his international relocation, including but not limited to relocation allowance, host country housing, payment of private education and related expenses for Mr. Ingram’s dependent children and other expatriate benefits. We also provide Mr. Ingram with tax equalization benefits and tax gross ups on his expatriate benefits in order to ensure no greater or lesser tax burden during his international assignment. In connection with Mr. Endicott’s repatriation in August 2010 to the U.S. from Europe, where he served as Corporate Vice President and President, Europe, Africa and Middle East, to assume responsibility for Allergan Medical, we have provided and continue to provide Mr. Endicott with certain benefits related to his international relocation, including tax equalization benefits to ensure no greater or lesser tax burden during his international assignment. We expect that such tax equalization benefits would be partially offset by tax refunds that accrue to our company. A description of Messrs. Ingram’s and Endicott’s relocation benefits can be found beginning on page 58 under footnote 5 to the Summary Compensation Table.

We offer medical plans, dental plans, vision plans and disability insurance plans for all eligible U.S. employees. Executives are offered the same plans and charged the same rates as all other employees. We pay 100% of the cost of term life insurance for all eligible U.S. employees, including our executives. The term life insurance coverage levels and thus resulting costs are higher for our executives. In addition, we offer our executives, including our named executive officers, a $1,000 annual physical allowance.

Retirement Plans

We have two supplemental defined benefit retirement plans for certain employees, including the named executive officers. These plans pay benefits directly to a participant to the extent benefits under our defined benefit retirement plan are limited by Sections 415 and 401(a)(17) of the Code. Payments under our supplemental retirement plans for benefits accrued through December 31, 2004 are in the same form and will be paid at the same time as a participant’s benefits under our pension plan. Payments under our supplemental plans for benefits accrued on or after January 1, 2005 will be paid beginning at the later of age 55 or termination of employment, unless an election was made prior to December 31, 2008 stating a different commencement of the payments; the form of payment for this portion of the accrued benefit will be selected immediately prior to the commencement of the payments.

Under the Allergan, Inc. Executive Deferred Compensation Plan, eligible employees, including the named executive officers, were historically permitted to defer receipt of up to 100% of their base salary and bonus; beginning January 1, 2010, eligible employees, including the named executive officers, were permitted to defer receipt of up to 65% of their base salary and bonus. Eligible employees, including the named executive officers, also receive contributions from us for a given year under the Executive Deferred Compensation Plan if, during that year, they have contributed the maximum before-tax contributions under our Savings and Investment Plan and the amount of contributions made to the Savings and Investment Plan on behalf of the participant was limited by the Code. A description of the material terms of these plans can be found beginning on page 63 under the Pension Benefits Table and on page 64 under the Nonqualified Deferred Compensation Table.

Severance and Change in Control Benefits

None of our U.S.-based employees, including our named executive officers, have an employment agreement that provides a specific term of employment. Accordingly, the employment of any such employee may be terminated at any time.

Severance Program (non-change in control). We maintain the Executive Severance Pay Plan pursuant to which certain executive officers, including Messrs. Pyott, Edwards, Whitcup and Ingram, participate. Under the Executive Severance Pay Plan, such executive officers are entitled to severance pay if his or her employment is terminated without “cause” (as defined in the Executive Severance Pay Plan), other than in connection with a sale of a business unit where the officer is not offered similar employment with the acquiring company. Each executive officer has the right to receive a cash severance payment in an amount equal to 12 to 24 months of the participant’s base salary at the time of termination, based upon the participant’s years of credited service at Allergan. Participants are also entitled to certain other benefits, including coverage under certain health care benefit plans and outplacement counseling services. Executive officers are no longer entitled to stock option and restricted stock acceleration and special benefits continuation provisions previously provided to executive officers with 15 or more years of service.

We also maintain the Amended and Restated Severance Pay Plan, in which Mr. Endicott participates, pursuant to which participants generally are entitled to receive severance payments and benefits upon a termination without “cause” (as defined in the Amended and Restated Severance Pay Plan) outside of the change in control context. The amount of severance pay depends upon the executive officer’s years of service, with the greatest benefits payable for executives having 19 or more full years of service.

Each of the severance plans were designed to further retain employees, including our named executive officers, by providing security that increases over time with the employee’s service.

Change in Control Benefits. We have entered into change in control arrangements with each of our named executive officers, which provide for severance and other benefits if their employment is terminated under specified circumstances within two years following a change in control. Our change in control arrangements are designed to help attract key employees, preserve employee morale and productivity, and encourage retention in the face of the potentially disruptive impact of an actual or potential change in control. These benefits also allow executives to assess takeover bids objectively without regard to the potential impact on their own job security.

Equity Awards. For nonqualified stock option and restricted stock/RSU grants made in 2010 and thereafter, vesting will be accelerated upon a change in control only if there is a qualifying termination, or if the acquiring company does not convert the awards to awards of the acquiring company with equivalent value. Thus, all stock options and restricted stock/RSU awards granted in 2010 and thereafter will require a “double-trigger” before vesting may be accelerated, rather than the “single-trigger” vesting that was previously in place.

A description of the material terms of our change in control agreements, Executive Severance Pay Plan and Amended and Restated Severance Pay Plan, as well as a description of other benefits provided under our Incentive Compensation Plan, as amended, supplemental retirement plans and our Executive Bonus Plan and Management Bonus Plan, can be found beginning on page 65 under the Potential Payments Upon Termination or Change in Control Table.

Tax and Accounting Considerations

Section 162(m) of the Code

Section 162(m) of the Code limits the tax deductibility by a company of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the

Compensation Committee establishing such goals consists only of “outside directors.” We believe that all members of the Compensation Committee qualify as outside directors. Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of our common stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which options may be granted during a specified period. Our stock option grants under our 2011 Incentive Award Plan, as approved by our stockholders in May 2011, are intended to meet the criteria of Section 162(m) of the Code. There can be no assurance, however, that compensation attributable to awards granted under the 2011 Incentive Award Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible to us.

The Compensation Committee considers the anticipated tax treatment to the Company and our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee’s control, also can affect the deductibility of compensation.

Although the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy. The Compensation Committee will consider ways to attempt to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the Compensation Committee may award compensation to our executive officers that is not fully deductible if it determines that such award is consistent with the Compensation Committee’s compensation philosophy and is in our and our stockholders’ best interests, such as time-vested grants of restricted stock/RSUs, retention bonuses or other grants.

Our Executive Bonus Plan is designed and has generally been implemented with the intent to meet the performance-based criteria of Section 162(m) of the Code. There can be no assurance, however, that compensation attributable to awards granted under the Executive Bonus Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible to us.

Section 409A of the Code

Section 409A of the Code, or Section 409A, requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Section 280G of the Code

Section 280G of the Code, or Section 280G, disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Code, or Section 4999, imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. Our Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting Considerations

We follow FASB Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. Our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Tabular Compensation Disclosure

The following tables summarize our named executive officer and non-employee director compensation as follows:

1.	Summary Compensation Table. The Summary Compensation Table summarizes the compensation earned by or paid to our named executive officers in 2012, 2011 and 2010, including salary earned, the aggregate grant date fair value of stock awards and option awards granted to our named executive officers, non-equity incentive plan awards earned by our named executive officers for performance, changes in the actuarial present value of our named executive officers’ accrued aggregate pension benefits and all other compensation paid to our named executive officers, including perquisites.

2.	Grants of Plan-Based Awards Table. The Grants of Plan-Based Awards Table summarizes all grants of plan-based awards made to our named executive officers in 2012, including cash and stock awards made under our Management Bonus Plan and our Executive Bonus Plan. For a discussion of cash and stock awards earned by our named executive officers under our Management Bonus Plan and our Executive Bonus Plan for 2012 performance, see the Summary Compensation Table.

3.	Outstanding Equity Awards at Fiscal Year-End Table. The Outstanding Equity Awards at Fiscal Year-End Table summarizes the unvested stock awards and all stock options held by our named executive officers as of December 31, 2012, adjusted, as applicable, to account for our two-for-one stock split that was completed on June 22, 2007. Please note that our named executive officers’ ownership of vested shares of stock is set forth under “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in this Proxy Statement.

4.	Option Exercises and Stock Vested Table. The Option Exercises and Stock Vested Table summarizes our named executive officers’ option exercises and stock award vesting during 2012.

5.	Pension Benefits Table. The Pension Benefits Table summarizes the actuarial present value of our named executive officers’ accumulated benefits under our defined benefit retirement plan and two supplemental retirement plans and any payments made under those plans to our named executive officers during 2012.

6.	Nonqualified Deferred Compensation Table. The Nonqualified Deferred Compensation Table summarizes the contributions to and account balances under our Executive Deferred Compensation Plan during 2012.

7.	Potential Payments Upon Termination or Change in Control Table. The Potential Payments Upon Termination or Change in Control Table and discussion summarize payments and benefits that would be made to our named executive officers in the event of certain employment terminations and/or a change in control.

1.  Summary Compensation Table

The following table shows the compensation earned by, or awarded or paid to, each of our named executive officers for services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
David E.I. Pyott	2012	$1,300,000	$9,390,076	$7,007,520	$1,645,000	$1,769,666	$ 51,936	$21,164,198
Chairman of the Board, President and	2011	$1,300,000	$ 178,369	$8,730,825	$1,690,000	$2,026,942	$ 50,736	$13,976,872
Chief Executive Officer	2010	$1,300,000	$ 82,427	$8,021,249	$1,690,000	$1,504,274	$ 50,071	$12,648,021

Jeffrey L. Edwards	2012	$ 615,000	$ 47,032	$1,684,500	$ 461,300	$ 313,572	$ 35,498	$ 3,156,902
Executive Vice President,	2011	$ 584,808	$ 41,342	$1,909,140	$ 442,500	$ 767,816	$ 33,968	$ 3,779,574
Finance and Business Development,	2010	$ 539,230	$ 16,970	$1,758,446	$ 392,400	$ 552,669	$ 30,977	$ 3,290,692
Chief Financial Officer

Scott M. Whitcup, M.D.	2012	$ 620,000	$ 47,823	$2,066,320	$ 452,600	$ 345,812	$ 37,539	$ 3,570,094
Executive Vice President,	2011	$ 594,323	$ 62,731	$2,793,864	$ 450,000	$ 523,197	$ 135,894	$ 4,560,009
Research and Development,	2010	$ 549,553	$ 7,096	$1,758,446	$ 396,600	$ 367,511	$ 133,561	$ 3,212,767
Chief Scientific Officer

Douglas S. Ingram	2012	$ 590,000	$ 45,449	$1,504,820	$ 424,800	$ 426,126	$4,270,129	$ 7,261,324
Executive Vice President,	2011	$ 567,784	$ 50,563	$1,909,140	$ 427,500	$ 576,656	$1,917,520	$ 5,449,163
President, Europe, Africa, Middle East	2010	$ 549,555	$ 18,567	$1,758,446	$ 396,500	$ 452,763	$ 297,172	$ 3,473,003

David J. Endicott	2012	$ 540,000	$ 33,230	$1,190,380	$ 298,100	$ 624,030	$ 50,862	$ 2,736,602
Corporate Vice President,	2011	$ 515,692	$ 423,928	$1,210,674	$ 312,000	$ 584,969	$2,445,282	$ 5,492,545
President, Allergan Medical,
Asia Pacific and Latin America

(1)	The amounts shown include amounts of salary earned but deferred at the election of the named executive officer under the Savings and Investment Plan and the Executive Deferred Compensation.

(2)	The amounts shown are the grant date fair values of stock and option awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values in 2012, see Note 9, Employee Stock Plans, to our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. Awards payable to our named executive officers under our Executive Bonus Plan and our Management Bonus Plan in excess of 100% of the participant’s target bonus were paid out in shares of restricted stock or restricted stock units that vest in full on the second anniversary of the grant date, subject generally to continued employment with us through such vesting date. The amounts shown in the Stock Awards column include the grant date fair value for these restricted stock awards in the year of grant, as applicable. In addition, the amount shown in the Stock Awards column for Mr. Pyott includes the grant date fair value of his January 2012 performance-based restricted stock unit award. The single performance measure that determines the number of units to be earned for the performance-based restricted stock unit award is our stock price, which is a market condition as defined under Financial Accounting Standards Board principles regarding the measurement of stock-based compensation (ASC 718). Since these awards do not have performance conditions as defined under ASC 718, such awards have no maximum grant date fair values that differ from the fair values presented in the table above.

(3)	The amounts shown represent the bonus performance awards earned in 2012 and paid in February 2013 under our Executive Bonus Plan for Mr. Pyott and our Management Bonus Plan for all other named executive officers. The bonus performance awards were paid entirely in cash for 2012. See “Compensation Discussion and Analysis — Annual Performance-Based Cash Incentive Awards” in this Proxy Statement for a more complete description of these plans.

(4)	The amounts shown include the annual change in the actuarial present value of the named executive officer’s accrued aggregate pension benefit and the nonqualified deferred compensation earnings that are above-market. The change in the actuarial present value of the accrued pension benefit for 2012 is determined by subtracting the present value of each executive’s accrued benefit as of December 31, 2011 from the present value of their accrued benefits as of December 31, 2012. See “Pension Benefit Table” and “Compensation Discussion and Analysis — Executive Retirement Plans” in this Proxy Statement for a description of this plan.

(5)	For 2012, the amounts shown include our incremental cost for the provision to our named executive officers of certain specified perquisites (as detailed below), contributions by us to the Savings and Investment Plan and the cost of term life insurance and term executive post-retirement life insurance premiums and, in the case of certain named executive officers, vacation buybacks and expatriate expenses.

The table below shows our 2012 incremental cost for the provision of certain perquisites and tax payments to our named executive officers.

			Expatriate Expenses(c)(d)
Named Executive Officer	Annual Perquisite Payment(a)	Tax and Financial Planning(b)	Aggregate Incremental Cost($)	Tax Equalization ($)	Tax Gross- Up($)	Annual Physical(e)	Vacation Buybacks	Other(f)
Mr. Pyott	$20,000	$20,000	$0	$0	$0	$1,000	$0	$0
Mr. Edwards	$10,000	$2,216	$0	$0	$0	$1,000	$11,346	$0
Dr. Whitcup	$10,000	$4,065	$0	$0	$0	$1,000	$11,538	$0
Mr. Ingram	$10,000	$10,000	$291,848	$2,418,627	$1,517,718	$1,000	$10,000	$0
Mr. Endicott	$10,000	$10,000	$0	$0	$0	$1,000	$10,000	$9,238

(a)	The annual perquisite amounts were established based on flat annual perquisite payments of $20,000 for our Chief Executive Officer and $10,000 for each other named executive officer.

(b)	We provide our named executive officers a tax and financial planning annual allowance of up to $20,000 for our Chief Executive Officer and up to $10,000 for each other named executive officer.

(c)	In connection with Mr. Ingram’s appointment to serve as Executive Vice President and President, Europe, Africa, Middle East effective August 1, 2010, we provided Mr. Ingram with certain benefits related to his expatriate assignment. For 2012, these expatriate benefits included, $173,351 for host country housing, $39,724 to pay for the cost of foreign private education for Mr. Ingram’s dependent children, $39,164 for goods and services, $27,359 for utilities and $12,250 for transportation. In addition, in connection with his international assignment, we provided Mr. Ingram with tax payments and tax settlements of $2,418,627 and tax gross up-payments of $1,517,718 related to his expatriate benefits, in each case, to ensure no greater or lesser tax burden during his international assignment. Amounts shown include payments made in pound sterling, which have been converted into U.S. dollars at the exchange rates in effect when the payments were made.

(d)	In connection with Mr. Endicott’s repatriation in August 2010 to the U.S. from Europe, we provided Mr. Endicott with host-country tax payments and tax settlements of $617,438 related to Mr. Endicott’s expatriate benefits and Mr. Endicott has made tax equalization payments back to Allergan in the amount of $1,412,201, in each case, to ensure no greater or lesser tax burden during his international assignment.

(e)	We offer our named executive officers an annual physical valued at up to $1,000.

(f)	In connection with an employee appreciation event, Mr. Endicott received small electronic goods with a value of $1,370 and $7,868 related to his spouse accompanying him to the event, which she was expected to attend.

The table below shows our 2012 contributions to the Savings and Investment Plan and the cost of term life insurance and term executive post-retirement life insurance premiums, as follows:

Named Executive Officer	Savings and Investment Plan Contributions	Insurance Premiums(a)
Mr. Pyott	$10,000	$936
Mr. Edwards	$10,000	$936
Dr. Whitcup	$10,000	$936
Mr. Ingram	$10,000	$936
Mr. Endicott	$10,000	$624

(a)	We pay 100% of the cost of term life insurance for all eligible employees as well as the cost of higher coverage levels in place for our executives. Amounts shown reflect the cost of the premiums for our named executive officers.

Savings and Investment Plan. The Allergan, Inc. Savings and Investment Plan is a defined contribution plan that qualifies as a 401(k) plan under the Code and also features a retirement contribution for eligible employees. The contributions to the plan are made by us for each of the named executive officers on the same terms as are applicable to all other employees. Under the 401(k) feature of the plan, we make a matching contribution to the plan equal to 100% of eligible participants’ before-tax contributions, after-tax contributions and Roth 401(k) contributions up to a specified maximum amount that fluctuates from time to time, subject to Code limits on the maximum amount of pay that may be recognized. The maximum match was four percent for 2012.

A participant becomes vested in the Allergan matching contribution to the 401(k) after the participant completes three years of service or, if earlier, the participant reaches age 62, becomes permanently and totally disabled or dies, or in the case of an occurrence of a change in control. If a participant’s service terminates before he or she is vested, the participant will forfeit the Allergan match and any earnings thereon.

2.  Grants of Plan-Based Awards Table

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2012.

Name	Approval Date	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)		All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Maximum (#)
David E.I. Pyott			0	1,690,000	2,467,400
	1/30/2012	2/17/2012							312,000	$87.91	$7,007,520	(5)
	1/30/2012	2/17/2012				55,000	165,000				$9,210,300	(6)
	1/30/2012	2/17/2012						2,045			$179,776	(6)
Jeffrey L. Edwards			0	461,300	1,010,100
	1/30/2012	2/17/2012							75,000	$87.91	$1,684,500	(5)
	1/30/2012	2/17/2012						535			$47,032	(6)
Scott M. Whitcup, M.D.			0	465,000	1,018,400
	1/30/2012	2/17/2012							67,000	$87.91	$1,504,820	(5)
	1/30/2012	2/17/2012							25,000	$87.91	$561,500	(5)
	1/30/2012	2/17/2012						544			$47,823	(6)
Douglas S. Ingram			0	442,500	969,200
	1/30/2012	2/17/2012							67,000	$87.91	$1,504,820	(5)
	1/30/2012	2/17/2012						517			$45,449	(6)
David J. Endicott			0	324,000	709,500
	1/30/2012	2/17/2012							38,000	$87.91	$853,480	(5)
	1/30/2012	2/17/2012							15,000	$87.91	$336,900	(5)
	1/30/2012	2/17/2012						378			$33,230	(6)

(1)	The option and stock awards shown were approved at a regularly scheduled meeting of the Compensation Committee held on January 30, 2012, prior to our full year earnings release, and the grant date for such awards was February 17, 2012.

(2)	The amounts shown represent the potential value of performance bonus awards earned in 2012 and paid in 2013 under our Executive Bonus Plan for Mr. Pyott and under our Management Bonus Plan for all other named executive officers. Awards payable under our Executive Bonus Plan and our Management Bonus Plan in excess of 100% of the named executive officer’s target bonus are payable in grants of restricted stock or restricted stock units that generally vest in full on the second anniversary of the grant date, subject generally to continued employment with us through such vesting date. Accordingly, the amounts shown in the “Target” column reflect the maximum amounts payable in cash under our Executive Bonus Plan and our Management Bonus Plan to the named executive officers. The difference in the value reflected in the “Maximum” column and “Target” column would be payable solely in shares of restricted stock. Actual bonuses are based on our performance against target and are subject to the discretion of the Compensation Committee to reduce the amounts payable. Please also see “Compensation Discussion and Analysis — Annual Performance-Based Cash Incentive Awards” in this Proxy Statement for a more complete description of these bonus plans.

(3)	The performance RSUs granted to Mr. Pyott in January 2012 vest, subject to Mr. Pyott remaining continuously employed with the Company throughout the performance period, based on whether the Company’s common stock exceeds three distinct stock price performance thresholds, based on the highest consecutive 20-day average closing price of the Company’s common stock during the performance period.

(4)	Amounts represent the number of options that were granted pursuant to the 2011 Incentive Award Plan and have an exercise price per share equal to closing price of our common stock on the NYSE on February 17, 2012, the grant date, in accordance with the terms of the plan.

(5)	The dollar value of the options shown represents the grant date fair value based on the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under FASB ASC Topic 718. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. For a discussion of valuation assumptions used to determine the grant date fair values in 2012, see Note 9, Employee Stock Plans, to our Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2012.

(6)	The dollar value of the stock shown represents the grant date fair value as prescribed under FASB ASC Topic 718, based on the closing price of our common stock on the grant date of $87.91.

3.  Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2012. Please note that ownership of vested shares of stock is set forth under “Security Ownership of Certain Beneficial Owners and Management and Related Stockholders” in this Proxy Statement.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested
David E.I. Pyott	0	312,000	(2)	$87.91	2/17/22				55,000	(9)	$5,045,150
	93,750	281,250	(4)	$75.58	2/17/21
	211,200	211,200	(5)	$59.13	2/22/20
	399,750	133,250	(6)	$40.16	2/20/19
	410,000	0		$64.47	2/14/18
	386,800	0		$58.55	2/2/17
	252,000	0		$36.15	2/8/15

	1,753,500	937,700

Jeffrey L. Edwards	0	75,000	(2)	$87.91	2/17/22	1,082	(8)	$99,252
	20,500	61,500	(4)	$75.58	2/17/21
	46,300	46,300	(5)	$59.13	2/22/20
	44,175	34,725	(6)	$40.16	2/20/19
	105,500	0		$64.47	2/14/18
	89,200	0		$58.55	2/2/17
	24,000	0		$55.97	2/6/16

	329,675	217,525

Scott M. Whitcup, M.D.	0	67,000	(2)	$87.91	2/17/22	11,374	(7)(8)	$1,043,337
	0	25,000	(3)	$87.91	2/17/22
	30,000	90,000	(4)	$75.58	2/17/21
	46,300	46,300	(5)	$59.13	2/22/20
	97,800	32,600	(6)	$40.16	2/20/19
	105,500	0		$64.47	2/14/18
	89,200	0		$58.55	2/2/17
	84,000	0		$55.97	2/6/16
	100,000	0		$36.15	2/8/15
	32,000	0		$41.24	1/29/14

	584,800	260,900

Douglas S. Ingram	0	67,000	(2)	$87.91	2/17/22	1,186	(8)	$108,792
	20,500	61,500	(4)	$75.58	2/17/21
	46,300	46,300	(5)	$59.13	2/22/20
	97,800	32,600	(6)	$40.16	2/20/19
	105,500	0		$64.47	2/14/18
	89,200	0		$58.55	2/2/17
	84,000	0		$55.97	2/6/16

	443,300	207,400

David J. Endicott	0	38,000	(2)	$87.91	2/17/22	19,987	(7)(8)	$1,833,408
	0	15,000	(3)	$87.91	2/17/22
	13,000	39,000	(4)	$75.58	2/17/21
	0	25,000	(5)	$59.13	2/22/20
	0	15,000	(6)	$40.16	2/20/19

	13,000	132,000

(1)	Represents the closing price of a share of our common stock on December 31, 2012 ($91.73) multiplied by the number of shares or units that have not vested.

(2)	25% of the total option grant vests and becomes exercisable on each of the first, second, third and fourth anniversaries of February 17, 2012, the date of the grant, and have a term of ten years.

(3)	These options vest and are exercisable 100% on the fourth anniversary of February 17, 2012, the grant date, and have a term of ten years.

(4)	25% of the total option grant vests and becomes exercisable on each of the first, second, third and fourth anniversaries of February 17, 2011, the date of the grant, and have a term of ten years.

(5)	25% of the total option grant vests and becomes exercisable on each of the first, second, third and fourth anniversaries of February 22, 2010, the date of the grant, and have a term of ten years.

(6)	These options vest and are exercisable as to 25% of the total grant on each of the first, second, third and fourth anniversaries of February 20, 2009, the date of the grant, and have a term of ten years.

(7)	Amounts include 10,000 restricted shares of our common stock granted to Dr. Whitcup that vest in full on February 20, 2013 the fourth anniversary of the grant date, and 5,000 restricted shares of our common stock, 7,000 restricted units of common stock and 7,000 restricted shares of common stock granted to Mr. Endicott that vest in full on February 17, 2015, February 22, 2014 and February 20, 2013, respectively, the fourth anniversary of the grant date.

(8)	Amounts include 547, 609 and 830 shares granted to Messrs. Edwards and Endicott and Dr. Whitcup, respectively, as well as 669 units granted to Mr. Ingram on February 17, 2011, which cliff vest in full on February 17, 2013. These shares were awarded under our Management Bonus Plan for 2010 and represent the excess of 100% of the participants’ bonus targets, paid in grants of restricted stock. Amounts also include 535, 378 and 544 shares granted to Messrs. Edwards and Endicott and Dr. Whitcup, respectively, as well as 517 units granted to Mr. Ingram on February 17, 2012, which cliff vest in full on February 17, 2014. These shares were awarded under our Management Bonus Plan for 2011 and represent the excess of 100% of the participants’ bonus targets, paid in grants of restricted stock. These stock awards cliff vest in full on the second anniversary of the grant date, subject to continued employment with us through such vesting date. Vesting, however, is accelerated on such date as the participant is eligible for normal retirement (having reached the age of 55 and five years of service) or in the event of termination due to death or permanent disability. Vesting is prorated in the case of a job elimination as a result of a reduction in force based on the length of the participant’s service subsequent to the grant date. Mr. Pyott was retirement eligible effective October 13, 2008 and as such his shares granted on February 17, 2012 under the Executive Bonus Plan were fully vested at grant and are not reflected in the table above.

(9)	The performance RSUs granted to Mr. Pyott in January 2012 vest, subject to Mr. Pyott remaining continuously employed with the Company throughout the performance period, based on whether the Company’s common stock exceeds three distinct stock price performance thresholds, based on the highest consecutive 20-day average closing price of the Company’s common stock during the performance period, as follows: (i) one-third of the award will qualify to vest upon achievement of the minimum performance threshold; (ii) two-thirds of the award will qualify to vest upon achievement of the second performance threshold; and (iii) the entire award will qualify to vest upon achievement of the highest performance threshold. Amounts shown in the table reflect achievement of the minimum performance threshold, as our actual performance through December 31, 2012 did not result in any shares qualifying to vest.

4.  Option Exercises and Stock Vested Table

The following table summarizes the option exercises and stock award vesting for each of our named executive officers for the year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
David E.I. Pyott	619,000	$33,850,841	32,045	$2,822,925
Jeffrey L. Edwards	160,000	$7,529,700	287	$25,046
Scott M. Whitcup, M.D.	20,800	$1,303,010	4,120	$362,892
Douglas S. Ingram	166,000	$7,908,250	314	$27,402
David J. Endicott	82,000	$2,756,330	577	$50,354

(1)	Represents the price at which shares acquired upon exercise of the stock options were sold net of the exercise price for acquiring shares.

(2)	Represents the vesting date closing market price of a share of our common stock multiplied by the number of shares that have vested.

5.  Pension Benefits Table

The following table summarizes the actuarial present value of each of our named executive officer’s accumulated benefits under our defined benefit retirement plan and two supplemental retirement plans as of the December 31, 2012 measurement date and any payments made during the year ended December 31, 2012.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
David E.I. Pyott	Defined Benefit Retirement Plan(1)	15	$693,118	$0
	Supplemental Executive Benefit Plan(2)	15	$9,535,853	$0

Jeffrey L. Edwards	Defined Benefit Retirement Plan(1)	19.6	$672,722	$0
	Supplemental Executive Benefit Plan(2)	19.6	$2,198,587	$0

Scott M. Whitcup, M.D.	Defined Benefit Retirement Plan(1)	13	$466,509	$0
	Supplemental Executive Benefit Plan(2)	13	$1,646,953	$0

Douglas S. Ingram	Defined Benefit Retirement Plan(1)	16.8	$525,933	$0
	Supplemental Executive Benefit Plan(2)	16.8	$1,824,652	$0

David J. Endicott	Defined Benefit Retirement Plan(1)	26.4	$743,982	$0
	Supplemental Executive Benefit Plan(2)	26.4	$1,713,502	$0

(1)	Defined Benefit Retirement Plan. Our defined benefit retirement plan, our pension plan, provides pension benefits to U.S. employees, including executive officers, based upon the average of the employee’s highest 60 consecutive months of eligible earnings and years of service integrated with covered compensation as defined by the Social Security Administration. The annual benefit payable at normal retirement age is as follows: 1.23% of average earnings not in excess of covered compensation times the number of years of service to 35 years, plus 1.73% of average earnings in excess of covered compensation times the number of years of service to 35 years, plus 0.50% of average earnings times service in excess of 35 years.

Eligibility to participate in our pension plan was terminated for employees that joined us after September 30, 2002. The normal retirement age is 65, however unreduced benefits are payable at age 62. Early retirement benefits are available at age 55 with five years of service. Benefits are reduced 6% per year for commencement prior to age 62. A participant is fully vested in his pension benefit after five years of service. Mr. Pyott is currently eligible for early retirement because he is over age 55 and has more than five years of service.

Eligible earnings include amounts paid to an employee by Allergan for services rendered, including base earnings, commissions and similar incentive compensation, cost of living allowances earned within the US, holiday pay, overtime earnings and other bonus amounts paid under certain programs.

Lump sums less than $10,000 can either be paid out or rolled over into an eligible retirement plan.

The present value of accumulated benefits is based on a 4.24% discount rate and the RP-2000 Mortality Table, projected to 2020, combined for employees and annuitants, separate for males and females and no collar adjustment. No preretirement mortality, retirement or termination has been assumed for the valuation. The value in the Pension Benefits Table does not match the Accumulated Benefit Obligation for accounting purposes. It is intended to represent the present value of the accrued benefit reflecting retirement at age 62, the plan’s earliest retirement date with unreduced benefits.

(2)	Supplemental Executive Benefit Plan and Supplemental Retirement Income Plan. These plans pay benefits directly to a participant to the extent benefits under our defined benefit pension plan are limited by Code Sections 401(a)(17) and 415, respectively. Supplemental retirement plan payments for benefits earned and vested prior to January 1, 2005 are paid in the same form and at the same time as a participant’s benefits under our pension plan. Supplemental retirement plan payments for benefits earned or vested after December 31, 2004 will be paid in a form of payment and at a future date based on elections made in 2008 in accordance with Code Section 409A.

Eligible employees under the Supplemental Executive Benefit Plan include employees whose benefits are limited by Code Section 401(a)(17). Eligible employees under the Supplemental Retirement Income Plan include management employees whose benefits are limited by Code Section 415. There are no benefits that have accrued in the Supplemental Retirement Income Plan for the participants listed in the Pension Benefits Table. The Code Section 415 limit is $200,000 for 2012.

The present value of accumulated benefits is based on a 4.18% discount rate and the RP-2000 Mortality Table, projected to 2020, combined for employees and annuitants, separate for males and females and no collar adjustment. No preretirement mortality, retirement or termination has been assumed for the valuation. The value in the Pension Benefits Table does not match the Accumulated Benefit Obligation for accounting purposes. It is intended to represent the present value of the accrued benefit reflecting retirement at age 62, the plan’s earliest retirement date with unreduced benefits.

6.  Nonqualified Deferred Compensation Table

The following table sets forth a summary of contributions to, and account balances under, our Executive Deferred Compensation Plan, as more fully described below, for the year ended December 31, 2012.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2012 ($)
Scott M. Whitcup, M.D.	0	0	22,423	$0	216,436
David J. Endicott	0	0	229,352	$82,133	1,568,557

(1)	The amounts in this column reflect gains and losses by funds in which investments were made under the Executive Deferred Compensation Plan.

Executive Deferred Compensation Plan. Under the Executive Deferred Compensation Plan, eligible employees, including our named executive officers, are permitted to defer receipt of up to 65% of their base salary and bonus (100% prior to January 1, 2010). Eligible employees, including our named executive officers, receive contributions from us, or Employer Match Restoration Credits, for a given year under the Executive Deferred Compensation Plan if, during that year, they have contributed the maximum before-tax contributions to our Savings and Investment Plan and if the amount of contributions made to the Executed Deferred Compensation Plan resulted in fewer matching contributions made to the Savings and Investment Plan. Similarly, eligible employees receive Company contributions, or Retirement Contribution Restoration Credits, for a given year under the Executive Deferred Compensation Plan if, during that year, the amount of contributions made pursuant to the retirement plan contribution feature of the Savings and Investment Plan was limited by the Code. A participant is deemed 100% vested in the Employer Match Restoration Credits, regardless of the number of years of service with us. A participant becomes vested in the Retirement Contribution Restoration Credits at a rate of 20% for each completed year of service with us or, if earlier, the participant reaches age 62, becomes permanently disabled or dies, or at a change in control. Only employees who were hired prior to October 1, 2002 and who made a one-time irrevocable election to participate in the retirement contribution feature of our 401(k) plan (and forego participation in our pension plan), or who were hired on or after October 1, 2002, are eligible to receive Retirement Contribution Restoration Credits. None of our named executive officers are eligible to receive Retirement Contribution Restoration Credits.

The Executive Deferred Compensation Plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. A “rabbi trust” has been established to satisfy our obligations under the plan. The Global Investments & Benefits Subcommittee of our Executive Committee selects investment vehicles, or fund media, amongst which participants make investment allocations that provide the basis on which gains and losses are attributed to account balances under the Executive Deferred Compensation Plan. The Global Investments & Benefits Subcommittee may add or delete from the fund selection from time to time. In 2012, the plan permitted participants to choose from among thirteen investment funds. The rates of return of the funds for 2012 ranged from 0.11% to 22.01%.

The fund media and their annual rates of return for the calendar year ended December 31, 2012 are contained in the following table.

Name of Investment Option	Rate of Return in 2012
Vanguard Prime Money Market	0.11%
PIMCO Total Return-Inst	10.36%
Dodge & Cox Balanced	18.32%
Dodge & Cox Stock	22.01%
JPMorgan US Equity-R5	17.40%
BlackRock S&P 500 Index	15.84%
Nuveen Winslow Large Cap Growth-I	13.19%
Columbia Marsico Focused Equities-Z	12.08%
TIAA-CREF Instl Small-Cap Blend Index-Instl	16.61%
Wells Fargo Advantage Special Small Cap Value-Inst	13.92%
Times Square Small Cap Growth-Inst	13.10%
American Funds New Perspective-R6	21.19%
American Funds EuroPacific Growth-R6	19.64%

Benefit payments under the Executive Deferred Compensation Plan commence the January following termination of employment for any reason and are payable in 20, 40 or 60 quarterly installments (but a lump sum payment will be made if the total account balance is less than $50,000). In addition, a participant may elect to receive benefit payments while still employed, payable as a lump sum or in 8, 12 or 16 quarterly installments.

7.  Potential Payments Upon Termination or Change in Control Table

Change in Control Agreements. We have entered into arrangements with each of our named executive officers that provide certain benefits in the event of a change in control (as defined below). Under these arrangements, if, within two years after the date of a change in control, a named executive officer’s employment is terminated other than for cause, death or disability, or the executive officer voluntarily terminates his or her employment in the case of a material reduction or adverse modification of executive compensation or a material change of executive duties (each a “qualifying termination”), the named executive officer is entitled to:

•

A cash payment equal to three times the sum of (i) such named executive officer’s highest annual salary rate within the five-year period preceding termination and (ii) a bonus increment equal to the average of the two highest of the last five bonuses paid to such executive under our Management Bonus Plan or our Executive Bonus Plan, as applicable, payable in a lump sum on the 55th day after such termination; provided, however, that if the named executive officer’s severance payment under one of our Severance Pay Plans (described below) would be higher than the foregoing payment, then the named executive officer’s payment would be equal to the amount determined in accordance with the applicable Severance Pay Plan;

•

For an additional three-year period, payments equal to our retirement contributions (not including matching contributions) to the Savings and Investment Plan and the Retirement Contribution Restoration Credits to the Executive Deferred Compensation Plan that would have been received if the named executive officer had continued working;

•	Continuation of all employment benefits for a three-year period and outplacement benefits of a type and duration generally provided to employees at the named executive officer’s level;

•	Vesting of all stock options, restricted stock and other incentive compensation awards; and

•	Code Section 280G excise tax gross-ups.

In April 2010, the Compensation Committee approved a new change in control severance policy which would apply on a going forward basis to all new hires and promotions. The policy prohibits excise tax gross-ups and benefit enhancements, such as pension credits, in the event of qualifying terminations following a change in control and redefines bonus in the cash severance formula so that it is based on target bonus for the year of termination rather than the average of the two highest bonuses in the past five years.

Our change in control arrangements provide that the payments and benefits listed above may be delayed as necessary to ensure compliance with the requirements of Internal Revenue Code Section 409A.

A “change in control” is generally defined as one of the following: (i) the acquisition by any person of beneficial ownership of 20% or more of our voting stock (unless our board approves the acquisition), or 33% or more of our voting stock (with or without board approval); (ii) certain business combinations involving us; (iii) a stockholder approved disposition of all or substantially all of our assets; or (iv) a change in a majority of the incumbent board members, except for changes in the majority of such members approved by such members, subject to certain exceptions.

“Cause” is generally defined as one of the following: (i) refusal of the executive to comply with lawful written instructions of our board that are consistent with the scope of the executive’s responsibilities prior to the change in control; (2) dishonesty of the executive that results in material financial loss to us or material injury to our reputation; or (3) the executive’s conviction of any felony involving an act of moral turpitude.

We may, in our sole discretion, provide notice of termination of an executive no later than 60 days prior to the expiration of the agreement. If written notice is not provided, the agreement automatically extends for successive 12 month periods beyond its customary two year term.

Executive Severance Pay Plan. The Compensation Committee has approved the Executive Severance Pay Plan for certain executive officers, including Messrs. Pyott, Edwards and Ingram and Dr. Whitcup, whose employment is terminated without “cause” (as defined in the Executive Severance Pay Plan) other than in connection with a sale of a business unit where the officer is not offered similar employment with the acquiring company. The revised plan for executive officers effective January 1, 2011 is more consistent with the evolving compensation practices and trends regarding severance benefits.

Under the terms of the Executive Severance Pay Plan effective January 1, 2011, the amount of severance pay depends upon the executive officer’s years of service with us. Each executive officer has the right to receive a cash severance payment in an amount equal to 12 to 24 months (the “Severance Pay Period”) of the participant’s base salary at the time of termination, based upon the participant’s years of credited service at Allergan. In addition, participants are entitled to receive coverage under certain health care benefit plans for the duration of the participant’s Severance Pay Period; provided that such participant pays the required participant contributions for such coverage. Participants are also entitled to receive outplacement counseling services for a period determined by us. Executive officers are no longer entitled to stock option and restricted stock acceleration and special benefits continuation provisions previously provided to executive officers with 15 or more years of service.

Amended and Restated Severance Pay Plan. Mr. Endicott is not covered under the Executive Severance Pay Plan and is covered under our broad-based severance plan. Under the broad-based severance plan, Mr. Endicott is credited with 26 full years of service at Allergan and has the right to receive a cash severance payment in an amount equal to 14 months of his base salary at the time of termination.

Acceleration of Benefits Under Certain Other Plans. Our 2011 Incentive Award Plan, 2008 Incentive Award Plan, our 1989 Incentive Compensation Plan, as amended, supplemental retirement plans, as amended, our Management Bonus Plan and our Executive Bonus Plan also contain provisions for the accelerated vesting of benefits to our executives, including each named executive officer, upon a change in control of us (using the same definition of “change in control” as the definition described above under “Change in Control Agreements”). Under our 1989 Incentive Compensation Plan, as amended, which governed option grants made prior to May 2008 and was superseded by our 2008 Incentive Award Plan, vesting of a participant’s options and restricted stock is accelerated in the event of a termination due to death, permanent disability or in the case of a change in control. In the case of a job elimination as a result of a reduction in force or transfer to a new organization outside of us as a result of a divestiture, vesting of a participant’s options is accelerated and vesting of a participant’s restricted stock is prorated based on the length of the participant’s service subsequent to the grant date. Awards under our 2008 Incentive Award Plan, which was approved by our stockholders on May 6, 2008 and supersedes our 1989 Incentive Compensation Plan, as amended, contains similar accelerated vesting provisions in the event of a change in control or a participant’s termination of employment due to death or disability. In addition, awards under our 2008 Incentive Award Plan provide for accelerated vesting upon a participant’s job elimination, but only if he or she executes and does not revoke a general release of claims against us. In July 2009, the Compensation Committee determined that in light of evolving market practices, for nonqualified stock option and restricted stock grants made in 2010 and thereafter, vesting will be accelerated upon a change in control only if the participant’s position is terminated, or if the acquiring company does not convert the awards to awards of the acquiring company with equivalent value. Thus, all 2010 and new stock options and restricted stock awards, including those granted under our 2011 Incentive Award Plan, require a “double-trigger” before vesting may be accelerated, rather than the “single-trigger” that was previously in place.

In addition, in the event of Mr. Pyott’s termination of employment due to death or disability, or a qualifying termination of employment occurs in connection with a change in control, all or a portion of his 2012 special RSU may vest on an accelerated basis depending on the performance of the Company’s common stock during such shortened employment period. In the case of death or disability, the portion of the award that vests on an accelerated basis will be reduced pro-rata based on the shortened employment period.

Under our supplemental retirement plans, in the event of a change in control, each participant will receive a lump sum payment in lieu of accrued benefits under the plans based on a more favorable 3.6% discount rate. Termination under our supplemental retirement plans can be for any reason whatsoever, voluntary or involuntary.

Under our Management Bonus Plan and our Executive Bonus Plan, each as in effect, if a change in control occurs during any year in which a participant is eligible to receive a bonus award under the plan, such bonus award will be prorated to the effective date of the change in control and all performance objectives set by the Compensation Committee will be deemed to be met at the greater of 100% of the performance objective or our actual prorated year-to-date performance. Payment is conditioned upon the recipient continuing to be employed by us or our successor on the effective date of the change in control and will be made within 30 days after the effective date of the change in control. No amounts are shown for these benefits in the table below, as the change in control occurs on the last day of the performance period and thus the payout would be the same as if the change in control had not occurred.

In accordance with the requirements of the SEC, the following table presents our reasonable estimate of the benefits payable to our named executive officers assuming that each of the following events occurred on December 28, 2012, the last business day of fiscal year 2012: (1) a change in control; (2) a change in control and qualifying termination of employment; (3) a job elimination as a result of a reduction in force; (4) a termination as a result of a mutually agreed to resignation; (5) a termination as a result of a transfer to an organization outside of us as a result of a divestiture; and (6) a termination as a result of death or permanent disability. Amounts shown in the table below represent payouts under the terms of the severance pay policy in effect on December 28, 2012. Excluded are benefits previously accrued under our Executive Deferred Compensation Plan, defined benefit retirement plan and two supplemental retirement plans. For information on such accrued benefits, see the Pension Benefits Table and the Nonqualified Deferred Compensation Table in this Proxy Statement. Also excluded are benefits provided to all employees, such as accrued vacation. While we have made reasonable assumptions regarding the amounts payable, there can be no assurance that in the event of a change in control, our named executive officers will receive the amounts reflected below.

Name	Trigger	Salary and Bonus(1)	Retirement Benefits(2)	Value of Option Acceleration(3)	Value of Restricted Stock and RSU Acceleration(4)	Continuation of Employment Benefits(5)	280G Tax Gross Up(6)	Total Value(7)
David E.I. Pyott	Change in Control	$ 0	$ 0	$19,490,850	$ 0	$ 0	$ 0	$19,490,850
	Change in Control and Qualifying Termination	$10,067,550	$2,310,740	$19,490,850	$ 0	$236,449	$ 0	$32,105,589
	Qualifying Termination (no Change in Control	$ 2,275,000	$ 0	$19,490,850	$ 0	$ 0	$ 0	$21,765,850
	Mutually Agreed to Resignation	$ 2,275,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 2,275,000
	Transfer to an Organization Outside of Allergan as a Result of a Divestiture	$ 0	$ 0	$19,490,850	$ 0	$ 0	$ 0	$19,490,850
	Death or Disability(8)	$ 0	$ 0	$19,490,850	$ 0	$ 0	$ 0	$19,490,850

Jeffrey L. Edwards	Change in Control	$ 0	$ 0	$ 4,579,873	$ 99,252	$ 0	$ 0	$ 4,679,125
	Change in Control and Qualifying Termination	$ 3,225,600	$ 836,593	$ 4,579,873	$ 99,252	$173,609	$ 0	$ 8,914,927
	Qualifying Termination (no Change in Control)	$ 1,230,000	$ 0	$ 4,579,873	$ 66,321	$ 0	$ 0	$ 5,876,194
	Mutually Agreed to Resignation	$ 1,230,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 1,230,000
	Transfer to an Organization Outside of Allergan as a Result of a Divestiture	$ 0	$ 0	$ 4,579,873	$ 66,321	$ 0	$ 0	$ 4,646,194
	Death or Disability(8)	$ 0	$ 0	$ 4,579,873	$ 99,252	$ 0	$ 0	$ 4,679,125

Scott M. Whitcup, M.D.	Change in Control	$ 0	$ 0	$ 4,995,502	$1,043,337	$ 0	$ 0	$ 6,038,839
	Change in Control and Qualifying Termination	$ 3,289,800	$ 662,587	$ 4,995,502	$1,043,337	$131,942	$ 0	$10,123,168
	Qualifying Termination (no Change in Control)	$ 981,667	$ 0	$ 4,995,502	$ 969,494	$ 0	$ 0	$ 6,946,663
	Mutually Agreed to Resignation	$ 981,667	$ 0	$ 0	$ 0	$ 0	$ 0	$ 981,667
	Transfer to an Organization Outside of Allergan as a Result of a Divestiture	$ 0	$ 0	$ 4,995,502	$ 969,494	$ 0	$ 0	$ 5,964,996
	Death or Disability(8)	$ 0	$ 0	$ 4,995,502	$1,043,337	$ 0	$ 0	$ 6,038,839

Douglas S. Ingram	Change in Control	$ 0	$ 0	$ 4,439,727	$ 108,792	$ 0	$ 0	$ 4,548,519
	Change in Control and Qualifying Termination	$ 3,145,200	$ 556,042	$ 4,439,727	$ 108,792	$173,973	$ 0	$ 8,423,734
	Qualifying Termination (no Change in Control)	$ 1,057,083	$ 0	$ 4,439,727	$ 75,952	$ 0	$ 0	$ 5,572,763
	Mutually Agreed to Resignation	$ 1,057,083	$ 0	$ 0	$ 0	$ 0	$ 0	$ 1,057,083
	Transfer to an Organization Outside of Allergan as a Result of a Divestiture	$ 0	$ 0	$ 4,439,727	$ 75,952	$ 0	$ 0	$ 4,515,679
	Death or Disability(8)	$ 0	$ 0	$ 4,439,727	$ 108,792	$ 0	$ 0	$ 4,548,519

David J. Endicott	Change in Control	$ 0	$ 0	$ 2,420,860	$1,833,408	$ 0	$ 0	$ 4,254,268
	Change in Control and Qualifying Termination	$ 2,542,650	$ 696,270	$ 2,420,860	$1,833,408	$175,513	$ 0	$ 7,668,701
	Qualifying Termination (no Change in Control)	$ 630,000	$ 0	$ 2,420,860	$1,345,863	$ 0	$ 0	$ 4,396,723
	Mutually Agreed to Resignation	$ 630,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 630,000
	Transfer to an Organization Outside of Allergan as a Result of a Divestiture	$ 0	$ 0	$ 2,420,860	$1,345,863	$ 0	$ 0	$ 3,766,723
	Death or Disability(8)	$ 0	$ 0	$ 2,420,860	$1,833,408	$ 0	$ 0	$ 4,254,268

(1)	In the case of a change in control and qualifying termination, represents three-times the sum of (i) the highest annual salary rate within the five year period preceding termination, plus (ii) a bonus increment equal to the average of the two highest of the last five bonuses paid to such executive under our Management Bonus Plan or our Executive Bonus Plan, as applicable. In the case of a termination of employment under the terms of our Executive Severance Pay Plan in effect on December 28, 2012, represents, for our executive officers having from 12 up to 16 full years of service (Messrs. Pyott and Ingram and Dr. Whitcup), between 19 and 21.5 months of base salary at the time of termination, and for our executive officer with 19 full years of service (Mr. Edwards), 24 months of base salary at the time of termination, and for Mr. Endicott, who is covered under our broad-based severance plan, 26 full years of service, 14 months of base salary at the time of termination.

(2)	In the case of a change in control and a change in control and a qualifying termination, represents the present value of the incremental non-qualified pension benefit payable based on a 3.6% discount rate and the mortality table defined in Section 1.430(h)(3) of the Code. This table is based on the RP-2000 sex-distinct table that reflects projected mortality improvements 15 years into the future from the valuation date for nonannuitants and seven years into the future for annuitants. In the case of a change in control and qualifying termination, also represents the present value of payments equal to our retirement contributions (not including matching contributions) to the Savings and Investment Plan and the Retirement Contribution Restoration Credits to the Executive Deferred Compensation Plan that would have been received if the executive had continued working for an additional three-year period (reflecting the executive’s benefits multiple).

(3)	Represents the aggregate value of the acceleration of vesting of the participant’s unvested stock options based on the spread between the closing price of our common stock on December 28, 2012 and the exercise price of the stock options. For options granted in 2010, 2011 and 2012, in the event of a change in control (without a qualifying termination), the options only accelerate upon change in control if they are not assumed or substituted.

(4)	Represents the aggregate value of the acceleration of vesting of the participant’s unvested restricted stock based on the closing price of our common stock on December 28, 2012. For stock awards granted in 2010, 2011 and 2012, in the event of a change in control (without a qualifying termination), the restricted stock awards only accelerate upon change in control if they are not assumed or substituted. For Mr. Pyott, also represents the value of the portion of his 2012 special RSU that would vest in connection with a qualifying termination of employment.

(5)	In the case of a change in control and qualifying termination, represents the estimated payments for continued medical, dental, vision and life insurance coverage, access to tax and financial planning and a flat annual perquisite allowance, each for a period of three years after termination of employment. In the case of a termination of employment under our severance pay plan in effect on December 28, 2012, represents medical, dental and vision coverage during the severance pay period.

(6)	Represents payment of an amount sufficient to offset the impact of any “excess parachute payment” excise tax payable by the executive pursuant to the provisions of the Code or any comparable provision of state law.

(7)	Excludes the value to the executive of a continued right to indemnification by us and continued coverage under our directors’ and officers’ liability insurance (if applicable).

(8)	Our named executive officers each receive life insurance proceeds of $1.5 million upon death, which amounts have been excluded from the table. We pay the premiums for term life insurance for all eligible employees as well as the cost of higher coverage levels in place for our executives.

Director Compensation

The following table summarizes the cash compensation paid to our non-employee directors for the year ended December 31, 2012, as well as the aggregate grant date fair value for stock awards granted in 2012 to our non-employee directors.

Director	Fees Earned or Paid in Cash(1)	Stock Awards/Units(2)(3)	Option Awards(3)	Other Compensation(4)	Total
Herbert W. Boyer, Ph.D.	$130,000	$462,672	$0	$3,520	$596,192
Deborah Dunsire, M.D.	$90,000	$462,672	$0	$1,248	$553,920
Michael R. Gallagher	$106,000	$0	$0	$3,701	$109,701
Dawn Hudson	$96,000	$0	$0	$0	$96,000
Robert A. Ingram(5)	$92,000	$462,672	$0	$1,645	$556,317
Trevor M. Jones, Ph.D.	$90,000	$462,672	$0	$1,127	$553,799
Louis J. Lavigne, Jr.	$94,500	$462,672	$0	$0	$557,172
Russell T. Ray	$116,000	$462,672	$0	$0	$578,672
Stephen J. Ryan, M.D.	$106,000	$0	$0	$854	$106,854

(1)	In 2012, each non-employee director received an annual retainer of $60,000 for services as a director, except that Dr. Boyer, the Vice Chairman of the Board, received an annual retainer of $100,000, reflecting the Vice Chairman’s critical role in assuring effective corporate governance and in managing the affairs of our board as our lead independent director including: (1) presiding over executive sessions of our board and over board meetings when the Chairman of the Board is not in attendance; (2) consulting with the Chairman of the Board and other board members on corporate governance practices and policies, and assuming the primary leadership role in addressing issues of this nature if, under the circumstances, it is inappropriate for the Chairman of the Board to assume such leadership; (3) meeting informally with other outside directors between board meetings to assure free and open communication within the group of outside directors; (4) assisting the Chairman of the Board in preparing our board agenda so that the agenda includes items requested by non-management members of our board; (5) administering the annual board evaluation and reporting the results to the Corporate Governance and Compliance Committee; and (6) assuming other responsibilities that the non-management directors might designate from time to time.

The chairperson of each board committee received a $2,500 quarterly retainer fee for committee meetings presided over in 2012, except that the chairperson of the Audit and Finance Committee received a $5,000 quarterly retainer fee for regular committee meetings presided over in 2012. In addition, all non-employee directors, including our board committee chairs, received $2,000 for each board meeting attended in 2012 and an additional $1,500 for each board committee meeting attended in 2012.

(2)	The amounts shown are the grant date fair value of restricted stock units granted in fiscal year 2012, as prescribed under FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 9, Employee Stock Plans, to our Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2012.

Under our 2011 Incentive Award Plan, which was approved by our stockholders at our 2012 annual meeting, 4,800 shares of restricted stock units were granted to each of Dr. Boyer, Dr. Dunsire, Messrs. Ingram, Lavigne and Ray and Professor Jones on May 1, 2012, the date of our 2012 annual meeting. Each of Mr. Ingram’s 2012 restricted stock units were forfeited in connection with his retirement in December 2012.

(3)	The table below shows the aggregate numbers of unvested stock awards/units and option awards outstanding for each non-employee director as of December 31, 2012.

Director	Unvested Stock Awards/Units	Vested and Unvested Option Awards
Herbert W. Boyer, Ph.D.	4,800	0
Deborah Dunsire, M.D.	4,800	45,600
Michael R. Gallagher	4,800	34,200
Dawn Hudson	4,800	34,200
Robert A. Ingram	0	0
Trevor M. Jones, Ph.D.	4,800	50,600
Louis J. Lavigne, Jr.	4,800	54,600
Russell T. Ray	4,800	54,600
Stephen J. Ryan, M.D.	4,800	22,800

(4)	Under our Deferred Directors’ Fee program, participants may elect to defer all or a portion of their retainer and meeting fees until termination of their status as a director. Deferred amounts are treated as having been invested in our common stock, such that on the date of deferral the director is credited with a number of phantom shares of our common stock equal to the amount of fees deferred divided by the market price of a share of our common stock as of the date of deferral. Upon termination of the director’s service on our board, the director will receive shares of our common stock equal to the number of phantom shares of our common stock credited to such director under the Deferred Directors’ Fee program. The amounts shown represent dividend equivalents earned on the phantom shares during 2012.

(5)	Mr. Ingram retired from the Board in December 2012.

2013 Director Compensation Program. Effective as of January 1, 2013, our Board has a revised non-employee director compensation program. Pursuant to this revised program, our non-employee directors will receive a target fixed annual value of approximately $450,000, comprised of (i) cash compensation for annual retainers and meeting fees with an approximate value of $100,000 and (ii) a targeted fixed annual equity award of approximately $350,000. Each director may elect to receive the target fixed annual equity award grant value in: (a) all stock options, (b) all restricted stock units, or (c) a 50/50 value split between options and restricted stock units. Any new option grants made to a non-employee director with at least six years of Board service would remain exercisable for the full ten-year maximum term. For restricted stock units, election must be made by the end of the calendar year prior to the annual meeting, and the restricted stock unit would vest and be taxable one year after the grant date unless an election to defer receipt until termination of the board service.

The chairperson of each committee will receive a $15,000 annual retainer fee, with the exception of the Audit and Finance Committee chairperson who will receive an annual retainer fee of $20,000. In addition, all non-employee directors, including our committee chairs, will receive $2,500 for each board meeting attended and $1,500 for each committee meeting attended.

In addition to the foregoing, we reimburse our non-employee directors for the costs of attending up to two continuing education programs for directors per year. We do not believe these to be perquisites as the directors are expected to attend such programs and continuing education programs are integrally and directly related to their service as our directors.

Director Stock Ownership Guidelines. Our Board has approved a stock ownership policy for our non-employee directors. Our non-employee directors are each required to have five times the annual cash retainer paid to such non-employee director. Each director will have until the later of (i) five years from August 1, 2011, the date the guidelines were adopted, or (ii) five years from the director’s initial election to our Board to satisfy the stock ownership guidelines. As of December 31, 2012, all non-employee directors were in compliance with the stock ownership guidelines.

Compensation Risk Management

In January 2013, management assessed our compensation design, policies and practices to determine whether any risks arising from our compensation design, policies and practices are reasonably likely to have a material adverse effect on us. The Compensation Committee reviewed and agreed with management’s conclusion that our compensation policies and practices do not create such risks. In doing so, the Compensation Committee, with the assistance of Cook & Co., considered various features of our compensation policies and practices that discourage excessive or unnecessary risk taking, including but not limited to the following:

•	appropriate pay philosophy, peer group and other market comparability data, and market positioning to align with and support business objectives;

•

effective balance in the design of our compensation programs, including: (i) cash and equity pay mix, (ii) short- and longer-term performance focus, (iii) corporate, business unit, and individual performance focus and measurement; and (iv) financial and non-financial performance measurement together with top management and board discretion to manage pay appropriately; and

•	stock grant guidelines, stock ownership guidelines, an incentive plan clawback policy, and independent Compensation Committee oversight of our compensation policies and practices.

ORGANIZATION AND COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Organization and Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in our 2012 Annual Report on Form 10-K and in this Proxy Statement for the 2013 annual meeting of stockholders.

ORGANIZATION AND COMPENSATION COMMITTEE,

Dawn Hudson, Chairperson

Michael R. Gallagher

Timothy D. Proctor

Russell T. Ray

AUDIT AND FINANCE COMMITTEE REPORT

Our Audit and Finance Committee issued the following report for inclusion in this Proxy Statement in connection with the 2013 annual meeting of stockholders.

1.	The Audit and Finance Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2012 with management of Allergan and with Allergan’s independent registered public accounting firm, Ernst & Young LLP.

2.	The Audit and Finance Committee has discussed with Ernst & Young LLP those matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

3.	The Audit and Finance Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communications with the Audit and Finance Committee concerning the accountant’s independence, and has discussed with Ernst & Young LLP its independence from Allergan and its management.

4.	Based on the review and discussions referenced to in paragraphs 1 through 3 above, the Audit and Finance Committee recommended to our board of directors that the audited consolidated financial statements for the year ended December 31, 2012 be included in the Annual Report on Form 10-K for that year for filing with the SEC.

AUDIT AND FINANCE COMMITTEE,

Russell T. Ray, Chairperson

Dawn Hudson

Louis J. Lavigne, Jr.

Timothy D. Proctor

Stephen J. Ryan, M.D.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The charter of the Audit and Finance Committee requires that it review and discuss with management and our independent registered public accounting firm any material related party transactions involving terms that differ from those that would typically be negotiated with independent parties. In connection with this requirement, all related party transactions (transactions involving our directors and executive officers or their immediate family members) are disclosed to our Audit and Finance Committee and our Board at least annually. We are not aware of any transactions between us and any stockholder owning five percent or greater of our outstanding common stock but if any such transaction were to arise, it would, pursuant to the terms of the Audit and Finance Committee’s charter, be reviewed by that committee. In addition, transactions involving our directors are disclosed and reviewed by our Corporate Governance and Compliance Committee in its assessment of our directors’ independence. To the extent such transactions are ongoing business relationships, the transactions are disclosed and, as applicable, reviewed annually. The Audit and Finance Committee intends to approve only those related party transactions that are in the best interests of our stockholders.

ANNUAL REPORT

Our 2012 Annual Report to Stockholders, which includes our 2012 Annual Report on Form 10-K, accompanies the proxy materials being provided to all stockholders. Those documents are not a part of the proxy solicitation materials. We will provide, without charge, additional copies of our 2012 Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

OTHER BUSINESS

Stockholder Proposals for Inclusion in Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2014 Proxy Statement, a stockholder’s proposal must be received by us no later than November 15, 2013 and must otherwise comply with Rule 14a-8 under the Exchange Act.

Stockholder Proposals for Annual Meeting

Our Amended and Restated Certificate of Incorporation contains an advance notice provision with respect to matters to be brought at an annual meeting of stockholders and not included in our Proxy Statement. Our Amended and Restated Bylaws expand upon and supplement the advance notice provisions in our Amended and Restated Certificate of Incorporation. Pursuant to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, only such business shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must be first given to our Secretary. To be timely, written notice must be received by our Secretary not less than 30 days nor more than 60 days prior to the meeting. If less than 40 days notice or prior public disclosure of the meeting has been given to stockholders, then notice of the proposed business matter must be received by our Secretary not later than 10 days after the mailing of notice of the meeting or such public disclosure.

Any notice to our Secretary must include as to each matter that the stockholder proposes to bring before the meeting: (i) the name and record address of the stockholder proposing such business or other stockholders supporting such proposal; (ii) the class and number of shares of our stock that are beneficially owned by the stockholder on the date of such stockholder notice and by other stockholders supporting such proposal on the date of such stockholder notice; (iii) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our Amended and Restated Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any interest in such business of such stockholder or the beneficial owner, if any, on whose behalf the proposal is made; and (iv) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (a) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, or any others acting in concert with any of the foregoing, (b) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of our stock, (c) a representation that the stockholder is a holder of record of shares of our stock entitled to vote at such meeting and intends to appear in person or by a qualified representative at the meeting to propose such business, and (d) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding stock required to approve or adopt the proposal and/or (2) to otherwise solicit proxies from stockholders in support of such proposal. The foregoing notice requirements will be deemed satisfied by a stockholder with respect to business other than a director nomination if the stockholder has notified us of the stockholder’s intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act, and such stockholder’s proposal has been included in the proxy statement that we have prepared to solicit proxies at such annual meeting.

Item No. 4 of this Proxy Statement involves amending the advance notice provisions of our Amended and Restated Bylaws. If Item No. 4 is approved, the information required and processes for submitting proposals will be different than described above. In that case, you should observe the new procedures, which will be set forth in our revised Amended and Restated Bylaws. Our proposed revised Amended and Restated Bylaws are attached to this Proxy Statement as Annex B, and will be promptly posted on our website and filed with the SEC if Item No. 4 is approved.

While our Board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2014 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

Stockholder Nominations of Directors

Our Amended and Restated Certificate of Incorporation provides that any stockholder entitled to vote for the election of directors at a meeting of stockholders may nominate persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to Allergan, Inc., Attn: Secretary, P.O. Box 19534, Irvine, CA 92623. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the address provided above not less than 30 days nor more than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date. If less than 40 days notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

Pursuant to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, a stockholder’s notice to our Secretary concerning the nomination of persons for election as directors must set forth: (i) the name and record address of the stockholder proposing the nomination or other stockholders supporting such nomination; (ii) the name, age, business address, residence address and principal occupation or employment of the proposed nominee; (iii) the class and number of shares of our stock that are beneficially owned by the proposed nominee; (iv) the class and number of shares of our stock that are beneficially owned by the stockholder on the date of such stockholder notice; (v) as to each person whom the stockholder proposes to nominate for election as a director, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (vi) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (a) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, or any others acting in concert with any of the foregoing, (b) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of our stock, (c) a representation that the stockholder is a holder of record of shares of our stock entitled to vote at such meeting and intends to appear in person or by a qualified representative at the meeting to propose such nomination, and (d) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding stock required to elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such nomination; and (vii) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our director.

Item No. 4 of this Proxy Statement involves amending the advance notice provisions of our Amended and Restated Bylaws. If Item No. 4 is approved, the information required and processes for submitting nominations will be different than described above. In that case, you should observe the new procedures, which will be set forth in our revised Amended and Restated Bylaws. Our proposed revised Amended and Restated Bylaws are attached to this Proxy Statement as Annex B, and will be promptly posted on our website and filed with the SEC if Item No. 4 is approved.

In the alternative, stockholders can at any time recommend for consideration by our Corporate Governance and Compliance Committee qualified candidates for our Board that meet the qualifications described in this Proxy Statement under the heading “Corporate Governance — Corporate Governance and Compliance Committee” by submitting to us any recommendations for director candidates, along with appropriate biographical information, a brief description of such candidate’s qualifications and such candidate’s written consent to nomination, to the Corporate Governance and Compliance Committee, c/o Allergan, Inc., Attn: Secretary, P.O. Box 19534, Irvine, CA 92623. Submissions satisfying the required qualifications will be forwarded to the chairperson of the Corporate Governance and Compliance Committee or such other member of the Corporate Governance and Compliance Committee delegated to review and consider candidates for director nominees.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations concerning matters that are not historical facts. These forward-looking statements include, but are not limited to, statements related to risks associated with our compensation programs. Readers are cautioned that these forward-looking statements are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict. We undertake no obligation to revise or update any forward-looking statements for any reason.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate all or portions of our filings, including this Proxy Statement, with the SEC, in whole or in part, the Audit and Finance Committee Report and the Report of the Organization and Compensation Committee contained in this Proxy Statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

Matthew J. Maletta

Vice President,

Associate General Counsel and Secretary

Irvine, California

March 8, 2013

Annex A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ALLERGAN, INC.

ALLERGAN, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1. The Corporation was originally incorporated on April 14, 1977, under the name of ALLERGAN PHARMACEUTICALS, INC. Pursuant to a Certificate of Amendment filed with the Secretary of State of the State of Delaware on September 26, 1986, the name of the Corporation was changed to, and now is, ALLERGAN, INC.

2. This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”), which amends and restates the Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Delaware on May 4, 2011, was duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware~~, this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of the Corporation~~.

~~3. This Certificate of Incorporation amends and restates in its entirety the Corporation’s Amended and Restated Certificate of Incorporation filed on April 30, 2010, as heretofore amended, to read as follows:~~

3. The Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Delaware on May 4, 2011 is hereby amended and restated in its entirety to read as follows:

ARTICLE 1. Name

The name of the Corporation is Allergan, Inc.

ARTICLE 2. Registered Office

The address of the registered office of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE 3. Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as may be amended from time to time. The Corporation shall have perpetual existence.

ARTICLE 4. Authorized Capital Stock

The aggregate number of shares which the Corporation shall have authority to issue is 505,000,000, to be divided into (a) 500,000,000 shares of Common Stock, par value $.01 per share and (b) 5,000,000 shares of Preferred Stock, par value $.01 per share.

The Board of Directors is hereby empowered to cause the Preferred Stock to be issued from time to time for such consideration as it may from time to time fix, and to cause such Preferred Stock to be issued in series with such voting powers and such designations, preferences and relative, participating, optional or other special rights as designated by the Board of Directors in the resolution providing for the issue of such series. Shares of Preferred Stock of any one series shall be identical in all respects.

ARTICLE 5. Bylaws

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

ARTICLE 6. Election of Directors

The number of directors that shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the bylaws of the Corporation. At each annual meeting of stockholders of the Corporation ~~commencing at the annual meeting of stockholders next following the 2011 annual meeting of stockholders,~~ all directors shall be elected for a term expiring at the next succeeding ~~annual meeting of stockholders, by such stockholders having the right to vote on such election. The term of each director serving as of and immediately following the date of the 2011 annual meeting of stockholders shall expire at the next annual meeting of stockholders after such date, notwithstanding that such director may have been elected for a term that extended beyond the date of such~~ annual meeting of stockholders. Each director shall hold office until his or her successor is duly elected and qualified or until his or her prior death, resignation, retirement, disqualification or removal from office.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this ~~Restated~~ Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article 4 hereof.

Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE 7. Removal of Directors

Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office by the stockholders at any annual or special meeting of stockholders of the Corporation, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, with or without cause, by the affirmative vote of at least a majority of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors of the Corporation.

ARTICLE 8. Board of Directors Vacancies

Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. The term of any director elected in accordance with the preceding sentence shall expire at the next annual meeting of the stockholders following such director’s election. Each such director shall hold office until his or her successor is duly elected and qualified or until his or her prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE 9. No Stockholder Action by Written Consent

Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

ARTICLE 10. Special Meetings of the Stockholders

Special meetings of the stockholders of the Corporation ~~for any purpose or purposes~~(i) may be called ~~at any time~~ by ~~the Board of Directors,~~ the Chairman of the Board of Directors ~~or~~, the Chief Executive Officer, or the Board of Directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting, and (ii) shall be called by the Secretary upon the written request of the holders of record of at least twenty-five percent (25%) of the outstanding shares of common stock of the Corporation at the time such request is validly submitted by the holders of such requisite percentage of such outstanding shares, subject to and in compliance with this Article 10 and the bylaws of the Corporation. Except in accordance with, and subject to ~~the rights, if any, of the holders of shares of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation may not be called by any other person or persons.~~, this Article 10 and the bylaws of the Corporation, stockholders shall not be permitted to propose business or nominations to be brought before a special meeting of the stockholders.

ARTICLE 11. Annual Meetings of Stockholders

At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the directors, or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Article 11. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 40 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation’s stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Article 11. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article 11, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

ARTICLE 12. Stockholder Nomination of Directors

Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 40 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of the stockholder and (ii) the class and number of shares of the Corporation’s stock which are beneficially owned by the stockholder on the date of such stockholder notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation.

The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Article 12. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article 12, he shall so declare at the annual meeting and any such defective nomination shall be disregarded.

ARTICLE 13. Limitation of Director Liability

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

ARTICLE 14. Indemnification

(a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subparagraph (b) hereof, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article 14 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “expense advancement”); provided, however, that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by an indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such indemnitee while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified under this Article 14 or otherwise; and provided, further, that no expense advancement shall be paid by the Corporation if independent legal counsel shall advise the Board of Directors in a written opinion that, based upon the facts known to such counsel at the time, (a) the indemnitee acted in bad faith or deliberately breached his or her duty to the Corporation or its stockholders, and (b) as a result of such conduct by the indemnitee, it is more likely than not that it will ultimately be determined that such indemnitee has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify such indemnitee. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) If a claim under subparagraph (a) of this Article 14 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an expense advancement, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. It shall be a defense to any such action that the indemnitee has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnitee has not met the applicable standard of conduct; provided, however, that a determination by the board of directors denying an expense advancement based upon the written opinion of independent legal counsel as provided for in subparagraph (a) above shall be a complete defense to any action seeking an expense advancement, but such determination shall not be a defense or create a presumption that the indemnitee is not entitled to be indemnified hereunder upon the final disposition of the proceeding.

(c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 14 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE 15. Business Combinations

(a) For purposes of this Article 15, the following terms shall have the meanings indicated, and all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Section 203(c) of the Delaware General Corporation Law, as in effect on the date of filing of this Certificate of Incorporation:

(i) “Business Combination” shall have the meaning ascribed to it in Section 203(c)(3) of the Delaware General Corporation Law; provided, however, that the term “interested stockholder,” as used therein, shall have the meaning ascribed to it in subparagraph (a)(iv) below.

(ii) “Disinterested Shares” shall mean the shares of Voting Stock of the Corporation held by Persons other than an Interested Stockholder, and each reference herein to a percentage or portion of the Disinterested Shares shall refer to such percentage or portion of the votes entitled to be cast by the holders of such Disinterested Shares.

(iii) “Independent Directors” shall mean the members of the Board of Directors who were directors of the Corporation prior to any Person becoming an Interested Stockholder or were recommended for election or elected to succeed such directors by a majority of such directors.

(iv) “Interested Stockholder” shall mean any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (1) is the owner of 5% or more of the outstanding Voting Stock or (2) is an Affiliate or Associate of the Corporation and was the owner of 5% or more of the outstanding Voting Stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder; and the Affiliates and Associates of such Person. For the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock deemed to be outstanding shall include stock deemed to be owned by the Person through application of Section 203(c)(8) of the Delaware General Corporation Law, but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(v) “Voting Stock” shall mean stock of the Corporation of any class or series entitled to vote generally in the election of directors of the Corporation, and each reference herein to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by the holders of such shares.

(b) In addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of any series of Preferred Stock, the approval or authorization of any Business Combination with an Interested Stockholder that has not been approved by a majority of the Independent Directors prior to the date that such stockholder became an Interested Stockholder, shall require the affirmative vote of the holders of not less than a majority of the Disinterested Shares then outstanding.

(c) A majority of the Independent Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 15, including without limitation, (i) whether a Person is an Interested Stockholder; (ii) the number of shares of Voting Stock Owned by any Person, (iii) whether a Person is an Affiliate or Associate of another Person, (iv) whether a proposed transaction is a Business Combination and (v) whether a Business Combination shall have been approved by a majority of the Independent Directors prior to the date that a stockholder became an Interested Stockholder; and any such determination made in good faith by a majority of the Independent Directors shall be conclusive and binding for all purposes of this Article 15.

ARTICLE 16. Board Considerations

The Board of Directors, each committee of the Board and each individual director, in discharging their respective duties under applicable law and this Certificate of Incorporation and in determining what they each believe to be in the best interests of the Corporation and its stockholders, may consider the effects, both short-term and long-term, of any action or proposed action taken or to be taken by the Corporation, the Board of Directors or any committee of the Board on the interests of (i) the employees, distributors, customers, suppliers and/or creditors of the Corporation and its subsidiaries and (ii) the communities in which the Corporation and its subsidiaries own or lease property or conduct business, all to the extent that the Board, any committee of the Board or any individual director deems pertinent under the circumstances; provided, however, that the provisions of this Article 16 shall not limit in any way the right of the Board to consider any other lawful factors in making its determinations, including, without limitation, the effects, both short-term and long-term, of any action or proposed action on the Corporation or its stockholders directly; and provided further that this Article 16 shall be deemed solely to grant discretionary authority to the Board, each committee of the Board and each individual director and shall not be deemed to provide to any specific constituency any right to be considered.

ARTICLE 17. Amendment of Certificate of Incorporation

The Corporation reserves this right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation, and in addition to any voting rights granted to or held by the holders of any series of Preferred Stock, the affirmative vote of the holders of not less than a majority of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors of the Corporation shall be required to amend or repeal, or adopt any provisions inconsistent with, the provisions of this Certificate of Incorporation.

Annex B

AMENDED AND RESTATED BYLAWS

OF

ALLERGAN, INC.

(As Amended and Restated on ~~October 6~~May     , ~~2008~~2013)

ARTICLE I: Offices

SECTION 1. Registered Office. The registered office of Allergan, Inc. (the “Corporation”) shall be at The Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808, and the name of the registered agent in charge thereof shall be The Prentice-Hall Corporation System, Inc.

SECTION 2. Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as the Board of Directors of the Corporation (the “Board”) may determine. The Board is hereby granted full power and authority to change said principal office from one location to another.

SECTION 3. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II: Meetings of Stockholders

SECTION 1. Place of Meetings. All annual meetings of stockholders and all other meetings of stockholders shall be held either at the principal office of the Corporation or at any other place within or without the State of Delaware that may be designated by the Board pursuant to authority hereinafter granted to the Board.

SECTION 2. Annual Meetings. Annual meetings of stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time and place and on such date as the Board shall determine by resolution.

SECTION 3. Special Meetings. Special meetings of the stockholders of the Corporation (i) may be called by the Chairman of the Board, the Chief Executive Officer or the Board, at any time and for any purpose or purposes ~~may only~~, and (ii) shall be called ~~in accordance with the provisions of the Corporation’s~~by the Secretary upon the written request of the holders of record of at least twenty-five percent (25%) of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”), subject to and in compliance with Article 10 of the Amended and Restated Certificate of Incorporation~~, as~~ of the Corporation (as the same may be amended ~~(~~and/or restated from time to time, the “Restated Certificate of Incorporation”), or any successor provision thereto, and this Section 3.

(A) In order for a special meeting to be called upon stockholder request (“Stockholder Requested Special Meeting”), one or more requests for a special meeting (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”), in the form required by this section (A) of this Section 3, must be signed by Proposing Persons (as defined below) that have a combined Net Long Beneficial Ownership (as defined below) of at least the Requisite Percentage. Only Proposing Persons who are stockholders of record at the time the Special Meeting Requests representing the Requisite Percentage are validly delivered pursuant to this Section 3 shall be entitled to sign a Special Meeting Request. In determining whether a Stockholder Requested Special Meeting has been properly requested by Proposing Persons that have a combined Net Long Beneficial Ownership of at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies the same purpose or purposes of the Stockholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request. To be in proper form, such Special Meeting Request(s) shall comply with, and shall include and set forth, the following:

(1) As to each Proposing Person, (a) the name and address of each Proposing Person (including, if applicable, the name and address as they appear on the Corporation’s books), (b) the class and number of shares of the Corporation which are owned beneficially and of record by such Proposing Person (with evidence of such ownership attached), except that such Proposing Person shall be deemed for such purpose to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Proposing Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (c) a representation that such Proposing Person intends to hold the shares of the Corporation described in the immediately preceding clause (b) through the date of the Stockholder Requested Special Meeting and (d) an acknowledgement by the Proposing Person that any reduction in such Proposing Person’s Net Long Beneficial Ownership with respect to which a Special Meeting Request relates following the delivery of such Special Meeting Request to the Secretary shall constitute a revocation of such Special Meeting Request to the extent of such reduction;

(2) As to each Proposing Person, any Disclosable Interests (as defined below) of such Proposing Person;

(3) As to the purpose or purposes of the Stockholder Requested Special Meeting, a reasonably brief statement of the specific purpose or purposes of the Stockholder Requested Special Meeting, the matter(s) proposed to be acted on at the Stockholder Requested Special Meeting and the reasons for conducting such business at the Stockholder Requested Special Meeting, and the text of any proposal or business to be considered at the Stockholder Requested Special Meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment); and

(4) Such other information and representations as would be required by Article 12 of the Restated Certificate of Incorporation and Section 9 of Article II of these Bylaws if incorporated in this Section 3, including, without limitation, all such information regarding any material interest of the Proposing Person in the matter(s) proposed to be acted on at the Stockholder Requested Special Meeting, all agreements, arrangements or understandings between or among any Proposing Person and any other record holder or beneficial owner of shares of any class or series of capital stock of the Corporation in connection with the Special Meeting Record Date Request, the Special Meeting Request, or the matter(s) proposed to be brought before the Stockholder Requested Special Meeting.

(5) Definitions.

(a) “Proposing Person” shall mean (i) each stockholder of record that signs a Special Meeting Request pursuant section (A) of this Section 3, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such Special Meeting Request is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for purposes of these Bylaws) of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective associates or other participants in such solicitation) is Acting in Concert.

(b) A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel with, or towards a common goal with such other person, relating to changing or influencing the control of the Corporation or in connection with or as a participant in any transaction having that purpose or effect, where (i) each person is conscious of the other person’s conduct and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of (x) revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A or (y) tenders of securities from such other person in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(c) “Net Long Beneficial Ownership” shall mean those shares of common stock of the Corporation as to which the stockholder or Proposing Person, as applicable, possesses (i) the sole power to vote or direct the voting, (ii) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (iii) the sole power to dispose of or direct the disposition; provided that the number of shares calculated in accordance with clauses (i), (ii) and (iii) shall not include any Synthetic Equity Position.

(d) “Disclosable Interests” shall mean (i) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (ii) any rights to dividends on the shares of any class or series of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (iii) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which such Proposing Person is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any affiliate of the Corporation, or any officer, director or employee of such affiliate, (iv) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation, any officer, director or employee of the Corporation or any affiliate thereof, or any principal competitor of the Corporation, on the other hand, (v) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (vi) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting; provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the Special Meeting Record Date Request or Special Meeting Request required by Article 10 of the Restated Certificate of Incorporation or these Bylaws on behalf of a beneficial owner.

(B) Notwithstanding anything to the contrary in this Section 3:

(1) The Secretary shall not accept, and shall consider ineffective, a Special Meeting Request if (a) such Special Meeting Request does not comply with Article 10 of the Restated Certificate of Incorporation, these Bylaws, or relates to an item of business that is not a proper subject for stockholder action under applicable law, (b) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, (c) an identical or substantially similar item (a “Similar Item”) to that included in the Special Meeting Request was presented at any meeting of stockholders held within one year prior to receipt by the Corporation of such Special Meeting Request, (d) the Board calls an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with section (B)(3) of this Section 3, (e) a Similar Item is already included in the

Corporation’s notice as an item of business to be brought before a meeting of the stockholders that has been called but not yet held, or (f) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law.

(2) Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose stated in the valid Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from submitting matters to the stockholders at any Stockholder Requested Special Meeting. If none of the Proposing Persons who submitted the Special Meeting Request appears at or sends a qualified representative to the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting. A “qualified representative” of a Proposing Person shall be, if such Proposing Person is (a) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (b) a corporation, a duly appointed officer of the corporation, (c) a limited liability company, any manager or officer (or person who functions as an officer) of the limited liability company or any officer, director, manager or person who functions as an officer, director or manager of any entity ultimately in control of the limited liability company or (d) a trust, any trustee of such trust.

(3) If a Special Meeting Request is made that complies with this Section 3 and Article 10 of the Restated Certificate of Incorporation, the Board may (in lieu of calling the Stockholder Requested Special Meeting) present a Similar Item for stockholder approval at any other meeting of stockholders that is held within one hundred twenty (120) days after the Corporation receives such Special Meeting Request.

(4) Any Proposing Person may revoke a Special Meeting Request by written revocation delivered to, or mailed and received by, the Secretary at any time prior to the date of the Stockholder Requested Special Meeting. In the event any revocation(s) are received by the Secretary after the Secretary’s receipt of a valid Special Meeting Request(s) from the holders of the Requisite Percentage of stockholders or any Special Meeting Request is deemed to be revoked as a result of section (A)(1)(d) of this Section 3, and as a result of such revocation(s), there no longer are valid unrevoked Special Meeting Request(s) from the Requisite Percentage of stockholders to call a special meeting, the Board shall have the discretion to determine whether or not to proceed with the Stockholder Requested Special Meeting.

(5) Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting except in accordance with Article 10 of the Restated Certificate of Incorporation and this Section 3. If the Board shall determine that any Special Meeting Request was not properly made in accordance with Article 10 of the Restated Certificate of Incorporation or these Bylaws, or shall determine that the stockholder or stockholders submitting such Special Meeting Request have not otherwise complied with Article 10 of the Restated Certificate of Incorporation or these Bylaws, then the Board shall not be required to take any action in connection with the Stockholder Requested Special Meeting, and the Secretary shall not be required to call such meeting. In addition to the requirements of this Section 3, each Proposing Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Special Meeting Request.

(C) In connection with a Stockholder Requested Special Meeting called in accordance with this Section 3, each Proposing Person that signed and delivered a Special Meeting Request shall further update and supplement the information previously provided to the Corporation in connection with such request, if necessary, so that the information provided or required to be provided in such request pursuant to this Section 3 shall be true and correct as of the record date for notice of the Stockholder Requested Special Meeting and as of the date that is ten (10) business days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof). As used herein, the term “business day” shall mean any day that is not a Saturday or Sunday or a day on which banks in the city of the Corporation’s principal place of business are required or permitted to close.

(D) Any special meeting of stockholders, including any Stockholder Requested Special Meeting, shall be held at such date and time as may be fixed by the Board in accordance with these Bylaws and in compliance with applicable law.

SECTION 4. Notice of Meetings. Except as otherwise required by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to such stockholder personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to such stockholder at such stockholder’s post office address furnished by such stockholder to the Secretary of the Corporation for such purpose, or, if such stockholder shall not have furnished an address to the Secretary for such purpose, then at such stockholder’s post office address last known to the Secretary, or by transmitting a notice thereof to such stockholder at such address by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). Except as otherwise expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, shall also state the purpose for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable law or who shall have waived such notice, and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 5. Quorum. Except as otherwise required by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders of the Corporation or any adjournment thereof. Subject to the requirement of a larger percentage vote contained in the Restated Certificate of Incorporation, these Amended and Restated Bylaws (these “Bylaws”) or by statute, the stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding any withdrawal of stockholders that may leave less than a quorum remaining, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 6. Voting.

Each stockholder shall, at each meeting of stockholders, be entitled to vote in person or by proxy each share of stock of the Corporation that has voting rights on the matter in question and that shall have been held by such stockholder and registered in such stockholder’s name on the books of the Corporation:

(A) on the date fixed pursuant to Article VI, Section 5 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

(B) if no such record date shall have been so fixed, then (i) at the close of business on the day immediately preceding the day upon which notice of the meeting shall be given or (ii) if notice of the meeting shall be waived, at the close of business on the day immediately preceding the day upon which the meeting shall be held.

Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two (2) or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Delaware General Corporation Law.

Any such voting rights may be exercised by the stockholder entitled thereto in person or by such stockholder’s proxy appointed by an instrument in writing (or in such manner prescribed by the Delaware General Corporation Law) by such stockholder or by such stockholder’s attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three (3) years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of stockholders, all matters, except as otherwise provided in the Restated Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy, and it shall state the number of shares voted.

SECTION 7. List of Stockholders. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, in such manner as prescribed by the Delaware General Corporation Law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 8. Judges. If at any meeting of stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of such judge’s ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which such officer shall have a material interest.

SECTION 9. Notice of Stockholder Business and Nominations. In addition to the provisions governing a stockholder’s notice of nominations of persons for election to the Board or the proposal of other business to be considered by the stockholders provided for in Articles 11 and 12 of the Restated Certificate of Incorporation:

(A) Such stockholder’s notice shall also set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director, (a) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (b) any Disclosable Interests of such person (except that the term “Proposing Person” where it appears in sections (A)(1) and (2) of Section 3 shall be deemed to refer to such nominee) and (c) a description of any agreement, arrangement or understanding with any Noticing Person (defined below); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business

(including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any interest in such business of such stockholder or the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to ~~the stockholder~~all Noticing Persons giving the notice ~~and the beneficial owner, if any, on whose behalf the nomination or proposal is made~~ (a) a description of any agreement, arrangement or understanding with respect to the nomination or proposal ~~between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, or any others acting in concert with any of the foregoing~~the Noticing Persons of such person (except that the term “Proposing Person” where it appears in sections (A)(1) and (2) of Section 3 shall be deemed to refer to the Noticing Person), (b) a description of any ~~agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation~~Disclosable Interests, (c) a representation that the stockholder of record submitting the notice is a holder of record of stock of the Corporation entitled to vote at such meeting, intends to continuously hold such stock of the Corporation through such meeting and intends to appear in person or by a qualified representative at the meeting to propose such business or nomination, and (d) a representation as to whether the stockholder ~~or the beneficial owner, if any, intends or is part of a group that~~of record submitting the notice or any Noticing Person intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

The term “Noticing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective associates or other participants in such solicitation) is Acting in Concert.

(B) A Noticing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(~~B~~C) The foregoing notice requirements of this Section 9 and Articles 11 and 12 of the Restated Certificate of Incorporation shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the ~~Securities~~ Exchange Act ~~of 1934, as amended (the “Exchange Act”)~~ and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(~~C~~D) Only such persons who are nominated in accordance with the procedures set forth in this Section 9 and Articles 11 and 12 of the Restated Certificate of Incorporation shall be eligible to be elected at an annual ~~or special~~ meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9 and Articles 11 and 12 of the Restated Certificate of Incorporation. The only matters that may be brought before a special meeting of stockholders are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant Section 3 of these Bylaws, and stockholders shall not otherwise be permitted to nominate directors or propose business to be brought before a special meeting of stockholders. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty: (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 and Articles 11 and 12 of the Restated Certificate of Incorporation (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(iii)(d) of this Section 9) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 9 and Articles 11 and 12 of the Restated Certificate of Incorporation, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 9 and Articles 11 and 12 of the Restated Certificate of Incorporation, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the annual ~~or special~~ meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(~~D~~E) Notwithstanding the foregoing provisions of this Section 9 and Articles 11 and 12 of the Restated Certificate of Incorporation, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9 and Articles 11 and 12 of the Restated Certificate of Incorporation; provided, however, that any references in these Bylaws or in the Restated Certificate of Incorporation to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any business to be considered pursuant to this Section 9 and Articles 11 and 12 of the Restated Certificate of Incorporation and compliance with this Section 9 and Articles 11 and 12 of the Restated Certificate of Incorporation shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in clause (B) of this Section 9, matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act. Nothing in this Section 9 and Articles 11 and 12 of the Restated Certificate of Incorporation shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

ARTICLE III: Board of Directors

SECTION 1. General Powers. Subject to any requirements in the Restated Certificate of Incorporation, these Bylaws, and of the Delaware General Corporation Law as to action which must be authorized or approved by the stockholders, any and all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be under the direction of, the Board to the fullest extent permitted by law. Without limiting the generality of the foregoing, it is hereby expressly declared that the Board shall have the following powers, to wit:

(A) to select and remove all of the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Restated Certificate of Incorporation or these Bylaws, fix their compensation, and require from them security for faithful service;

(B) to conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, the Restated Certificate of Incorporation or these Bylaws, as it may deem best;

(C) to change the location of the registered office of the Corporation in Article I, Section 1 hereof; to change the principal office for the transaction of the business of the Corporation from one location to another as provided in Article I, Section 2 hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Delaware as provided in Article I, Section 3 hereof; to designate any place within or without the State of Delaware for the holding of any meeting or meetings of stockholders; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, and in its judgment as it may deem best, provided such seal and such certificate shall at all times comply with the provisions of law;

(D) to authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such considerations as may be lawful;

(E) to borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust and securities therefor; and

(F) by resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees, each consisting of one or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committee or committees shall be conducted.

SECTION 2. Number and Term of Office. The authorized number of directors of the Corporation shall be not less than five (5) nor more than fifteen (15) until this Section 2 is amended by a resolution duly adopted by the Board or by the stockholders of the Corporation. The exact number of directors shall be fixed from time to time within the limits specified by resolution of the Board or the stockholders. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until such director’s successor shall have been duly elected and shall qualify or until such director shall resign or shall have been removed in the manner provided for in the Restated Certificate of Incorporation. At all times a majority of the directors shall be Independent Directors (as defined below). If a director ceases to be an Independent Director, and such change causes the majority of directors not to be Independent Directors, the Board shall take such action as it deems prudent and necessary to cause the Board to consist of directors, a majority of whom are Independent Directors.

SECTION 3. Election of Directors. Each director to be elected by the stockholders of the Corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at a meeting of the stockholders for the election of directors at which a quorum is present (an “Election Meeting”); provided, however, that if the Board determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), and the Board has not rescinded such determination by the record date of the Election Meeting as initially announced, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director.

For purposes of this Section 3, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as votes cast as either “for” or “against” such director’s election). In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable.

SECTION 4. Resignations. Any director of the Corporation may resign at any time upon notice given in writing or by electronic transmission to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. Vacancies. Except as otherwise provided in the Restated Certificate of Incorporation, ~~any vacancy on the Board, whether because of death, resignation, disqualification, an~~and subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors~~,~~ or any vacancy on the Board resulting from death, resignation, disqualification, removal or other cause~~, may~~ shall be filled solely by ~~a~~the affirmative vote of ~~the~~a majority of the remaining directors~~, although~~ then in office, even though less than a quorum, or by a sole remaining director.. Each director so chosen to fill a vacancy shall hold office until such director’s successor shall have been elected and shall qualify or until such director shall resign or shall have been removed.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

SECTION 6. Place of Meeting. The Board or any committee thereof may hold any of its meetings at such place or places within or without the State of Delaware as the Board or such committee may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board or such committee can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 7. First Meeting. The Board shall meet as soon as practicable after each annual election of directors, and notice of such first meeting shall not be required.

SECTION 8. Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day that is not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

SECTION 9. Special Meetings. Special meetings of the Board for any purpose or purposes shall be called at any time by the Chairman of the Board or, if the Chairman of the Board is absent or unable or refuses to act, by the Chief Executive Officer or the President. Except as otherwise provided by law or by these Bylaws, special meetings of the Board shall be held upon at least four (4) days written notice or two (2) hours notice given personally, by telephone or by electronic transmission. Any such notice shall be addressed or delivered to each director at such director’s address as is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. Notice by mail shall be deemed to have been given at the time such notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for delivery or transmission. Notice by electronic transmission shall be deemed to have been given at the time it is actually transmitted by the person giving the notice by electronic means to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or similar means of communication, to the recipient or to a person at the office of the recipient whom the person giving the notice has reason to believe will promptly communicate it to the recipient. Except where otherwise required by law or these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 10. Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, the Restated Certificate of Incorporation or by applicable law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative vote of a majority of the directors present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if consent in writing or by electronic transmission is given thereto by all members of the Board or of such committee, as the case may be, and such consent, electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 12. Compensation. Directors who are not employees of the Corporation or any of its subsidiaries may receive an annual fee for their services as directors in an amount fixed by resolution of the Board, and, in addition, a fixed fee, with or without expenses of attendance, may be allowed by resolution of the Board for attendance at each meeting, including each meeting of a committee of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

SECTION 13. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and subject to any restrictions or limitation on the delegation of power and authority imposed by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. Unless the Board or these Bylaws shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by the chairman of the committee or by any two (2) members thereof; otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern.

SECTION 14. Definition of Independent Director. For purposes of this Article III, the term “Independent Director” shall mean:

(A) for purposes of determining whether a director is qualified to serve as a member of the audit committee of the Board, a director who meets the qualification requirements for being an independent director under applicable securities laws, including the Exchange Act, applicable rules and regulations of the U.S. Securities and Exchange Commission and applicable rules and regulations of any stock exchange or securities market applicable to the Corporation; and

(B) for all other purposes, a director who meets the qualification requirements for being an independent director under applicable rules and regulations of any stock exchange or securities market applicable to the Corporation.

SECTION 15. Interpretation and Application of this Article. The Board shall have the exclusive right and power to interpret and apply the provisions of this Article, including, without limitation, the adoption of written definitions of terms used in and guidelines for the application of this Article (any such definitions and guidelines shall be filed with the Secretary, and such definitions and guidelines as may prevail shall be made available to any stockholder upon written request). Any such definitions or guidelines and any other interpretation or application of the provisions of this Article made in good faith shall be binding and conclusive upon the stockholders, provided that, in the case of any interpretation or application of this Article by the Board to a specific person which results in such person being classified as an Independent Director, the Board shall have determined that such person is independent of management and free from any relationship that, in the opinion of the Board, would interfere with such person’s exercise of independent judgment as a Board member.

ARTICLE IV: Officers

SECTION 1. Officers. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary, a Treasurer and such other officers as may be appointed at the discretion of the Board in accordance with the provisions of Section 3 of this Article IV. At the discretion of the Board, from time to time, the Chairman of the Board may be a director of the Corporation who is not an officer of the Corporation.

SECTION 2. Election. The officers of the Corporation, except such officers as may be appointed or elected in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen annually by the Board at the first meeting thereof, and each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.

SECTION 3. Other Officers. In addition to the officers chosen annually by the Board at its first meeting, the Board also may appoint or elect such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time specify, and shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.

SECTION 4. Removal and Resignation. Any officer may be removed, either with or without cause, by resolution of the Board passed by a majority of the directors at the time in office, at any regular or special meeting of the Board, or except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

SECTION 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to such office.

SECTION 6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and at all meetings of the Board. The Chairman of the Board shall be a member of such committees, if any, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

SECTION 7. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation.

SECTION 8. President. The President shall have such powers and perform such duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned by the Chief Executive Officer or the Board, or as may be prescribed by these Bylaws.

SECTION 9. Vice President. Each Vice President shall have such powers and perform such duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to such Vice President by the Chief Executive Officer, the President or the Board, or as may be prescribed by these Bylaws.

SECTION 10. Secretary. The Secretary shall keep, or cause to be kept, at the principal office of the Corporation, or such other place as the Board may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at meetings of directors, the number of shares present or represented at meetings of stockholders, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the name and address of each stockholder, the number of shares of each class held by such stockholder, the number and date of certificates issued for certificated shares, the number and date of issuance of uncertificated shares, and the number and date of cancellation of certificated shares surrendered for cancellation or for uncertificated shares.

The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody and, if necessary or appropriate, shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal, and shall have such other powers and perform such other duties as may be prescribed by these Bylaws or assigned by the Board, the Chairman of the Board or any officer of the Corporation to whom the Secretary may report. If for any reason the Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in Article III, Section 9 hereof, then any such person or persons may give notice of any such special meeting.

SECTION 11. Treasurer. The Treasurer shall supervise, have custody of and be responsible for all funds and securities of the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board or in accordance with authority delegated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered or authorized by the Board, shall render to the Board and the Chairman of the Board whenever they request it, an account of all of the Treasurer’s transactions, and shall have such other powers and perform such other duties as may be prescribed by these Bylaws or assigned by the Board, the Chairman of the Board or any officer of the Corporation to whom the Treasurer may report.

ARTICLE V: Contracts, Checks, Drafts, Bank Accounts, Etc.

SECTION 1. Execution of Contracts. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

SECTION 2. Checks, Drafts, Etc. All checks, drafts, or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

SECTION 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 4. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI: Shares and Their Transfer

SECTION 1. Certificates for Stock. The shares of stock of the Corporation may be certificated or uncertificated, as provided under Delaware law. Every holder of stock represented by certificates shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by such holder. The certificates representing certificated shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and by the Secretary or the Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates or uncertificated shares shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 4 of this Article VI.

SECTION 2. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 3 of this Article VI, and, if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes with regard to the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and the transferee request the Corporation to do so.

SECTION 3. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

SECTION 4. Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another certificate or uncertificated shares may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate or uncertificated shares may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

SECTION 5. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board shall not fix such a record date, then the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII: Miscellaneous

SECTION 1. Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words showing that the Corporation was incorporated in the State of Delaware.

SECTION 2. Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Restated Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

SECTION 3. Amendments. Except as otherwise provided herein or in the Restated Certificate of Incorporation, these Bylaws or any of them may be altered, amended, repealed or rescinded and new Bylaws may be adopted by the Board or by the stockholders at any annual or special meeting of stockholders, provided that notice of such proposed alteration, amendment, repeal, recision or adoption is given in the notice of such meeting.

SECTION 4. Representation of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President, the Secretary or any Vice President of the Corporation is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by such officers.

2525 DUPONT DRIVE, IRVINE, CA 92612

VOTE BY INTERNET—www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 29, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 29, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

M52993-P34441

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

ALLERGAN, INC. Vote on Directors

Our board of directors recommends you vote FOR the following:

1. Election of nine directors to serve for a term of office expiring at the 2014 annual meeting of stockholders and until their successors are duly elected and qualified

Nominees:

1a. David E.I. Pyott 1b. Michael R. Gallagher 1c. Deborah Dunsire, M.D. 1d. Dawn Hudson 1e. Trevor M. Jones, Ph.D. 1f. Louis J. Lavigne, Jr. 1g. Peter J. McDonnell, M.D. 1h. Timothy D. Proctor 1i. Russell T. Ray

For Against Abstain

Vote on Proposals

Our board of directors recommends you vote FOR the following proposals:

2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013.

3. Advisory vote on the compensation of our named executive officers.

4. Approve the amendment and restatement of our Amended and Restated Certificate of Incorporation to permit stockholders to request a special meeting of stockholders.

Our board of directors recommends you vote AGAINST the following stockholder proposals, if properly presented at the annual meeting:

5. Stockholder Proposals

Stockholder Proposal #1 (Right to Act by Written Consent).

Stockholder Proposal #2 (Disclosure of Lobbying Practices).

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting.

For Against Abstain

Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners)

Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided.

M52994-P34441

Proxy

ALLERGAN, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 30, 2013

10:00 a.m. local time

Allergan, Inc.

2525 Dupont Drive

Irvine, CA 92612

This proxy is solicited by our board of directors for use at the Annual Meeting of Stockholders on Tuesday, April 30, 2013.

The shares of stock held in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Item Nos. 1 through 4, and voted “AGAINST” the stockholder proposals in Item No. 5.

By signing the proxy, you revoke all prior proxies and appoint Matthew J. Maletta and Arnold A. Pinkston, and each of them with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters which may come before the annual meeting and all adjournments.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM NOS. 1, 2, 3 AND 4 AND VOTED AGAINST THE STOCKHOLDER PROPOSALS IN ITEM NO. 5.